                                                                    EXHIBIT 10.1

                                          PUBLISHED CUSIP NUMBER:      389376AE4
                                          REVOLVING LOAN CUSIP NUMBER: 389376AF1
                                          TERM LOAN A CUSIP NUMBER:    389376AG9
                                          TERM LOAN B CUSIP NUMBER:    389376AH7

================================================================================

                    SIXTH AMENDED AND RESTATED LOAN AGREEMENT

                          Dated as of November 22, 2005

                                  by and among

                             GRAY TELEVISION, INC.,
                                   as Borrower

                         THE LENDERS REFERRED TO HEREIN,
                                   as Lenders

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                     as Administrative Agent for the Lenders

                                      with

                         WACHOVIA CAPITAL MARKETS, LLC,
                    as Sole Lead Arranger and Sole Bookrunner

                                       AND

                             Bank of America, N.A.,
                              as Syndication Agent

                                       AND

                      Deutsche Bank Trust Company Americas,
                            Allied Irish Banks, PLC,
                        KeyBank National Association, and
                       Goldman Sachs Credit Partners L.P.,
                          each as a Documentation Agent

================================================================================

                           SIXTH AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                      among
                             GRAY TELEVISION, INC.,
                                   as Borrower
                  THE FINANCIAL INSTITUTIONS SIGNATORY HERETO,
                                   as Lenders
                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                     as Administrative Agent for the Lenders
                                      with
                         WACHOVIA CAPITAL MARKETS, LLC,
                    as Sole Lead Arranger and Sole Bookrunner
                                       and
                              Bank of America, N.A.
                              as Syndication Agent
                                       and
                      Deutsche Bank Trust Company Americas,
                             Allied Irish Banks PLC,
                        KeyBank National Association, and
                       Goldman Sachs Credit Partners L.P.,
                          each as a Documentation Agent

                                      INDEX

                                                                                                                      Page
                                                                                                                      ----
ARTICLE 1  DEFINITIONS                                                                                                  2
   Section 1.1        Defined Terms................................................................................     2
   Section 1.2        Interpretation...............................................................................    29
   Section 1.3        Cross References.............................................................................    30
   Section 1.4        Accounting Provisions........................................................................    30

ARTICLE 2  LOANS AND LETTERS OF CREDIT                                                                                 30
   Section 2.1        The Loans....................................................................................    30
   Section 2.2        Manner of Borrowing and Disbursement.........................................................    31
   Section 2.3        Interest.....................................................................................    34
   Section 2.4        Fees.........................................................................................    36
   Section 2.6        Voluntary Commitment Reductions..............................................................    38
   Section 2.7        Prepayments and Repayments...................................................................    38
   Section 2.8        Evidence of Indebtedness; Loan Accounts......................................................    42
   Section 2.9        Manner of Payment............................................................................    43
   Section 2.10       Reimbursement................................................................................    45
   Section 2.11       Pro Rata Treatment...........................................................................    45
   Section 2.12       Capital Adequacy.............................................................................    46
   Section 2.13       Lender Tax Forms.............................................................................    46
   Section 2.14       Letters of Credit............................................................................    47

   Section 2.15       Incremental Facility Loans...................................................................    52
   Section 2.16       Increases to the Revolving Loan Commitment...................................................    53

ARTICLE 3  CONDITIONS PRECEDENT                                                                                        54
   Section 3.1        Conditions Precedent to Effectiveness of Agreement...........................................    54
   Section 3.2        Conditions Precedent to Each Advance.........................................................    57
   Section 3.3        Conditions Precedent to Term Loan A..........................................................    58
   Section 3.4        Conditions Precedent to Issuance of Letters of Credit........................................    59

ARTICLE 4  REPRESENTATIONS AND WARRANTIES                                                                              60
   Section 4.1        Representations and Warranties...............................................................    60
   Section 4.2        Survival of Representations and Warranties, etc..............................................    68

ARTICLE 5  GENERAL COVENANTS                                                                                           69
   Section 5.1        Preservation of Existence and Similar Matters................................................    69
   Section 5.2        Business; Compliance with Applicable Law.....................................................    69
   Section 5.3        Maintenance of Properties....................................................................    69
   Section 5.4        Accounting Methods and Financial Records.....................................................    69
   Section 5.5        Insurance....................................................................................    70
   Section 5.6        Payment of Taxes and Claims..................................................................    70
   Section 5.7        Compliance with ERISA........................................................................    71
   Section 5.8        Visits and Inspections.......................................................................    72
   Section 5.9        Payment of Indebtedness; Loans...............................................................    72
   Section 5.10       Use of Proceeds..............................................................................    72
   Section 5.11       Indemnity....................................................................................    73
   Section 5.12       Interest Rate Hedging........................................................................    73
   Section 5.13       Covenants Regarding Formation of Restricted Subsidiaries and Acquisitions; Partnership,
                      Restricted Subsidiaries......................................................................    74
   Section 5.14       Payment of Wages.............................................................................    74
   Section 5.15       Further Assurances...........................................................................    74
   Section 5.16       License Subs.................................................................................    75
   Section 5.17       Maintenance of Network Affiliations; Operating Agreements....................................    75
   Section 5.18       Ownership Reports............................................................................    75
   Section 5.19       Environmental Compliance and Indemnity.......................................................    75

ARTICLE 6  INFORMATION COVENANTS                                                                                       77
   Section 6.1        Quarterly Financial Statements and Information...............................................    77
   Section 6.2        Annual Financial Statements and Information..................................................    77
   Section 6.3        Monthly Financial Information................................................................    78
   Section 6.4        Performance Certificates.....................................................................    78
   Section 6.5        Copies of Other Reports......................................................................    78
   Section 6.6        Notice of Litigation and Other Matters.......................................................    80

ARTICLE 7  NEGATIVE COVENANTS                                                                                          80
   Section 7.1        Indebtedness of the Borrower and its Restricted Subsidiaries.................................    81
   Section 7.2        Limitation on Liens..........................................................................    82
   Section 7.3        Amendment and Waiver.........................................................................    82
   Section 7.4        Liquidation, Merger or Disposition of Assets.................................................    82

   Section 7.5        Limitation on Guaranties.....................................................................    83
   Section 7.6        Investments and Acquisitions.................................................................    83
   Section 7.7        Restricted Payments; Restricted Purchases....................................................    85
   Section 7.8        Senior Secured Leverage Ratio................................................................    85
   Section 7.9        Interest Coverage Ratio......................................................................    86
   Section 7.10       Fixed Charge Coverage Ratio..................................................................    86
   Section 7.11       Leverage Ratio...............................................................................    86
   Section 7.12       Affiliate Transactions.......................................................................    87
   Section 7.13       Real Estate..................................................................................    87
   Section 7.14       ERISA Liabilities............................................................................    87
   Section 7.15       No Limitation on Upstream Dividends by Restricted Subsidiaries...............................    87
   Section 7.16       Nature of Business...........................................................................    87

ARTICLE 8  DEFAULT                                                                                                     87
   Section 8.1        Events of Default............................................................................    87
   Section 8.2        Remedies.....................................................................................    91
   Section 8.3        Payments Subsequent to Declaration of Event of Default.......................................    93

ARTICLE 9  THE ADMINISTRATIVE AGENT                                                                                    93
   Section 9.1        Appointment and Authority....................................................................    94
   Section 9.2        Rights as a Lender...........................................................................    94
   Section 9.3        Exculpatory Provisions.......................................................................    94
   Section 9.4        Reliance by the Administrative Agent.........................................................    95
   Section 9.5        Delegation of Duties.........................................................................    95
   Section 9.6        Resignation of Administrative Agent..........................................................    95
   Section 9.7        Non-Reliance on Administrative Agent and Other Lenders.......................................    96
   Section 9.8        No Other Duties, etc.........................................................................    97
   Section 9.9        Indemnification..............................................................................    97
   Section 9.10       Collateral and Guaranty Matters..............................................................    97
   Section 9.11       Release of Unrestricted Subsidiaries.........................................................    98

ARTICLE 10  CHANGE IN CIRCUMSTANCES AFFECTING LIBOR ADVANCES                                                           98
   Section 10.1       LIBOR Basis Determination Inadequate or Unfair...............................................    98
   Section 10.2       Illegality...................................................................................    98
   Section 10.3       Increased Costs..............................................................................    99
   Section 10.4       Effect On Other Advances.....................................................................   100
   Section 10.5       Claims for Increased Costs and Taxes.........................................................   100

ARTICLE 11  MISCELLANEOUS                                                                                             101
   Section 11.1       Notices......................................................................................   101
   Section 11.2       Expenses.....................................................................................   102
   Section 11.3       Waivers......................................................................................   102
   Section 11.4       Set-Off......................................................................................   103
   Section 11.5       Successors and Assigns; Participations.......................................................   103
   Section 11.6       Accounting Principles........................................................................   107
   Section 11.7       Counterparts.................................................................................   107
   Section 11.8       Governing Law................................................................................   107
   Section 11.9       Severability.................................................................................   108

                                       iii

   Section 11.10      Interest....................................................................................    108
   Section 11.11      Table of Contents and Headings..............................................................    108
   Section 11.12      Amendment and Waiver........................................................................    108
   Section 11.13      Entire Agreement............................................................................    109
   Section 11.14      Other Relationships.........................................................................    110
   Section 11.15      Directly or Indirectly......................................................................    110
   Section 11.16      Reliance on and Survival of Various Provisions..............................................    110
   Section 11.17      Senior Indebtedness.........................................................................    110
   Section 11.18      Obligations Several.........................................................................    110
   Section 11.19      Survival of Indemnities.....................................................................    110
   Section 11.20      Term of Agreement...........................................................................    110
   Section 11.21      Advice of Counsel...........................................................................    111
   Section 11.22      No Strict Construction......................................................................    111
   Section 11.23      Amendment and Restatement; No Novation......................................................    111
   Section 11.24      USA Patriot Act.............................................................................    111

EXHIBITS

Exhibit  A      -   Form of Assignment and Assumption Agreement
Exhibit  B      -   Borrower Pledge Agreement
Exhibit  C      -   Borrower Security Agreement
Exhibit  D      -   Form of Certificate of Financial Condition
Exhibit  E      -   Form of Request for Advance
Exhibit  F-1    -   Form of Revolving Loan Note
Exhibit  F-2    -   Form of Term Loan A Note
Exhibit  F-3    -   Form of Term Loan B Note
Exhibit  F-4    -   Form of Incremental Facility Note
Exhibit  G      -   Subsidiary Guaranty
Exhibit  H      -   Subsidiary Pledge Agreement
Exhibit  I      -   Subsidiary Security Agreement
Exhibit  J-1    -   Form of Borrower Loan Certificate
Exhibit  J-2    -   Form of Subsidiary Loan Certificate
Exhibit  K      -   Form of Performance Certificate
Exhibit  L-1    -   Assignment of General Partner Interests
Exhibit  L-2    -   Assignment of Limited Partner Interests
Exhibit  M      -   Form of Notice of Incremental Facility Commitment
Exhibit  N      -   Form of Notice of Increase in Revolving Loan Commitment
Exhibit  O      -   Form of Reaffirmation Agreement

SCHEDULES

Schedule 1      -   Unrestricted Subsidiaries
Schedule 2      -   Liens
Schedule 3      -   Stations, Operating Agreements and Licenses
Schedule 4      -   Restricted Subsidiaries
Schedule 5      -   Litigation
Schedule 6      -   Affiliate Transactions
Schedule 7      -   Indebtedness
Schedule 8      -   Trademarks, Patents, Copyrights
Schedule 9      -   Labor Matters
Schedule 10     -   Environmental Matters
Schedule 11     -   Real Property
Schedule 12     -   Existing Letters of Credit
Schedule 13     -   Permitted Guaranties

                    SIXTH AMENDED AND RESTATED LOAN AGREEMENT

      THIS SIXTH AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is entered into as of this 22nd day of November, 2005 by and among GRAY TELEVISION, INC. (formerly known as Gray Communications Systems, Inc.), a Georgia corporation (the "Borrower"), the lenders who are party to this Agreement pursuant to an authorization (in the form attached hereto as Annex A-1 or Annex A-2, an "Authorization") and the lenders who may become party to this Agreement (collectively with the lenders party hereto, the "Lenders") and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), as administrative agent (the "Administrative Agent").

                                   WITNESSETH:

      WHEREAS, pursuant to the Fifth Amended and Restated Loan Agreement dated as of June 28, 2005 (as amended prior to the date hereof, the "Prior Loan Agreement"), by and among the Borrower, the lenders party thereto (the "Prior Lenders"), Wachovia Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent and Deutsche Bank Trust Company Americas, Allied Irish Banks PLC, KeyBank National Association and Goldman Sachs Credit Partners L.P., each as a Documentation Agent, the Prior Lenders extended certain credit facilities to the Borrower pursuant to the terms thereof; and

      WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend and restate the Prior Loan Agreement in the form of this Agreement; and

      WHEREAS, the Administrative Agent and the Lenders have agreed to amend and restate the Prior Loan Agreement, as more fully set forth in this Agreement; and

      WHEREAS, the Borrower acknowledges and agrees that the security interest granted to the Administrative Agent, for itself and on behalf of the Prior Lenders pursuant to the Prior Loan Agreement and the Security Documents (as defined in the Prior Loan Agreement) executed in connection therewith, shall remain outstanding and in full force and effect in accordance with the Prior Loan Agreement and shall continue to secure the Obligations (as hereinafter defined); and

      WHEREAS, the Borrower acknowledges and agrees that: (i) the Obligations (as hereinafter defined) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Agreement and the other Security Documents executed in connection therewith; (ii) the parties hereto intend that the Prior Loan Agreement and the Security Documents, executed in connection therewith and the collateral pledged thereunder, shall secure, without interruption or impairment of any kind, all existing Indebtedness under the Prior Loan Agreement and the Security Documents, executed in connection therewith, as so amended, restated, restructured, renewed, extended, consolidated and modified hereunder, together with Obligations (as hereinafter defined); (iii) all Liens evidenced by the Prior Loan Agreement and the Security Documents, executed in connection therewith are hereby ratified, confirmed and continued; and (iv) the Loan Documents (as hereinafter defined) are intended to restructure, restate, renew, extend, consolidate, amend and modify the Prior Loan Agreement and the Security Documents, executed in connection therewith; and

      WHEREAS, the parties hereto intend that the provisions of the Prior Loan Agreement and the other Security Documents executed in connection therewith, to the extent restructured, restated, renewed, extended, consolidated, amended and modified hereby, are hereby superseded and replaced by the provisions hereof and of the Loan Documents;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby amend and restate the Prior Loan Agreement as follows:

                                    ARTICLE 1

                                   Definitions

            Section 1.1 Defined Terms. The following terms when used in this Agreement shall have the following meanings:

      "Acquisition" shall mean (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (a) any acquisition by the Borrower or any Restricted Subsidiary of any other Person, which Person shall then become consolidated with the Borrower or any such Restricted Subsidiary in accordance with GAAP; (b) any acquisition by the Borrower or any Restricted Subsidiary of all or substantially all of the assets of any other Person or (c) any other acquisition by the Borrower or any Restricted Subsidiary of the assets of another Person which acquisition is not in the ordinary course of business for the Borrower or such Restricted Subsidiary.

      "Additional Unrestricted Group Cash Flow" shall mean, with respect to the Unrestricted Subsidiaries, as of the end of each fiscal quarter of the Borrower, the excess, if any, without duplication, of (a) the sum of (i) Operating Cash Flow for such fiscal quarter, and (ii) any decrease in the working capital account of the Unrestricted Subsidiaries during such fiscal quarter (excluding cash and Cash Equivalents from current assets for such working capital account determination), minus (b) the sum of the following: (i) Capital Expenditures made during such fiscal quarter; (ii) Debt Service for such fiscal quarter;
(iii) cash taxes paid by the Unrestricted Subsidiaries during such fiscal quarter; (iv) Restricted Payments or Restricted Purchases made during such fiscal quarter and (v) any increase in the working capital account of the Unrestricted Subsidiaries during such fiscal quarter (excluding cash and Cash Equivalents from current assets for such working capital account determination); in each case, as determined in accordance with GAAP; provided that, solely as used in this definition, "Operating Cash Flow," "Capital Expenditures," "Debt Service," "Restricted Payments" and "Restricted Purchases" shall be calculated only with respect to the Unrestricted Subsidiaries, notwithstanding the terms of such definitions to the contrary.

      "Add-On Digital Broadcasting Capital Expenditures" shall mean all Capital Expenditures incurred in connection with providing additional digital stations to viewers in existing over-the-air broadcast markets utilizing existing digital broadcasting capabilities in such markets.

      "Adjusted Total Indebtedness" shall mean, as of any date, the difference between (a) Total Indebtedness as of such date minus (b) the aggregate amount of the Borrower's cash and Cash Equivalents then on hand, not to exceed $25,000,000.

      "Administrative Agent" shall mean Wachovia Bank, National Association, a national banking association, in its capacity as Administrative Agent for the Lenders or any successor Administrative Agent appointed pursuant to Section 9.6 hereof.

      "Administrative Agent's Office" shall mean the office of the Administrative Agent located at Syndication Agency Services, Charlotte Plaza, CP-8, 201 South College Street, Charlotte, NC 28288-0680, or such other office as may be designated pursuant to the provisions of Section 11.1 hereof.

      "Advance" shall mean amounts advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing and having the same Interest Rate Basis and Interest Period; and "Advances" shall mean more than one Advance.

      "Affiliate" shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. "Affiliate" shall also mean any beneficial owner of Ownership Interests representing ten percent (10%) or more of the total voting power of such Ownership Interests (on a fully diluted basis) of the Borrower or of rights or warrants to purchase such Ownership Interests (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. Unless otherwise specified, "Affiliate" shall mean an Affiliate of the Borrower. For purposes hereof, all Unrestricted Subsidiaries shall be considered Affiliates of the Borrower and its Restricted Subsidiaries.

      "Agreement" shall mean this Sixth Amended and Restated Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time.

      "Agreement Date" shall mean the date as of which this Agreement is dated.

      "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limitation, the Communications Act, zoning ordinances and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

      "Applicable Margin" shall mean the interest rate margin applicable to Base Rate Advances and LIBOR Advances, as the case may be, in each case determined in accordance with Section 2.3(f) hereof (or, with respect to Incremental Facility Loans, as set forth in the Notice of Incremental Facility Commitment).

      "Approved Fund" shall mean any Person (other than a natural Person), including, without limitation, any special purpose entity, that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; provided, that such Approved Fund must be administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Asset Sale" shall mean the sale, lease, transfer or other disposition by the Borrower or any Restricted Subsidiary to any Person of any of the stock, partnership interests or other equity interests of any Restricted Subsidiary or any other assets of the Borrower or any Restricted Subsidiary. Solely for purposes of Section 2.7(b)(iii) and Section 7.4, "Asset Sale" shall exclude the stock, partnership interests or other equity interests of any Unrestricted Subsidiary.

      "Assignment and Assumption Agreement" shall mean any Assignment and Assumption Agreement substantially in the form of Exhibit A attached hereto pursuant to which any Lender, as further provided in Section 11.5 hereof, sells a portion of its Commitments and/or Loans.

      "Assignment of General Partner Interests" shall mean the Amended and Restated Master Assignment of General Partner Interests dated as of October 25, 2002 between certain Subsidiaries and the Administrative Agent attached hereto as Exhibit L-1, as amended, restated, supplemented or otherwise modified.

      "Assignment of Limited Partner Interests" shall mean the Amended and Restated Master Assignment of Limited Partner Interests dated as of October 25, 2002 between certain Subsidiaries and the Administrative Agent attached hereto as Exhibit L-2, as amended, restated, supplemented or otherwise modified.

      "Authorization" shall have the meaning assigned to such term in the preamble hereto.

      "Authorized Signatory" shall mean such senior personnel of a Person as may be duly authorized and designated in writing from time to time by such Person to execute documents, agreements and instruments on behalf of such Person.

      "Availability Termination Date" shall mean August 19, 2006.

      "Available Letter of Credit Commitment" shall mean, at any time, the lesser of (a) (i) $50,000,000.00, minus (ii) all Letter of Credit Obligations then outstanding, and (b) the Available Revolving Loan Commitment.

      "Available Revolving Loan Commitment" shall mean, as of any date, (a) the Revolving Loan Commitment in effect on such date minus (b) the sum of (i) the aggregate amount of all Letter of Credit Obligations then outstanding and (ii) the Revolving Loans then outstanding.

      "Bankruptcy Exception" shall have the meaning ascribed thereto in Section 4.1(b) hereof.

      "Base Rate" shall mean, at any time, a fluctuating interest rate per annum equal to the higher of (a) the rate of interest quoted from time to time by the Administrative Agent as its "prime rate" or "base rate" or (b) the Federal Funds Rate plus one-half of one percent (1/2%). The Base Rate is not necessarily the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit.

      "Base Rate Advance" shall mean an Advance which the Borrower requests to be made as or converted to a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $500,000.00, and in an integral multiple of $250,000.00.

     "Base Rate Basis" shall mean a simple interest rate equal to the sum of (a) the Base Rate and (b) the Applicable Margin applicable to Base Rate Advances. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change, and shall also be adjusted to reflect changes of the Applicable Margin applicable to Base Rate Advances.

      "Borrower" shall mean Gray Television, Inc. (formerly known as Gray Communications Systems, Inc.), a Georgia corporation.

      "Borrower Pledge Agreement" shall mean that certain Amended and Restated Borrower Pledge Agreement dated as of October 25, 2002 by and between the Borrower and the Administrative Agent attached hereto as Exhibit B, as amended, restated, supplemented or otherwise modified.

      "Borrower Security Agreement" shall mean that certain Amended and Restated Borrower Security Agreement dated as of October 25, 2002 by and between the Borrower and the Administrative Agent attached hereto as Exhibit C, as amended, restated, supplemented or otherwise modified.

      "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in Charlotte, North Carolina, Atlanta, Georgia and London, England, as relevant to the determination to be made or the action to be taken.

      "Capital Expenditures" shall mean any payments by the Borrower or any of its Restricted Subsidiaries for or in connection with the rental, lease, purchase, construction or use of any real or personal property, the value or cost of which, under GAAP, should be capitalized and appear on the Borrower's or such Restricted Subsidiary's balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instrument pursuant to which they are made are characterized by the Borrower or such Restricted Subsidiary or any other Person; provided, however, that neither (a) the capitalized portion of the purchase price payable in connection with any Acquisition permitted hereunder, nor (b) expenditures of proceeds of insurance policies reasonably and promptly applied to replace insured assets, shall constitute a Capital Expenditure for purposes of this Agreement.

      "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

      "Capital Stock" shall mean corporate stock and any and all securities, shares, partnership interests (whether general, limited, special or other), limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by any entity (whether a corporation, a partnership, a limited liability company or another entity) and includes, without limitation, securities convertible into Capital Stock and rights, warrants or options to acquire Capital Stock.

      "Cash Equivalents" shall mean, as of any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (ii) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or Moody's Investors Service, Inc.; (c) commercial paper, money-market funds and business savings accounts issued by corporations, each of which shall have a combined net worth of at least $100,000,000.00 and each of which conducts a substantial part of its business in the United States, maturing within two hundred seventy (270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc. or "A-2" or better by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.; (d) certificates of deposit or bankers' acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in the regulations) of not less than $100,000,000.00; and (e) shares of any money market mutual fund that (i) has at least ninety-five percent (95%) of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets of not less than $500,000,000.00, and (iii) has the highest rating obtainable from either Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or Moody's Investors Service, Inc.

      "Certificate of Financial Condition" shall mean a certificate dated the Agreement Date, substantially in the form of Exhibit D attached hereto, signed by the chief financial officer of the Borrower, together with any schedules, exhibits or annexes appended thereto.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" shall mean any property of any kind constituting collateral for the Obligations under any of the Security Documents.

      "Commercial Letter of Credit" shall mean a documentary letter of credit issued in respect of the purchase of goods or services by the Borrower or its Restricted Subsidiaries by the Issuing Bank in accordance with the terms hereof.

      "Commitments" shall mean, collectively, the Revolving Loan Commitment, the Term Loan A Commitment, the Term Loan B Commitment and, as applicable, the Incremental Facility Commitments; and "Commitment" shall mean any of the foregoing Commitments.

      "Commitment Ratio" shall mean, with respect to any Lender for any Commitment, the percentage equivalent of the ratio which such Lender's portion of such Commitment (or, in the case of the Term Loan A or the Term Loan B or, to the extent applicable, Incremental Facility Loans after the funding date thereof, such Lender's portion of such Loan) bears to the aggregate amount of such Commitment or Loan, as the case may be (as each may be adjusted from time to time as provided herein); and "Commitment Ratios" shall mean, with respect to any Commitment, the Commitment Ratios of all of the Lenders with respect to such Commitment. The Commitment Ratios of the Lenders party to this Agreement shall be set forth in the Register.

      "Communications Act" shall mean the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

      "Continue", "Continuation" and "Continued" shall mean the continuation pursuant to Article 2 hereof of a LIBOR Advance as a LIBOR Advance from one Interest Period to the next Interest Period.

      "Convert", "Conversion" and "Converted" shall mean a conversion pursuant to Article 2 hereof of a LIBOR Advance into a Base Rate Advance or of a Base Rate Advance into a LIBOR Advance, as applicable.

      "Debt Service" shall mean, for any period, the amount of all principal paid or required to be paid and Interest Expense of the Borrower and its Restricted Subsidiaries on a consolidated basis in respect of Indebtedness of the Borrower and its Restricted Subsidiaries (other than voluntary principal payments of the Revolving Loans which are not required to be accompanied by an identical reduction in the Revolving Loan Commitment).

      "December 2004 Stock Repurchase " shall mean, collectively, the purchase(s) by the Borrower of its common stock made during the fiscal quarter ended December 31, 2004 for an aggregate amount of Eighteen Million Seven Hundred and Seventy-One Thousand Five Hundred and Forty Eight Dollars ($18,771,548).

      "Default" shall mean any Event of Default, and any of the events specified in Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event as an Event of Default.

      "Default Rate" shall mean a simple per annum interest rate equal to the sum of (a) the applicable Base Rate Basis and (b) two percent (2%).

      "Dollars" or "$" shall mean, unless otherwise qualified, dollars in lawful currency of the United States.

      "Digital Capital Expenditures" shall mean, collectively, (a) Capital Expenditures made in connection with mandated conversion to digital television broadcasting, including, without limitation, the purchase of transmission, distribution, studio and antenna equipment and transmission site modifications, including construction and modification of towers; (b) Efficiency Capital Expenditures; and (c) Add-On Digital Broadcasting Capital Expenditures.

      "Efficiency Capital Expenditures" shall mean all Capital Expenditures incurred in connection with the automation and/or centralization of broadcasting, programming and advertising activities for the purpose of increasing the overall efficiency of the operations of the Borrower and its Restricted Subsidiaries.

      "Eligible Assignee" shall mean, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, (f) any Affiliate of an assigning Lender, (g) any Approved Fund or (h) any other Person that has been approved in writing as an Eligible Assignee by the Borrower (other than upon the occurrence and during the continuance of any Default or Event of Default) and the Administrative Agent (each such approval not to be unreasonably withheld or delayed).

      "Environmental Claim" shall mean any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

      "Environmental Laws" shall mean all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

      "ERISA Affiliate" shall mean any Person, including a Subsidiary or an Affiliate of the Borrower, that together with the Borrower would be deemed to be a member of the same "controlled group" within the meaning of Title IV of ERISA.

      "Event of Default" shall mean any of the events specified in Section 8.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

      "Excess Cash Flow" shall mean, with respect to the Borrower and its Restricted Subsidiaries, as of the end of any fiscal year of the Borrower based on the audited financial statements provided under Section 6.2 hereof for such fiscal year, the excess, if any, without duplication, of (a) the sum of (i) Operating Cash Flow for such fiscal year, and (ii) any decrease in the Borrower's working capital account during such fiscal year (excluding cash and Cash Equivalents from current assets for such working capital account determination), minus (b) the sum of the following: (i) Capital Expenditures made during such fiscal year; (ii) Debt Service for such fiscal year; (iii) cash taxes paid during such fiscal year; (iv) Restricted Payments or Restricted Purchases made during such fiscal year which are permitted under Section 7.7 hereof; and (v) any increase in the Borrower's working capital account during such fiscal year (excluding cash and Cash Equivalents from current assets for such working capital account determination); in each case, as determined in accordance with GAAP.

      "Existing Letters of Credit" shall mean all letters of credit issued by Wachovia Bank, National Association under the Prior Loan Agreement and outstanding on the Agreement Date and set forth on Schedule 12 attached hereto.

      "FCC" shall mean the Federal Communications Commission and any successor or substitute governmental commission, agency, department, board or authority performing functions similar to those performed by the Federal Communications Commission on the date hereof.

      "FCC License" shall mean any license required under the Communications Act or from the FCC.

      "FCC Regulations" shall mean all rules, regulations, written policies, orders and decisions of the FCC under the Communications Act.

      "Federal Funds Rate" shall mean, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte, North Carolina time). Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.

      "Fed Regulations" shall have the meaning ascribed thereto in Section 4.1(n) hereof.

      "Fixed Charge Coverage Ratio" shall mean the ratio of (a) Operating Cash Flow for the four (4) quarter period then ended or most recently ended to (b) Fixed Charges for the four (4) quarter period then ended or most recently ended.

      "Fixed Charges" shall mean, with respect to the Borrower and its Restricted Subsidiaries, as of any date for any period, the sum of (a) all Interest Expense, (b) all required principal payments due on the Term Loan A, the Term Loan B and, as applicable, Incremental Facility Loan made pursuant to scheduled repayments under Section 2.7(b)(i)(A), Section 2.7(b)(i)(B) or the Notice of Incremental Facility Commitment, as applicable, (c) all principal payments required to be made on Total Indebtedness (other than the Loans), (d) Capital Expenditures made during such period (other than Capital Expenditures financed by means of the incurrence of Indebtedness permitted by this Agreement), (e) any federal, state or local income taxes paid in cash during such period, (f) any purchases of common stock of the Borrower by the Borrower or any of its Restricted Subsidiaries, in each case, for or during such period, plus (g) dividends made in respect of the Ownership Interests of the Borrower or such Restricted Subsidiary (excluding dividends made in such Ownership Interests). For purposes of calculating the Fixed Charge Coverage Ratio as of any date, Fixed Charges shall exclude (i) actual Digital Capital Expenditures in an amount not to exceed $40,000,000.00 in the aggregate from the Agreement Date to the Maturity Date, (ii) the aggregate amount of any stock repurchases permitted pursuant to Section 7.7(e) and actually made during such period, and (iii) commencing with any calculation on or after September 30, 2005, the aggregate amount of the January 2005 Dividend and the December 2004 Stock Repurchase.

      "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles in the United States, consistently applied.

      "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements.

      "Harris Agreement" shall mean that certain Exclusive Master Purchasing Agreement dated as of September 25, 2000 between the Borrower and Harris Corporation d/b/a Harris Broadcast Communications Division, as existing on the Agreement Date.

      "Harris Agreement Obligations" shall mean the Indebtedness incurred pursuant to the Harris Agreement, in a principal amount not to exceed $20,000,000.00 in the aggregate at any time outstanding; provided such Indebtedness is purchase money Indebtedness of the Borrower or any of its Subsidiaries that within ninety (90) days of such purchase is incurred to finance part or all of (but not more than) the purchase price of Equipment (as defined in the Harris Agreement) in which neither the Borrower nor such Subsidiary had at any time prior to such purchase any interest other than a security interest or an interest as a lessee under an operating lease on terms and conditions no more restrictive than those contained hereunder.

      "Hazardous Materials" shall mean (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "acutely hazardous waste," "radioactive waste," "biohazardous waste," "pollutant," "toxic pollutant," "contaminant," "restricted hazardous waste," "infectious waste," "toxic substances," or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including, without limitation, harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) pesticides; and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under Environmental Laws.

      "Hazardous Materials Activity" shall mean any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

      "Incremental Facility Advance" shall mean an Advance made by any Lender holding an Incremental Facility Commitment pursuant to Section 2.15 hereof.

      "Incremental Facility Commitment" shall mean the commitment of any Lender or Lenders to make advances to the Borrower in accordance with Section 2.15 hereof (the Borrower may obtain Incremental Facility Commitments from more than one Lender, which commitments shall be several obligations of each such Lender); and "Incremental Facility Commitments" shall mean the aggregate of the Incremental Facility Commitments of each Lender.

      "Incremental Facility Commitment Ratios" shall mean percentages in which the Lenders holding an Incremental Facility Commitment are severally bound to fund their respective portions of Advances to the Borrower under the Incremental Facility Commitments which are set forth in the Notice of Incremental Facility Commitment.

      "Incremental Facility Loans" shall mean the amounts advanced by the Lenders holding an Incremental Facility Commitment to the Borrower as Incremental Facility Loans under the Incremental Facility Commitment.

      "Incremental Facility Maturity Date" shall mean that date specified in the Notice of Incremental Facility Commitment as the maturity date of an Incremental Facility Loan.

      "Incremental Facility Notes" shall mean, collectively, those promissory notes issued to each of the Lenders requesting a note pursuant to Section 2.8 by the Borrower with respect to the Incremental Facility Commitment, each one substantially in the form of Exhibit F-4 attached hereto, any other promissory note issued by the Borrower to evidence the Incremental Facility Loans pursuant to this Agreement, and any extensions, renewals or amendments to, or replacements of, the foregoing.

      "Indebtedness" shall mean, with respect to any Person as of any date, all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet (excluding trade accounts payable and accrued expenses arising in the ordinary course of business), including, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind,
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all obligations or liabilities otherwise constituting Indebtedness under this definition Guaranteed by such Person, (h) all Capitalized Lease Obligations of such Person, (i) all net payment obligations incurred by any such Person pursuant to Interest Rate Hedge Agreements, and (j) all obligations of such Person as an account party to reimburse any Person in respect of letters of credit (including, without limitation, the Letters of Credit) or bankers' acceptances. The Indebtedness of any Person shall include any recourse Indebtedness of any partnership in which such Person is a general partner.

      "Indemnitee" shall have the meaning ascribed thereto in Section 5.11 hereof.

      "Interest Coverage Ratio" shall mean the ratio of (a) Operating Cash Flow for the four (4) quarter period then ended or most recently ended to (b) Interest Expense for the four (4) quarter period then ended or most recently ended.

      "Interest Expense" shall mean, for any period, the gross interest expense accrued by the Borrower and its Restricted Subsidiaries in respect of their Indebtedness for such period, net of interest income for such period, determined on a consolidated basis, all fees payable under Section 2.4 or any fee letter of the Borrower executed in connection with this Agreement, and any other fees, charges, commissions and discounts in respect of Indebtedness, including, without limitation, any fees payable in connection with the Letters of Credit, but excluding deferred finance charges all calculated in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Restricted Subsidiaries with respect to Interest Rate Hedge Agreements, but shall exclude any non-cash mark-to-market adjustments made by the Borrower and its Restricted Subsidiaries with respect to Interest Rate Hedge Agreements.

      "Interest Period" shall mean (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made as or Converted to a Base Rate Advance and ending on the last day of the fiscal quarter in which such Advance is made or as Converted to a Base Rate Advance, provided, however, that if a Base Rate Advance is made or Converted on the last day of any fiscal quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following fiscal quarter, and (b) in connection with any LIBOR Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to LIBOR Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) the Borrower shall not select an Interest Period which extends beyond the Maturity Date, or such earlier date as would interfere with the Borrower's repayment obligations under Section 2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

      "Interest Rate Basis" shall mean the Base Rate Basis or the LIBOR Basis, as appropriate.

      "Interest Rate Hedge Agreements" shall mean any agreement or other arrangement of any Person with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

      "Interest Rate Hedge Obligations" shall mean all existing and future payments and other obligations owing by the Borrower or its Restricted Subsidiaries under any Interest Rate Hedge Agreements permitted hereunder with any Person that is a Lender or an Affiliate thereof at the time such Interest Rate Hedge Agreement is executed.

      "Investment" shall mean, with respect to the Borrower or any of its Restricted Subsidiaries, (a) any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability with respect to the capital stock, indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interests, general partnership interest, or other securities of such other Person, other than an Acquisition, (b) any Joint Sales Agreement, Local Marketing Agreement or Shared Services Agreement entered into by such Person or any commitment, promise or agreement by such Person to enter into any such agreement, and (c) all expenditures by the Borrower or any of its Restricted Subsidiaries relating to the foregoing.

      "Issuing Bank" shall mean Wachovia Bank, National Association, in its capacity as the issuer of the Letters of Credit, or any successor issuer of the Letters of Credit.

      "January 2005 Dividend" shall mean that certain special cash dividend paid on January 4, 2005 in respect of the Ownership Interests of the Borrower in an aggregate amount of Five Million Eight Hundred and Seventy-One Thousand Four Hundred and Ninety-One Dollars ($5,871,491).

      "Joint Sales Agreement" shall mean an agreement for the sale of commercial or advertising time or any similar arrangement pursuant to which a Person obtains the right to (a) sell at least a majority of the time for commercial spot announcements, and/or resell to advertisers such time on, (b) provide the sales staff for the sale of the advertising time or the collection of accounts receivable with respect to commercial advertisements broadcast on, (c) set the rates for advertising on and/or (d) provide the advertising material for broadcast on, a television broadcast station the FCC License of which is held by a Person other than an Affiliate of such Person.

      "known to the Borrower" or "to the knowledge of the Borrower" shall mean known by or reasonably should have been known by the executive officers of the Borrower (including, without limitation, the chief executive officer, president, the chief operating officer, if any, the chief financial officer, the controller, the chief accounting officer or the general counsel of the Borrower).

      "Lead Arranger" shall mean Wachovia Capital Markets, LLC.

      "Lenders" shall mean the Persons who agree to be bound by this Agreement pursuant to an Authorization executed on the Agreement Date and any other Person which becomes a "Lender" hereunder after the Agreement Date; and "Lender" shall mean any one of the foregoing Lenders.

      "Letter of Credit Obligations" shall mean, as of any date, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms hereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed drawings on any Letters of Credit.

      "Letters of Credit" shall mean either Standby Letters of Credit or Commercial Letters of Credit issued by the Issuing Bank at the request of the Borrower on behalf of the Borrower or its Restricted Subsidiaries from time to time in accordance with the terms hereof and shall include the Existing Letters of Credit.

      "Leverage Ratio" shall mean, as of any date, the ratio of (a) Adjusted Total Indebtedness as of such date to (b) Operating Cash Flow for the four (4) quarter period then ended or most recently ended.

      "LIBOR" shall mean, with respect to a particular Interest Period, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $1,000,000.00 for a period equal to the applicable Interest Period which appears on the Dow Jones Market Screen 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Dow Jones Market Screen 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $1,000,000.00 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

      "LIBOR Advance" shall mean an Advance which the Borrower requests to be made as, Continued as or Converted to a LIBOR Advance in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000.00 and in an integral multiple of $1,000,000.00.

      "LIBOR Basis" shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent (1.0%)) equal to the sum of (a) the quotient of (i) the LIBOR divided by (ii) one (1) minus the LIBOR Reserve Percentage, if any, stated as a decimal, plus (b) the Applicable Margin. The LIBOR Basis shall apply to Interest Periods of one (1), two (2), three (3), six
(6), or, to the extent available to all Lenders, twelve (12) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage and the Applicable Margin as adjusted pursuant to Section 2.3(f) hereof. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage and the Applicable Margin. The Borrower may not elect an Interest Period in excess of six (6) months unless the Administrative Agent has notified the Borrower that each of the Lenders has funds available to it for such Lender's portion of the proposed Advance which are not required for other purposes, and that such funds are available to each Lender at a rate (exclusive of reserves and other adjustments) at or below the LIBOR Basis for such proposed Advance and Interest Period.

      "LIBOR Reserve Percentage" shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time). The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

      "License" shall mean any license, authorization, permit, consent, franchise, ordinance, registration, certificate, agreement or other right filed with, granted by, or entered into by a federal, state or local governmental authority which permits or authorizes the acquisition, construction or operation of a television station or any part of a television station or which is required for the acquisition, ownership or operation of any Station or any other Permitted Business, including, without limitation, the FCC Licenses.

      "License Sub" shall mean each Restricted Subsidiary of the Borrower which has no assets other than FCC Licenses.

      "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, collateral assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether inchoate or not, vested or perfected.

      "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, all fee letters, all Requests for Advance, all Notices of Incremental Facility Commitments, all compliance certificates issued by the Borrower or any of its Restricted Subsidiaries and all other documents, agreements, supplements, confirmations, instruments or certificates executed or delivered in connection with or contemplated by this Agreement or any of the foregoing (excluding any Interest Rate Hedge Agreement).

      "Loans" shall mean, collectively, the Revolving Loans, the Term Loan A, the Term Loan B, and, if applicable, the Incremental Facility Loans.

      "Local Marketing Agreement" shall mean a local marketing arrangement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations, obtains the right to exhibit programming and sell advertising time during more than fifteen percent (15%) of the air time of a television broadcast station licensed to another Person.

      "margin stock" shall have the meaning ascribed thereto in Section 4.1(n) hereof.

      "Materially Adverse Effect" shall mean a material adverse effect upon or change in (a) the properties, assets, business, operations, financial condition or prospects of the Borrower and its Restricted Subsidiaries, taken as a whole, or on the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to conduct its business, (b) the ability of the Borrower, any of its Restricted Subsidiaries or any other party to a Loan Document (other than the Administrative Agent or any Lender) to perform its obligations hereunder or under any other Loan Document to which it is a party, (c) the validity or enforceability of this Agreement or any other Loan Document, or (d) the rights or remedies of the Administrative Agent or the Lenders under this Agreement or any other Loan Document or at law or in equity.

      "Maturity Date" shall mean the Revolving Loan Maturity Date, the Term Loan A Maturity Date, the Term Loan B Maturity Date or the Incremental Facility Maturity Date, as applicable.

      "Multiemployer Plan" shall mean a multiemployer pension plan as defined in
Section 3(37) of ERISA to which the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate is or has been required to contribute.

      "Necessary Authorizations" shall mean all approvals, consents and licenses from, and all filings and registrations with, any governmental or other regulatory authority, shareholder or other third party, including, without limitation, all approvals, consents, Licenses, filings and registrations under the Communications Act.

      "Net Earnings" shall mean, as of any date with respect to the Borrower, the consolidated net income (or deficit) of the Borrower and its Restricted Subsidiaries for the period involved, after taxes accrued and after all proper charges and reserves (excluding, however, non-recurring special charges and credits), all as determined in accordance with GAAP.

      "Net Proceeds (Asset Sales)" shall mean, with respect to any Asset Sale by, or any insurance or condemnation proceeding in respect of any assets of, the Borrower or any of its Restricted Subsidiaries, as applicable, the aggregate amount of cash received for such assets (including, without limitation, any payments received for non-competition covenants, any time brokerage, consulting or management fees for services rendered on or prior to the consummation of such sale (other than such fees received in the ordinary course of business for brokerage, management or consulting services rendered after the consummation of such sale in amounts usual and customary for the services rendered), and any portion of the amount received evidenced by a promissory note or other evidence of Indebtedness issued by the purchaser), net of (a) amounts reserved, if any, for taxes payable with respect to any such sale (after application (assuming application first to such reserves) of any available losses, credits or other offsets), (b) reasonable and customary transaction costs properly attributable to such transaction and payable by the Borrower or any of its Restricted Subsidiaries (other than to an Affiliate) in connection with such Asset Sale, including, without limitation, commissions, fees and out-of-pocket expenses attributable to claiming such proceeds, (c) until actually received by the Borrower or any of its Restricted Subsidiaries, any portion of the amount received held in escrow, evidenced by a promissory note or other evidence of Indebtedness, or in respect of a purchase or non-compete, consulting or management agreement or covenant or otherwise for which compensation is paid over time and (d) until no longer reserved, any reserves for indemnification liabilities, the amount of which are reasonably ascertainable on or prior to the consummation of such sale; provided that the aggregate amount of all items referred to in this clause (d) together with amounts provided as escrows or holdbacks against any liabilities under such indemnification obligations shall not exceed ten percent (10%) of the gross cash proceeds of such sale. Upon receipt by the Borrower or any of its Restricted Subsidiaries of (i) amounts referred to in clause (c) of the preceding sentence, or (ii) if there shall occur any reduction in the tax reserves referred to in clause (a) of the preceding sentence resulting in a payment to the Borrower or its Restricted Subsidiaries, such amounts shall then be deemed to be "Net Proceeds (Asset Sales)."

      "Net Proceeds (Indebtedness)" shall mean, with respect to any sale, issuance or other disposition of any Indebtedness of the Borrower or its Restricted Subsidiaries by the Borrower or its Restricted Subsidiaries, the difference between (a) the aggregate amount of cash or Cash Equivalents received in connection with the sale, issuance or other disposition of such Indebtedness, and (b) the aggregate amount of any reasonable and customary transaction costs incurred in connection therewith, including, without limitation, all fees and expenses of attorneys, accountants and other consultants, all underwriting or placement agent fees, and fees and expenses of any trustee, registrar or transfer agent.

      "Notes" shall mean, collectively, the Revolving Loan Notes, the Term Loan A Notes, the Term Loan B Notes, and, if applicable, the Incremental Facility Notes.

      "Notice of Incremental Facility Commitment" shall mean the notice by the Borrower of the Incremental Facility Commitment, which notice shall be substantially in the form of Exhibit M attached hereto and shall be delivered to the Administrative Agent and the Lenders.

      "Notice of Revolving Increase" shall mean the written notice by the Borrower, in substantially the form of Exhibit N attached hereto to the Administrative Agent, of the Borrower's desire to increase the Revolving Loan Commitment pursuant to Section 2.16.

      "Obligations" shall mean all payment and performance obligations of every kind, nature and description of the Borrower, its Restricted Subsidiaries, and any other obligors to the Lenders, or the Administrative Agent, or any of them, under this Agreement and the other Loan Documents (including any interest, fees and other charges on the Loans or otherwise under the

Loan Documents that would accrue but for the filing of a bankruptcy action and including all Interest Rate Hedge Obligations) as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

      "OFAC" shall mean the U.S. Department of the Treasury's Office of Foreign Assets Control.

      "Operating Agreement" shall mean any programming agreement, time brokerage, local marketing or similar agreement, network affiliation agreement, franchise agreement, lease or other agreement of the Borrower or any of its Restricted Subsidiaries relating to the operation of a Station or any other Permitted Business, the termination or adverse modification of which could reasonably be expected to have a Materially Adverse Effect.

      "Operating Cash Flow" shall mean, with respect to the Borrower and its Restricted Subsidiaries, as of any date for any period, (a) the Net Earnings for such period (excluding, to the extent included in Net Earnings, (i) the effect of any exchange of advertising time for non-cash consideration, such as merchandise or services, (ii) any other non-cash income or expense (including the cumulative effect of a change in accounting principles and extraordinary items) and (iii) any gains or losses from sales, exchanges and other dispositions of property not in the ordinary course of business), minus (b) any cash payments made by the Borrower and its Restricted Subsidiaries in respect of Programming Obligations, plus (c) the sum of the following to the extent deducted in determining Net Earnings (i) depreciation on or obsolescence of fixed or capital assets and amortization of intangibles and leasehold improvements (including, without limitation, amortization in respect of Programming Obligations) for such period, plus (ii) Interest Expense and deferred finance charges in such period, plus (iii) federal, state and local income taxes in such period to the extent deducted in calculating Net Earnings in such period (other than any such taxes resulting from any gains from sales and exchanges and other distributions not in the ordinary course of business), plus (d) one-time corporate restructuring charges as approved by the Administrative Agent and calculated in accordance with GAAP to be taken during or reserved for during fiscal years 2005 and 2006, in an aggregate amount not to exceed $10,000,000 plus (e) Additional Unrestricted Group Cash Flow during such period which is available to the Borrower and its Restricted Subsidiaries in cash, such cash not subject to any Lien, other than the Lien of the Administrative Agent plus (f) adjustments to actual historical Operating Cash Flow in connection with any Acquisition permitted pursuant to Section 7.6; provided that such adjustments are either (i) consistent with Regulation S-X of the U.S. Securities and Exchange Commission or (ii) approved by (A) the Administrative Agent in its reasonable business judgment in the case of any adjustment (or series of related adjustments) that is five percent (5%) or less of the Operating Cash Flow of the Borrower and its Restricted Subsidiaries for such period or (B) the Required Lenders in their reasonable business judgment, in the case of any adjustment (or series of related adjustments) that is more than five percent (5%) of the Operating Cash Flow of the Borrower and its Restricted Subsidiaries for such period, provided further that, in each case, such adjustments shall be on a consolidated basis and computed on the accrual method. For purposes of calculating Operating Cash Flow in any period, any Acquisition or Asset Sale which occurs during such period shall be deemed to have occurred on the first day of such period.

      "Ownership Interests" shall mean, as applied to any Person, any ownership interests or Capital Stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto, or any partnership interests, membership interest or other instruments or securities evidencing ownership of such Person, as applicable.

      "Ownership Reports" shall mean, with respect to any Station, the reports and certifications filed with the FCC pursuant to 47 C.F.R. Section 73.3615, or any comparable reports filed pursuant to any successor regulation thereto.

      "Participant" shall have the meaning assigned thereto in Section 11.5(d).

      "Payment Date" shall mean the last day of any Interest Period.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Performance Certificate" shall have the meaning assigned thereto in
Section 6.4.

      "Permitted Business" shall mean the business of owning or operating Stations, all businesses directly related thereto, and any electronic news and information delivery business and any other television broadcasting-related, television distribution-related or television content-related business.

      "Permitted Holder" means (i) each of J. Mack Robinson and Robert S. Prather, Jr.; (ii) their spouses and lineal descendants; (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and
(ii), such Person's estate, executor, administrator, committee and other personal representative; (iv) any trusts created for the benefit of the Persons described in clause (i) or (ii); (v) any person controlled by any of the Persons described in clause (i), (ii), (iii) or (iv); or (vi) any group of Persons (as defined in the Securities Exchange Act of 1934, as amended) in which the Persons described in clauses (i) - (v), individually or collectively, control such group. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by agreement or otherwise.

      "Permitted Liens" shall mean, as applied to any Person:

            (a) any Lien in favor of the Administrative Agent or any Lender given to secure the Obligations;

            (b) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books in accordance with GAAP, but only so long as no forfeiture, foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

            (c) statutory Liens of carriers, warehousemen, mechanics, vendors, laborers and materialmen incurred in good faith in the ordinary course of business for sums not yet due or being diligently contested in good faith, if adequate reserves have been set aside on such Person's books in accordance with GAAP, or appropriate provisions shall have been made therefor, and no forfeiture, foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

            (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than sixty (60) days;

            (e) restrictions on the transfer of assets of the Borrower or its Restricted Subsidiaries imposed by the Communications Act and any regulations thereunder;

            (f) easements, rights-of-way, zoning and other restrictions, leases, licenses, reservations or restrictions on use and other similar encumbrances on the use of Real Property which do not materially interfere with the ordinary conduct of the business of such Person or the use or value of such property;

            (g) Liens reflected by Uniform Commercial Code financing statements filed in respect of true leases (excluding any Capital Leases) of the Borrower or any of its Restricted Subsidiaries;

            (h) Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids, tenders or escrow deposits in connection with Acquisitions and, in each case, in the ordinary course of business;

            (i) judgment Liens which do not result in an Event of Default under
Section 8.1(i) hereof;

            (j) Liens existing on the Agreement Date as set forth in Schedule 2 hereof;

            (k) Liens approved by the Administrative Agent and set forth in any title policy insuring the interest of the Administrative Agent in any Collateral, or set forth in title report, title examination or similar document with respect to any of the Collateral;

            (l) Liens securing the Harris Agreement Obligations;

            (m) Liens securing obligations incurred in connection with an Acquisition permitted under Section 7.6 in an amount, when aggregated with Liens permitted pursuant to clause (n) below, not to exceed $30,000,000.00 in the aggregate at any time outstanding;

            (n) other Liens securing Indebtedness in an amount, when aggregated with Liens permitted pursuant to clause (m) above, not to exceed $30,000,000.00 in the aggregate at any time outstanding;

            (o) (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account; and

            (p) other Liens encumbering only Real Property (excluding any Real Property mortgaged in favor of the Administrative Agent), securing Indebtedness permitted pursuant to Section 7.1(d) in an aggregate amount outstanding at any time not to exceed $50,000,000;

            (q) leases, subleases or licenses granted by the Borrower or any of its Restricted Subsidiaries to third persons in the ordinary course of business that do not interfere in any material respect with the business of the Borrower or any of its Restricted Subsidiaries; and

            (r) licenses of patents, trademarks and other intellectual property rights granted by the Borrower or any Restricted Subsidiaries in the ordinary course of business to the Borrower or another Restricted Subsidiary.

      "Permitted Secured Indebtedness" shall mean any Indebtedness permitted to be incurred pursuant to Section 7.1(d) in an aggregate amount outstanding at any time not to exceed $50,000,000 and secured by a Lien permitted pursuant to clause (p) of the definition of "Permitted Liens".

      "Person" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

      "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA subject to Title IV of ERISA (other than a Multiemployer Plan) maintained by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

      "Prior Lenders" shall have the meaning assigned to such term in the preamble hereto.

      "Prior Loan Agreement" shall have the meaning assigned to such term in the preamble hereto.

      "Programming Obligations" means all direct or indirect monetary liabilities, contingent or otherwise, with respect to contracts for television broadcast rights relating to television series or other programs produced or distributed for television release.

      "Purchasing Lender" shall have the meaning assigned thereto in Section 11.5(b).

      "Reaffirmation Agreement" shall mean that certain Master Reaffirmation, Amendment and Release Agreement, dated as of the Agreement Date, by and between the Borrower, its Restricted Subsidiaries and the Administrative Agent substantially in the form attached hereto as Exhibit O, as amended, restated, supplemented or otherwise modified.

      "Real Property" shall mean any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates. The Real Property as of the Agreement Date is set forth on Schedule 11 attached hereto.

      "Register" shall have the meaning ascribed thereto in Section 11.5(c) hereof.

      "Related Parties" shall mean, with respect to any Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

      "Release" shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

      "Reportable Event" shall mean, with respect to any Plan, an event described in Section 4043(c) of ERISA, other than those events as to which the 30 day notice period is waived.

      "Request for Advance" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory of the Borrower requesting an Advance, Continuation or Conversion hereunder, which shall be in substantially the form of Exhibit E attached hereto, and shall, among other things, (i) specify the date of such Advance, Continuation or Conversion, which shall be a Business Day, the amount and type of Advance (LIBOR or Base Rate), and, with respect to LIBOR Advances, the Interest Period selected by the Borrower, (ii) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default or Event of Default, (iii) the Applicable Margin then in effect, and (iv) designate the amount of the Revolving Loan Commitments, Term Loan A Commitment and, if applicable, the Incremental Facility Commitments, being drawn.

      "Request for Issuance of Letter of Credit" shall mean any application or other documents signed by an Authorized Signatory of the Borrower requesting that the Issuing Bank issue a Letter of Credit hereunder, which application or other documents shall be in such form as may be approved from time to time by the Issuing Bank and shall, among other things, specify (a) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (b) the stated amount of the Letter of Credit, (c) the effective date for the issuance of the Letter of Credit (which shall be a Business Day), (d) the date on which the Letter of Credit is to expire (which shall be a Business Day), (e) the Person for whose benefit such Letter of Credit is to be issued, and (f) other relevant terms of such Letter of Credit.

      "Required Lenders" shall mean, at any time, the Lenders holding more than fifty percent (50%) of the sum of the Revolving Loan Commitments plus the then aggregate unpaid principal amount of the Term Loans and Incremental Facility Loans, as applicable, or, if no Revolving Loan Commitments are then outstanding, the Lenders holding more than fifty percent (50%) of the aggregate unpaid principal amount of the Loans and Letter of Credit Obligations then outstanding.

      "Required Revolving Lenders" shall mean, at any time, the Lenders holding more than fifty percent (50%) of the then aggregate Revolving Loan Commitments, or, if no Revolving Loan Commitments are then outstanding, the Lenders holding more than fifty percent (50%) of the aggregate unpaid principal amount of the Revolving Loans and Letter of Credit Obligations then outstanding.

      "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any of its Restricted Subsidiaries) on account of any Ownership Interests of the Borrower or any of its Restricted Subsidiaries (other than dividends payable solely in Ownership Interests of such Person and splits thereof), (b) any payment of principal of, or interest on, or payment into a sinking fund for the retirement of, or any defeasance of Subordinated Indebtedness, or (c) any management, consulting or similar fees, or any interest thereon, payable by the Borrower or any of its Restricted Subsidiaries to any of their respective Affiliates (other than such fees and interest payable to the Borrower or any of its Restricted Subsidiaries).

      "Restricted Purchase" shall mean any payment (including, without limitation, any sinking fund payment, prepayment or installment payment) on account of the purchase, redemption, defeasance or other acquisition or retirement of any Ownership Interests of or Subordinated Indebtedness of the Borrower or any of its Restricted Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of Ownership Interests of the Borrower or of any of its Restricted Subsidiaries or any loan, advance, release or forgiveness of Indebtedness by the Borrower or any of its Restricted Subsidiaries to any partner, shareholder or Affiliate (other than to the Borrower or any of its Restricted Subsidiaries) of any such Person.

      "Restricted Subsidiaries" means all direct and indirect Subsidiaries of the Borrower other than the Unrestricted Subsidiaries.

      "Revolving Loan Commitment" shall mean the several obligations of the Lenders to fund their respective portion of the Revolving Loans to the Borrower in accordance with their respective Commitment Ratios in the aggregate sum as of the Agreement Date of up to $100,000,000.00, pursuant to the terms hereof, as such obligations may be increased or reduced from time to time pursuant to the terms hereof.

      "Revolving Loan Commitment Ratio" shall mean, with respect to any Lender, the percentage equivalent of the ratio which such Lender's portion of the Revolving Loan

Commitment bears to the aggregate Revolving Loan Commitment (as each may be adjusted from time to time as provided herein).

      "Revolving Loan Maturity Date" shall mean the earlier to occur of (a) November 22, 2011, (b) June 15, 2011 if the Borrower's senior subordinated notes issued under the Subordinated Note Indenture have not been refinanced on or prior to December 15, 2010 on terms and conditions satisfactory to the Administrative Agent (such terms to include, without limitation, a maturity date at least six (6) months after the Term Loan B Maturity Date) and (c) such date as payment of the Revolving Loans shall be due (whether by acceleration, reduction of the Revolving Loan Commitment to zero or otherwise).

      "Revolving Loan Notes" shall mean, collectively, those promissory notes issued to each of the Lenders requesting a note pursuant to Section 2.8 hereof by the Borrower with respect to the Revolving Loan Commitment, each one substantially in the form of Exhibit F-1 attached hereto, any other promissory note issued by the Borrower to evidence the Revolving Loans pursuant to this Agreement, and any extensions, renewals or amendments to, or replacements of, the foregoing.

      "Revolving Loans" shall mean, collectively, those amounts advanced by the Lenders to the Borrower under the Revolving Loan Commitment not to exceed the Revolving Loan Commitment at any one time.

      "Sanctioned Entity" shall mean (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

      "Sanctioned Person" shall mean a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

      "Security Documents" shall mean, collectively, the Reaffirmation Agreement, the Borrower Pledge Agreement, the Borrower Security Agreement, any Subsidiary Guaranty, any Subsidiary Pledge Agreement, any Subsidiary Security Agreement, any Assignment of General Partner Interests, any Assignment of Limited Partner Interests, any other agreement or instrument providing Collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements and documents related thereto or to this Agreement, and providing the Administrative Agent, for the benefit of the Lenders, with Collateral for the Obligations.

      "Security Interest" shall mean, collectively, all Liens in favor of the Administrative Agent, for the benefit of the Lenders, created hereunder or under any of the Security Documents to secure the Obligations.

      "Senior Secured Indebtedness" shall mean, as of any date, (a) Adjusted Total Indebtedness on such date minus (b) the sum of the following, without duplication, (i) Subordinated Indebtedness on such date, (ii) all unsecured Indebtedness on such date and (iii) all Incremental Facility Loans that are secured by a second priority lien on the Collateral securing the Obligations.

      "Senior Secured Leverage Ratio" shall mean, as of any date, the ratio of
(a) Senior Secured Indebtedness as of such date to (b) Operating Cash Flow for the four (4) quarter period then ended or most recently ended.

      "Shared Services Agreement" shall mean a shared services arrangement or other similar arrangement pursuant to which two Persons owning separate television broadcast stations agree to share the costs of certain services and procurements which they individually require in connection with the ownership and operation of one television broadcast station, whether through the form of joint or cooperative buying arrangements or the performance of certain functions relating to the operation of one television broadcast station by employees of the owner and operator of the other television broadcast station, including, but not limited to, the co-location of the studio, non-managerial administrative and/or master control and technical facilities of such television broadcast station and/or the sharing of maintenance, security and other services relating to such facilities.

      "Standby Letter of Credit" shall mean a letter of credit issued to support obligations of the Borrower or its Restricted Subsidiaries incurred in the ordinary course of business, and which is not a Commercial Letter of Credit.

      "Station" shall mean, collectively (a) each of the television stations owned and operated by the Borrower and its Restricted Subsidiaries on the Agreement Date as set forth in Schedule 3 attached hereto and (b) any television station acquired after the Agreement Date by the Borrower or any of its Restricted Subsidiaries in accordance herewith.

      "Station WSAZ" means the television broadcast station known as WSAZ-TV, Huntington, West Virginia.

      "Station WSAZ Acquisition" shall mean the acquisition of Station WSAZ and all related broadcast assets, licenses, and license subsidiaries pursuant to the Station WSAZ Acquisition Agreement.

      "Station WSAZ Acquisition Agreement" shall mean the acquisition agreement (together with the exhibits and the disclosure schedules thereto), dated as of August 19, 2005, by and among Emmis Television Broadcasting, L.P., Emmis Television License, LLC and Gray Television Group, Inc.

      "Station WSAZ Acquisition Documents" shall mean the Station WSAZ Acquisition Agreement and each other document, instrument, certificate and agreement executed or delivered in connection with the Station WSAZ Acquisition (other than the Loan Documents), all as amended, restated, supplemented or otherwise modified pursuant to the terms and conditions set forth in this Agreement.

      "Subordinated Indebtedness" shall mean, as of any date, the sum of (a) all Indebtedness of the Borrower and its Subsidiaries under the Subordinated Note Indenture or any agreements, notes, instruments or documents executed or delivered in connection therewith and (b) all other Indebtedness of the Borrower the repayment of which is subordinated in right of payment to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Lead Arranger, in each case, as of such date.

      "Subordinated Note Indenture" shall mean that certain Indenture dated as of December 15, 2001 by and among the Borrower, all of its Subsidiaries and Deutsche Bank Trust Company Americas formerly known as Bankers Trust Company in respect of the Borrower's 9-1/4% Senior Subordinated Notes due 2011, as the same may be amended from time to time to the extent permitted hereunder.

      "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding partnership or ownership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. "Subsidiaries" as used herein shall mean the Subsidiaries of the Borrower after giving effect to the Station WSAZ Acquisition unless otherwise specified.

      "Subsidiary Guaranty" shall mean that certain Amended and Restated Master Subsidiary Guaranty dated as of October 25, 2002, in favor of the Administrative Agent and the Lenders, given by each Restricted Subsidiary of the Borrower, attached hereto as Exhibit G, as amended, restated, supplemented or otherwise modified.

      "Subsidiary Pledge Agreement" shall mean that certain Amended and Restated Master Subsidiary Pledge Agreement dated as of October 25, 2002 made by each Restricted Subsidiary of the Borrower having one or more of its own Subsidiaries, on the one hand, in favor of the Administrative Agent, on the other hand, attached hereto as Exhibit H, as amended, restated, supplemented or otherwise modified.

      "Subsidiary Security Agreement" shall mean that certain Amended and Restated Master Subsidiary Security Agreement dated as of October 25, 2002, between any of the Borrower's Restricted Subsidiaries, on the one hand, and the Administrative Agent, on the other hand, attached hereto as Exhibit I, as amended, restated, supplemented or otherwise modified.

      "Term Loan A" shall mean, collectively, the amounts advanced by the Lenders to the Borrower under the Term Loan A Commitment.

      "Term Loan A Advance" shall mean the Advance made by the Lenders to the Borrower under the Term Loan A Commitment.

      "Term Loan A Commitment" shall mean the several obligations of the Lenders to advance to the Borrower, in accordance with their respective Commitment Ratios, an aggregate sum of up to $150,000,000.00, pursuant to the terms hereof.

      "Term Loan A Maturity Date" shall mean the earlier to occur of (a) November 22, 2011 or (b) June 15, 2011 if the Borrower's senior subordinated notes issued under the Subordinated Note Indenture have not been refinanced on or prior to December 15, 2010 on terms and conditions satisfactory to the Administrative Agent (such terms to include, without limitation, a maturity date at least six (6) months after the Term Loan B Maturity Date) and (c) such date as payment of the Term Loan A shall be due (whether by acceleration or otherwise).

      "Term Loan A Notes" shall mean, collectively, those promissory notes issued to each of the Lenders requesting a note pursuant to Section 2.8 hereof by the Borrower with respect to the Term Loan A Commitment, each one substantially in the form of Exhibit F-2 attached hereto, any other promissory note issued by the Borrower to evidence the Term Loan A pursuant to this Agreement, and any extensions, renewal, or amendments to, or replacements of, the foregoing.

      "Term Loan B" shall mean, collectively, the amounts advanced by the Lenders to the Borrower under the Term Loan B Commitment.

      "Term Loan B Commitment" shall mean the several obligations of the Lenders to advance to the Borrower, in accordance with their respective Commitment Ratios, an aggregate sum of up to $350,000,000.00, pursuant to the terms hereof.

      "Term Loan B Maturity Date" shall mean the earlier to occur of (a) November 22, 2012, (b) June 15, 2011 if the Borrower's senior subordinated notes issued under the Subordinated Note Indenture have not been refinanced on or prior to December 15, 2010 on terms and conditions satisfactory to the Administrative Agent (such terms to include, without limitation, a maturity date at least six (6) months after the Term Loan B Maturity Date) and (c) such date as the Term Loan B shall be due (whether by acceleration or otherwise).

      "Term Loan B Notes" shall mean, collectively, those promissory notes issued to each of the Lenders requesting a note pursuant to Section 2.8 hereof by the Borrower with respect to the Term Loan B Commitment, each one substantially in the form of Exhibit F-3 attached hereto, any other promissory note issued by the Borrower to evidence the Term Loan B pursuant to this Agreement, and any extensions, renewal, or amendments to, or replacements of, the foregoing.

      "Term Loans" shall mean, collectively, the amounts advanced by the Lenders to the Borrower under the Term Loan A Commitment and the Term Loan B Commitment.

      "Total Indebtedness" shall mean, as of any date, the sum of, without duplication, (a) all Indebtedness of the Borrower and its Restricted Subsidiaries for borrowed money (excluding

Indebtedness permitted by the Harris Agreement Obligations), including, without limitation, the Loans, (b) all Capitalized Lease Obligations of the Borrower and its Restricted Subsidiaries, (c) all other Indebtedness of the Borrower or any of its Restricted Subsidiaries represented by notes or drafts representing extensions of credit on which interest is typically charged, (d) all obligations of the Borrower or any of its Restricted Subsidiaries evidenced by bonds, debentures, notes or other similar instruments (including, without limitation, all such obligations to which any property or asset owned by the Borrower or any of its Restricted Subsidiaries is subject, whether or not the obligation secured thereby shall have been assumed), (e) all obligations of the Borrower or any of its Restricted Subsidiaries under conditional sale or other title retention agreements relating to purchased assets, (f) all obligations of the Borrower or any of its Restricted Subsidiaries which are incurred, issued or assumed as the deferred purchase price of property or services and which are payable over a period in excess of one (1) year (excluding Programming Obligations), (g) all obligations or liabilities Guaranteed by the Borrower or any of its Restricted Subsidiaries, (h) at any time after the occurrence and during the continuance of an event of default under any Interest Rate Hedge Agreement, the aggregate amount payable by the Borrower or such Restricted Subsidiary under such agreement, and (i) all obligations of the Borrower or any of its Restricted Subsidiaries as an account party to reimburse any Person in respect of letters of credit (including, without limitation, all Letters of Credit) or bankers' acceptances, in each case, as of such date.

      "Total Leverage Ratio" shall mean, as of any date, the ratio of (a) Total Indebtedness as of such date to (b) Operating Cash Flow for the four (4) quarter period then ended or most recently ended.

      "Treasury Stock" shall mean any Ownership Interests of the Borrower held by the Borrower as treasury stock.

      "Unrestricted Subsidiaries" shall mean, collectively, (a) those certain Subsidiaries of the Borrower listed on Schedule 1 and (b) any additional Subsidiary of the Borrower created solely in connection with the merger or other transfer of assets of or ownership interest in those Subsidiaries referred to in clause (a); provided that, with respect to clauses (a) and (b) above, (i) the operations and assets of such Subsidiaries are non-essential to the core operations of the Borrower and its Subsidiaries taken as a whole and (ii) such Subsidiaries do not conduct television broadcasting operations or hold assets used in the Borrower's television broadcasting operations (including, without limitation, FCC Licenses or assets related to FCC Licenses, other than FCC Licenses associated with the paging business held by Porta-Phone Paging Licensee Corp.).

      "Upstream Dividends" shall have the meaning ascribed thereto in Section
7.15 hereof.

            Section 1.2 Interpretation. Except where otherwise specifically restricted, reference to a party to this Agreement or any other Loan Document includes that party and its successors and assigns. All capitalized terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. Whenever any agreement, promissory note or other instrument or document is defined in this Agreement, such definition shall be deemed to mean and include, from and after the date of any amendment, restatement, supplement, confirmation or modification thereof, such agreement, promissory note or other instrument or document as so amended, restated, supplemented, confirmed or modified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            Section 1.3 Cross References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause in such Article, Section or definition.

            Section 1.4 Accounting Provisions. All accounting terms used in this Agreement which are not expressly defined herein shall have the respective meanings given to them in accordance with GAAP, all computations shall be made in accordance with GAAP, and all balance sheets and other financial statements shall be prepared in accordance with GAAP. All financial or accounting calculations or determinations required pursuant to this Agreement, unless otherwise expressly provided, shall be made on a consolidated basis for the Borrower and its Restricted Subsidiaries.

                                    ARTICLE 2

                           Loans and Letters of Credit

            Section 2.1 The Loans.

            (a) Revolving Loans. The Lenders who issued a Revolving Loan Commitment agree, severally, in accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement to lend to the Borrower, prior to the Revolving Loan Maturity Date, amounts not at any one time outstanding to exceed, in the aggregate, the Revolving Loan Commitment of all the Lenders as then in effect less the aggregate amount of all Letter of Credit Obligations then outstanding. Subject to the terms and conditions hereof, the Borrower may from time to time (i) Convert a Base Rate Advance into a LIBOR Advance or a LIBOR Advance into a Base Rate Advance or (ii) Continue a LIBOR Advance as a LIBOR Advance.

            (b) Term Loan A. The Lenders who issued a Term Loan A Commitment agree severally, in accordance with their respective Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower an aggregate principal amount which does not exceed in the aggregate the Term Loan A Commitment of all the Lenders. The Term Loan A shall be available in one (1) draw as requested by the Borrower in accordance with the terms of Section 2.2 (the date of such draw, the "Term Loan A Funding Date") on or prior to the Availability Termination Date; provided that any unfunded portion of the Term Loan A Commitment shall terminate automatically upon the earlier of the Availability Termination Date and the Term Loan A Funding Date. The Term Loan A (if any) shall be funded by each of the Lenders who issued a Term Loan A Commitment in a principal amount equal to such Lender's Commitment Ratio of the aggregate principal amount of the Term Loan A Advance. Subject to the terms and conditions hereof, the Borrower may from time to time (i) Convert from a Base Rate Advance into a LIBOR Advance or from a LIBOR Advance into a Base Rate Advance; or (ii) Continue a LIBOR Advance as a LIBOR Advance; provided, however, that there shall be no increase in the principal amount of the Term Loan A outstanding after the Availability Termination Date.

            (c) Term Loan B. The Lenders who issued a Term Loan B Commitment agree severally, in accordance with their respective Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower on the Agreement Date an amount which does not exceed in the aggregate the Term Loan B Commitment of all the Lenders. Subject to the terms and conditions hereof, the Borrower may from time to time (i) Convert a Base Rate Advance into a LIBOR Advance or a LIBOR Advance into a Base Rate Advance or
(ii) Continue a LIBOR Advance as a LIBOR Advance; provided, however, that there shall be no increase in the principal amount of the Term Loan B outstanding after the Agreement Date.

            (d) The Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrower (for itself and on behalf of its Restricted Subsidiaries) pursuant to Section 2.14 hereof; provided that no Letter of Credit shall be issued in an amount exceeding the Available Letter of Credit Commitment determined immediately prior to giving effect to the issuance thereof.

            Section 2.2 Manner of Borrowing and Disbursement.

            (a) Choice of Interest Rate, Etc. Any Advance shall, at the option of the Borrower, be made as a Base Rate Advance or a LIBOR Advance; provided, however, that at such time as there shall have occurred and be continuing a Default hereunder, the Borrower shall not have the right to receive, Convert an Advance to or Continue an Advance as a LIBOR Advance. Any notice given to the Administrative Agent in connection with a Request for Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (Charlotte, North Carolina time) on any Business Day in order for such Business Day to count toward the minimum number of Business Days required.

            (b) Base Rate Advances.

                  (i) Advances; Conversion. The Borrower shall give the Administrative Agent, (A) in the case of a request for a Base Rate Advance, irrevocable telephonic notice on the date of such Advance and (B) in the case of a request to Convert a Base Rate Advance to a LIBOR Advance, at least three (3) Business Days' irrevocable prior telephonic notice, in each case, followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                  (ii) Repayments and Reborrowings. Subject to Section 2.1 hereof, the Borrower may repay or prepay a Base Rate Advance without regard to its Payment Date and, (A) upon irrevocable telephonic notice on the date of such repayment or prepayment, as applicable, followed immediately by a Request for Advance, reborrow all or a portion of the principal amount of any Revolving Loans previously repaid or prepaid as a Base Rate Advance, (B) upon at least three (3) Business Days' irrevocable prior telephonic notice followed immediately by a Request for Advance, reborrow all or a portion of the principal of any Revolving Loan previously repaid or prepaid as one or more LIBOR Advances, or (C) not reborrow all or any portion of such Base Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed. The failure to give timely notice hereunder with respect to the Payment Date of any Base Rate Advance shall be considered a request for a Base Rate Advance.

            (c) LIBOR Advances.

                  (i) Advances. Upon request, the Administrative Agent, whose determination in absence of manifest error shall be conclusive, shall determine the available LIBOR Basis and shall notify the Borrower of such LIBOR Basis. The Borrower shall give the Administrative Agent in the case of LIBOR Advances at least three (3) Business Days' irrevocable prior telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                  (ii) Repayments; Conversion; Continuation. Subject to Section
2.1 hereof, at least three (3) Business Days prior to the Payment Date for each LIBOR Advance, the Borrower shall give the Administrative Agent telephonic notice followed immediately by a Request for Advance specifying whether all or a portion of such LIBOR Advance (A) is to be Continued in whole or in part as one or more LIBOR Advances, (B) is to be Converted in whole or in part to a Base Rate Advance, or (C) is to be repaid and not Continued or Converted. The failure to give such notice shall preclude the Borrower from Continuing such Advance as a LIBOR Advance on its Payment Date and shall be considered a request for a Conversion to a Base Rate Advance. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so repaid, Continued or Converted, as applicable.

            (d) Notification of Lenders. Upon receipt of a Request for Advance, or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly, but no later than, (i) with respect to LIBOR Advances, the close of business on the day of such notice, and (ii) with respect to Base Rate Advances, 12:30 p.m. (Charlotte, North Carolina time) on the date of such notice, notify each applicable Lender (or, in the case of an Advance under the Incremental Facility Commitment, each Lender having an Incremental Facility Commitment) by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. With respect to each Request for Advance, each applicable Lender (or, in the case of an Advance under the Incremental Facility Commitment, each Lender having an Incremental Facility Commitment) shall, not later than 2:00 p.m. (Charlotte, North Carolina time) on the date of borrowing specified in such Request for Advance, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

            (e) Disbursement.

                  (i) Prior to 3:00 p.m. (Charlotte, North Carolina time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions or (B) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

                  (ii) Unless the Administrative Agent shall have received notice from a Lender prior to 2:00 p.m. (Charlotte, North Carolina time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

                  (iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, with interest at the Federal Funds Rate, without prejudice to Borrower's claims against such Lender. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

                  (iv) In the event that, at any time when the Borrower is not in Default and has otherwise satisfied each of the conditions in Section 3.2 hereof (or Section 3.3 if applicable), a Lender for any reason fails or refuses to fund its portion of an Advance and such failure shall continue for a period in excess of thirty (30) days, then, until such time as such Lender has funded its portion of such Advance (which late funding shall not absolve such Lender from any liability it may have to the Borrower), or all other Lenders have received payment in full from the Borrower (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Lender's portion of the Loans shall not be counted as outstanding for purposes of determining "Required Lenders" hereunder and (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Lenders in respect of its portion of the Loans.

            Section 2.3 Interest.

            (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a 365/366-day year for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

            (b) On LIBOR Advances. Interest on each LIBOR Advance and all fees payable hereunder shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Maturity Date.

            (c) Interest if No Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

            (d) Interest Upon Default. Subject to Section 8.2(f), (a) automatically upon the occurrence and during the continuation of any Event of Default under Section 8.1(b), (g) or (h) or (b) at the discretion of the Administrative Agent or as directed by the Required Lenders, upon the occurrence and during the continuance of an Event of Default not described in (a) above,
(i) the Borrower shall no longer have the option to request LIBOR Advances or Letters of Credit, (ii) all outstanding LIBOR Advances shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to LIBOR Advances until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Advances and (iii) all outstanding Base Rate Advances and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Advances or such other Obligations arising hereunder or under any other Loan Document. Such interest shall be payable on demand by the Required Lenders and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Required Lenders (or, if applicable to the underlying Event of Default, the Lenders) to rescind the charging of interest at the Default Rate or (iii) payment in full of the Obligations. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

            (e) LIBOR Contracts. At no time may the number of outstanding LIBOR Advances hereunder exceed eight (8) in the aggregate.

            (f) Applicable Margin.

                  (i) Revolving Loans and Term Loan A. Until the third (3rd) Business Day after the financial statements referred to in Section 6.1 hereof and the Performance Certificate referred to in Section 6.4 hereof are furnished to the Administrative Agent for the fiscal quarter ending December 31, 2005, the Applicable Margin with respect to any Advance under the Revolving Loan Commitment or the Term Loan A Commitment shall be 1.250% for all LIBOR Advances and 0.00% for all Base Rate Advances. Thereafter, the Applicable Margin shall be determined by the Administrative Agent with respect to any Advance under the Revolving Loan Commitment based upon the Total Leverage Ratio as of the end of the fiscal quarter most recently ended, effective as of the third (3rd) Business Day after the financial statements referred to in Section 6.1 or 6.2 hereof, as the case may be, and the Performance Certificate referred to in Section 6.4 hereof are furnished to the Administrative Agent for such fiscal quarter, as follows:

                                                   Applicable Margin for LIBOR    Applicable Margin for Base
Level              Total Leverage Ratio                      Advances                    Rate Advances
-----              --------------------            ---------------------------    --------------------------
  I         Greater than or equal to 7.50 to                  1.500%                        0.250%
            1.00

 II         Greater than or equal to 6.50 to                  1.375%                        0.125%
            1.00 but less than 7.50 to 1.00

 III        Greater than or equal to 5.50 to                  1.250%                        0.000%
            1.00 but less than 6.50 to 1.00

 IV         Greater than or equal to 5.00 to                  1.000%                        0.000%
            1.00 but less than 5.50 to 1.00

  V         Greater than or equal to 4.50 to                  0.750%                        0.000%
            1.00 but less than 5.00 to 1.00

 VI         Less than 4.50 to 1.00                            0.625%                        0.000%

      Notwithstanding the foregoing, if the Borrower shall fail to timely deliver to the Administrative Agent the financial statements and Performance Certificate required for the calculation of the Total Leverage Ratio for any fiscal quarter, then commencing with the Business Day after the date such financial statements and Performance Certificate were due and continuing through the third (3rd) Business Day following the date of delivery thereof, the Total

Leverage Ratio for such period shall be conclusively presumed to be, and the Applicable Margin shall be calculated based upon, the highest Total Leverage Ratio level listed in the table set forth above.

                  (ii) Term Loan B. Until the third (3rd) Business Day after the financial statements referred to in Section 6.1 hereof and the Performance Certificate referred to in Section 6.4 hereof are furnished to the Administrative Agent for the fiscal quarter ending December 31, 2005, the Applicable Margin with respect to any Advance under the Term Loan B Commitment shall be 1.500% for all LIBOR Advances and 0.250% for all Base Rate Advances. Thereafter, the Applicable Margin with respect to any Advance under the Term Loan B Commitment shall be: (a) at any time the Total Leverage Ratio is greater than or equal to 6.50 to 1.00, 1.500% for all LIBOR Advances and 0.250% for all Base Rate Advances; and (b) at any time the Total Leverage Ratio is less than
6.50 to 1.00, 1.250% for all LIBOR Advances and 0.000% for all Base Rate
Advances.

            Section 2.4 Fees.

            (a) Revolving Loan Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each of the Lenders with a Revolving Loan Commitment, in accordance with such Lender's respective Commitment Ratio for the Revolving Loan Commitment a commitment fee on the Available Revolving Loan Commitment for each day from the Agreement Date through the Revolving Loan Maturity Date. Until the third (3rd) Business Day following the next date on which the financial statements referred to in Section 6.1 hereof, as the case may be, and the Performance Certificate referred to in Section 6.4 hereof are furnished to the Administrative Agent for the fiscal quarter ending December 31, 2005, such commitment fee shall be in an amount equal to the product of (i) the Available Revolving Loan Commitment times, (ii) 0.375% from the Agreement Date and shall remain at that level. Thereafter, such commitment fee shall be determined by the Administrative Agent based upon the Total Leverage Ratio as of the end of the fiscal quarter most recently ended, effective as of the third
(3rd) Business Day after the financial statements referred to in Section 6.1 or
6.2 hereof, as the case may be, and the Performance Certificate referred to in
Section 6.4 hereof are furnished to the Administrative Agent for such fiscal quarter, as follows:

Level                 Total Leverage Ratio                 Commitment Fee - Percentage
-----        -------------------------------------         ---------------------------
  I          Greater than or equal to 7.50 to 1.00                    0.500%

 II          Greater than or equal to 6.50 to 1.00                    0.375%
             but less than 7.50 to 1.00

III          Greater than or equal to 5.50 to 1.00                    0.375%
             but less than 6.50 to 1.00

 IV          Greater than or equal to 5.00 to 1.00                    0.300%
             but less than 5.50 to 1.00

Level                 Total Leverage Ratio                 Commitment Fee - Percentage
-----        -------------------------------------         ---------------------------
  V          Greater than or equal to 4.50 to 1.00                    0.250%
             but less than 5.00 to 1.00

 VI          Less than 4.50 to 1.00                                   0.200%

            (b) Term Loan A Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each of the Lenders with a Term Loan A Commitment, in accordance with such Lender's respective Commitment Ratio for the Term Loan A Commitment a commitment fee on the Term Loan A Commitment for each day from the Agreement Date through the earlier of (A) the Term Loan A Funding Date and (B) the Availability Termination Date. Until the third (3rd) Business Day following the next date on which the financial statements referred to in
Section 6.1 hereof, as the case may be, and the Performance Certificate referred to in Section 6.4 hereof are furnished to the Administrative Agent for the fiscal quarter ending December 31, 2005, such commitment fee shall be in an amount equal to the product of (i) the Term Loan A Commitment times, (ii) 0.375% from the Agreement Date and shall remain at that level. Thereafter, such commitment fee shall be determined by the Administrative Agent based upon the Total Leverage Ratio as of the end of the fiscal quarter most recently ended, effective as of the third (3rd) Business Day after the financial statements referred to in Section 6.1 or 6.2 hereof, as the case may be, and the Performance Certificate referred to in Section 6.4 hereof are furnished to the Administrative Agent for such fiscal quarter, as follows:

Level                 Total Leverage Ratio                 Commitment Fee - Percentage
-----        -------------------------------------         ---------------------------
  I          Greater than or equal to 7.50 to 1.00                    0.500%

 II          Greater than or equal to 6.50 to 1.00                    0.375%
             but less than 7.50 to 1.00

 III         Greater than or equal to 5.50 to 1.00                    0.375%
             but less than 6.50 to 1.00

 IV          Greater than or equal to 5.00 to 1.00                    0.300%
             but less than 5.50 to 1.00

  V          Greater than or equal to 4.50 to 1.00                    0.250%
             but less than 5.00 to 1.00

 VI          Less than 4.50 to 1.00                                   0.200%

            (c) Calculation and Payment of Commitment Fees. Such commitment fees shall be computed on the basis of a year of 360-days for the actual number of days elapsed, shall be payable quarterly in arrears on the last Business Day of each fiscal quarter commencing December 31, 2005, and shall be fully earned when due and non-refundable when paid. A final payment of all commitment fees then payable shall also be due and payable on (i) the Revolving Loan Maturity Date in the case of commitment fees under subsection (a) of this Section or (ii) the earlier of (x) the Term Loan A Funding Date or (y) the Availability Termination Date in the case of commitment fees under subsection (b) of this Section.

            (d) Letter of Credit Fees. The Letters of Credit shall be issued for a fee equal to the Applicable Margin for LIBOR Advances for Revolving Loans on a per annum basis as in effect as of the date of issuance times the face amount of each Letter of Credit, payable quarterly in arrears. The fee shall be payable to the Administrative Agent for the benefit of the Lenders who issued a Revolving Loan Commitment in accordance with their Commitment Ratios. If any Letter of Credit is drawn upon prior to its expiration date, the Lenders shall reimburse to the Borrower that portion of the fee allocable to the period from the date of the draw to the expiration date, calculated in accordance with the Issuing Bank's standard letter of credit procedures. In addition, the Borrower shall pay to the Issuing Bank for its own account (i) a fronting fee in an amount equal to 0.125% on a per annum basis times the face amount of each Letter of Credit, payable quarterly in arrears and (ii) its standard charges for the issuance, transfer or other administration of letters of credit and for draws upon letters of credit.

            (e) Other Fees. The Borrower shall pay such other fees as are set forth in any fee letter executed by the Borrower in connection with this Agreement.

            Section 2.5 [Intentionally Omitted].

            Section 2.6 Voluntary Commitment Reductions. The Borrower shall have the right, at any time and from time to time after the Agreement Date, upon at least five (5) Business Days' prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Revolving Loan Commitment and/or the unused Term Loan A Commitment, on a pro rata basis among the Lenders, provided, however, that any such partial reduction shall be made in an amount not less than $5,000,000.00 and in integral multiples of not less than $1,000,000.00. As of the date of cancellation or reduction set forth in such notice, the Revolving Loan Commitment or Term Loan A Commitment, as applicable, shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Administrative Agent for the Lenders the amount necessary to reduce the principal amount of the Revolving Loans or Term Loan A, as applicable, then outstanding to not more than the amount of the Revolving Loan Commitment or Term Loan A Commitment, as applicable, as so reduced, together with accrued interest on the amount so prepaid and commitment fees accrued through the date of the reduction with respect to the amount reduced.

            Section 2.7 Prepayments and Repayments.

            (a) Prepayments. The principal amount of any Base Rate Advance may be prepaid in full or ratably in part at any time without penalty and without regard to the Payment Date for such Advance upon written notice, or telephonic notice followed immediately by written notice, to the Administrative Agent on the date of such prepayment; provided, however, that the Borrower's failure to confirm any telephonic notice with a written notice shall not invalidate any notice so given if acted upon by the Administrative Agent. LIBOR Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice, or telephonic notice followed immediately by written notice, to the Administrative Agent; provided, however, that the Borrower shall reimburse the Lenders and the Administrative Agent, on the earlier of demand by the applicable Lender or the Maturity Date, for any loss or reasonable out-of-pocket expense incurred by any Lender or the Administrative Agent in connection with such prepayment, as set forth in Section 2.10 hereof; provided further, however, that the Borrower's failure to confirm any telephonic notice with a written notice shall not invalidate any notice so given if acted upon by the Administrative Agent. Any partial prepayment hereunder shall be in amounts of not less than $500,000.00 and in integral multiples of $250,000.00. Revolving Loans prepaid pursuant to this Section 2.7(a) may be reborrowed, subject to the terms and conditions hereof. Any Term Loan A or Term Loan B or Incremental Facility Loan, as applicable, prepaid pursuant to this Section 2.7(a) may not be reborrowed. Amounts prepaid shall be paid together with accrued interest on the amount so prepaid accrued through the date of such prepayment.

            (b) Repayments. The Borrower shall repay the Loans as follows:

                  (i) Scheduled Repayments.

                        (A) Term Loan A. Commencing on March 31, 2008, the principal balance of the Term Loan A outstanding on March 30, 2008 shall be repaid in consecutive quarterly installments on the last day of each fiscal quarter ending during the periods set forth below until paid in full in such amounts as follows:

                                                           Principal of the Term Loan A
             Repayment Dates                               outstanding on March 30, 2008
             ---------------                               -----------------------------
 March 31, 2008, June 30, 2008, September 30,                          1.25%
2008, December 31, 2008, March 31, 2009, June
30, 2009, September 30, 2009 and December 31,
                     2009

 March 31, 2010, June 30, 2010, September 30,                          3.75%
          2010 and December 31, 2010

 March 31, 2011, June 30, 2011, September 30,                         18.75%
    2011 and the Term Loan A Maturity Date

To the extent that pursuant to the terms hereof the Term Loan A Maturity Date occurs on June 15, 2011, the Term Loan A shall be paid in full on such date.

                        (B) Term Loan B. Commencing on March 31, 2006, the principal balance of the Term Loan outstanding on March 30, 2006 shall be repaid in consecutive quarterly installments on the last day of each fiscal quarter ending during the periods set forth below until paid in full in such amounts as follows:

                                                                  Principal of the Term Loan B
          Repayment Dates                                         outstanding on March 30, 2006
          ---------------                                         -----------------------------
March 31, 2006, June 30, 2006,                                                0.25%
September 30, 2006 and December 31, 2006

March 31, 2007, June 30, 2007,                                                0.25%
September 30, 2007 and December 31, 2007

March 31, 2008, June 30, 2008,                                                0.25%
September 30, 2008 and December 31, 2008

March 31, 2009, June 30, 2009,                                                0.25%
September 30, 2009 and December 31, 2009

March 31, 2010, June 30, 2010,                                                0.25%
September 30, 2010 and December 31, 2010

March 31, 2011, June 30, 2011,                                                0.25%
September 30, 2011 and December 31, 2011

March 31, 2012, June 30, 2012 and September 30, 2012                          0.25%

Term Loan B Maturity Date                                                    93.25%

To the extent that pursuant to the terms hereof the Term Loan B Maturity Date occurs on June 15, 2011, the Term Loan B shall be paid in full on such date.

                  (ii) Revolving Loans in Excess of Revolving Loan Commitment. If, at any time, the sum of the aggregate amount of the Revolving Loans and Letter of Credit Obligations outstanding shall exceed the Revolving Loan Commitment, the Borrower shall make a repayment of the principal amount of the Revolving Loans on such date in an aggregate amount equal to such excess, together with any accrued interest with respect thereto.

                  (iii) Repayments From Net Proceeds of Asset Sales or Insurance or Condemnation Proceedings. Within three (3) Business Days following the date of receipt by the Borrower or any of its Restricted Subsidiaries of any Net Proceeds (Asset Sales) (other than in connection with an Asset Sale permitted under Section 7.4(a)(i) hereof), the Loans shall be automatically and permanently prepaid in an amount equal to, in the aggregate, one-hundred percent (100%) of any Net Proceeds (Asset Sales); provided, however, that no prepayment under this Section 2.7(b)(iii) shall occur if such Net Proceeds (Asset Sales)
(A) are from an Asset Sale and are reinvested in a Permitted Business, or other assets directly related thereto within the succeeding two hundred seventy (270) day period, (B) are from an insurance or condemnation proceeding and are reinvested in any Permitted Business or other assets directly related thereto within the succeeding two hundred seventy (270) day period or (c) provided no Event of Default has occurred and is continuing, are from an Asset Sale permitted pursuant to Section 7.4(c) hereof. Repayments under this Section 2.7(b)(iii) shall be applied first, pro rata, to the principal of the Term Loan A, the Term Loan B and, if applicable, the Incremental Facility Loans (applied to reduce, on a pro rata basis, the remaining scheduled principal installments of the Term Loan A, the Term Loan B and, if applicable, the Incremental Facility Loans) and, second to the outstanding principal amount of the Revolving Loans. Accrued interest on the principal amount of the Loans being repaid pursuant to this Section 2.7(b)(iii) to the date of such repayment (together with any additional amount owing under Section 2.10) will be paid by the Borrower concurrently with such principal repayment.

                  (iv) Excess Cash Flow. On or prior to April 15, 2007, and on or prior to each April 15th thereafter during the term of this Agreement, the Loans shall be repaid in an amount equal to, in the aggregate, (A) forty percent (40%) of Excess Cash Flow for the fiscal year ended on the immediately preceding December 31 minus (B) $15,000,000; provided, however that no Excess Cash Flow repayment shall be required if the Leverage Ratio is less than 6.00:1.00 at the end of such fiscal year. Repayments under this Section 2.7(b)(iv) shall be applied first, pro rata, to the principal of the Term Loan A, the Term Loan B and, if applicable, the Incremental Facility Loans (applied to reduce, on a pro rata basis, the remaining scheduled principal installments of the Term Loan A, the Term Loan B and, if applicable, the Incremental Facility Loans) and, second to the outstanding principal amount of the Revolving Loans. Accrued interest on the principal amount of the Loans being repaid pursuant to this Section 2.7(b)(iv) to the date of such repayment (together with any additional amount owing under Section 2.10) will be paid by the Borrower concurrently with such principal repayment.

                  (v) Issuance of Indebtedness. Within three (3) Business Days following the date of receipt by the Borrower or any of its Restricted Subsidiaries of any Net Proceeds (Indebtedness) arising from the issuance of Indebtedness issued by the Borrower or any of its Restricted Subsidiaries after the Agreement Date (excluding Indebtedness permitted under any subsection of Section 7.1 hereof other than (x) Indebtedness incurred pursuant to subsection
(c) of Section 7.1, and (y) any Permitted Secured Indebtedness), the Loans shall be repaid in an amount equal to one hundred percent (100%) of the Net Proceeds (Indebtedness) related thereto; provided, however, that no prepayment under this
Section 2.7(b)(v) shall occur if such Net Proceeds (Indebtedness) (A) are from the incurrence of Subordinated Indebtedness issued to either (1) pay all or a portion of the purchase price in connection with an Acquisition or to consummate an Investment, in each case as permitted pursuant to Section 7.6, or (2) refinance, renew, replace or extend any Subordinated Indebtedness, in each case as permitted pursuant to Section 7.1(c)(i) and (B) the Borrower has complied with the requirements of subsection (c) of Section 7.1. Repayments under this
Section 2.7(b)(v) shall be applied first, pro rata, to the principal of the Term Loan A, the Term Loan B and, if applicable, the Incremental Facility Loans (applied to reduce, on a pro rata basis, the remaining scheduled principal installments of the Term Loan A, the Term Loan B and, if applicable, the Incremental Facility Loans) and, second to the outstanding principal amount of the Revolving Loans. Accrued interest on the principal amount of the Loans being repaid pursuant to this Section 2.7(b)(v) to the date of such repayment (together with any additional amount owing under Section 2.10) will be paid by the Borrower concurrently with such principal repayment.

                  (vi) Notice; Refusal of Prepayments. Within two (2) Business Days following the occurrence of any mandatory prepayment event under Section 2.7(b)(iii) through and including (v) above, the Borrower shall notify the Administrative Agent (in writing or by telephone followed immediately by written notice) and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Notwithstanding the terms of Section 2.7(b)(iv) and (v) above to the contrary, upon the occurrence of any mandatory prepayment event described therein and to the extent any principal of the Term Loan A or any Incremental Facility Loans remain outstanding, each Lender holding the Term Loan B shall have the right, upon written notice to the Administrative Agent, to refuse its pro rata share of any such mandatory prepayment, at which time such refused amount shall be applied pro rata to the principal of the Term Loan A and, if applicable, the Incremental Facility Loans (applied to reduce, on a pro rata basis, the remaining scheduled principal installments of the Term Loan A and, if applicable, the Incremental Facility Loans). Any Lender holding the Term Loan B which has not notified the Administrative Agent in writing of its election to refuse such mandatory prepayment within two (2) Business Days following notice from the Administrative Agent of such mandatory prepayment event shall be deemed to have waived its right to refuse such mandatory prepayment.

                  (vii) Revolving Loan Maturity Date. In addition to the foregoing, a final payment of all Revolving Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Revolving Loan Maturity Date.

                  (viii) Term Loan A Maturity Date. In addition to the foregoing, a final payment of the Term Loan A, together with accrued interest and fees with respect thereto, shall be due and payable on the Term Loan A Maturity Date.

                  (ix) Term Loan B Maturity Date. In addition to the foregoing, a final payment of the Term Loan B, together with accrued interest and fees with respect thereto, shall be due and payable on the Term Loan B Maturity Date.

                  (x) Incremental Facility Maturity Date. If applicable, in addition to the foregoing, a final payment of the Incremental Facility Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Incremental Facility Maturity Date.

            (c) Term Loans. Any Term Loan A, Term Loan B or Incremental Facility Loan, as applicable, repaid pursuant to Section 2.7(b) hereof may not be reborrowed.

            (d) Hedging Agreements. No repayment or prepayment pursuant to this
Section 2.7 shall affect any of the Borrower's obligations under any Interest Rate Hedge Agreement.

            Section 2.8 Evidence of Indebtedness; Loan Accounts.

            (a) Extensions of Credit. The Loans made by each Lender and the Letters of Credit issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.

The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Loan Note, Term Note A or Term Note B and/or Incremental Facility Note, as applicable, which shall evidence such Lender's Revolving Loans, Term Loan A, Term Loan B and/or Incremental Facility Loan, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

            (b) Participations. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

            Section 2.9 Manner of Payment.

            (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Lenders or the Administrative Agent or any of them under this Agreement or the Notes shall be made not later than 1:00 p.m. (Charlotte, North Carolina time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (Charlotte, North Carolina time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or Lenders hereunder prior to 1:00 p.m. (Charlotte, North Carolina time) on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly, but no later than the close of business on the date such payment is deemed received, thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly. In the event that the Administrative Agent shall fail to make distribution to any Lender as required under this Section 2.9, the Administrative Agent agrees to pay such Lender interest from the date such payment was due until paid at the Federal Funds Rate.

                  (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever.

So long as the applicable Lender has complied with Section 2.13 hereof, the Borrower agrees to pay principal, interest, fees and all other amounts due hereunder, under the Notes or under any other Loan Document free and clear of all taxes, levies and withholding. So long as the applicable Lender has complied with Section 2.13 hereof, if the Borrower is required by Applicable Law to deduct any taxes from or in respect of any sum payable to the such Lender hereunder, under any Note or under any other Loan Document: (i) the sum payable hereunder or thereunder, as applicable, shall be increased to the extent necessary to provide that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(b)), the Administrative Agent or such Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions from such sums payable hereunder or thereunder, as applicable, and pay the amount so deducted to the relevant taxing authority as required by Applicable Law; and (iii) the Borrower shall provide the Administrative Agent or such Lender, as applicable, with evidence satisfactory to the Administrative Agent or such Lender, as applicable, that such deducted amounts have been paid to the relevant taxing authority. If any Lender requires the Borrower to make any such deductions, such Lender shall designate a different lending office and may take such alternative courses of action if such designation or alternative courses of action will avoid the need for such deductions and will not in the good faith judgment of such Lender be otherwise disadvantageous to such Lender.

                  (c) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

                  (d) Prior to the declaration of an Event of Default under
Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall (subject to Section 2.2(e) hereof) distribute such amounts in the following order of priority, all in accordance where applicable with the respective Commitment Ratios of the Lenders for the applicable
Commitment: first, to the payment of any fees or expenses then due and payable to the Administrative Agent, the Issuing Bank and the Lenders, or any of them hereunder or under any of the other Loan Documents (on a pro rata basis, based on all such amounts then due and payable); second, to the payment of interest then due and payable on the Loans (on a pro rata basis, based on all such amounts then due and payable); third, to the payment of all other amounts not otherwise referred to in this Section 2.9(d) then due and payable to the Administrative Agent, the Issuing Bank and the Lenders, or any of them, hereunder or under the Notes, the Letters of Credit or any other Loan Document (on a pro rata basis, based on all such amounts then due and payable); fourth, to the payment of principal then due and payable on the Loans and any Interest Rate Hedge Obligations (including any termination payments and any accrued and unpaid interest thereon) (on a pro rata basis, based on all such amounts then due and payable); fifth, to any other Obligations not otherwise referred to in this Section 2.9(d) until all such Obligations are paid in full (on a pro rata basis, based on all such amounts then due and payable); sixth, to damages incurred by the Administrative Agent, the Issuing Bank or the Lenders, or any of them, by reason of any breach hereof or of any other Loan Document (on a pro rata basis, based on all such amounts then due and payable); and seventh, as otherwise required by Applicable Law.

            Section 2.10 Reimbursement.

            (a) Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (i) failure by the Borrower to borrow, Continue or Convert any LIBOR Advance after having given notice of its intention to borrow, Continue or Convert such Advance in accordance with
Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 or for any other reason other than the failure of such Lender to fund its portion of such Advance), or (ii) prepayment (or failure to prepay after giving notice thereof) of any LIBOR Advance in whole or in part for any reason, the Borrower agrees to pay to such Lender, upon the earlier of such Lender's demand or the Maturity Date, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct absent manifest error.

            (b) Losses subject to reimbursement hereunder shall include, without limitation, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, and will be payable whether the Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Obligations.

            Section 2.11 Pro Rata Treatment.

            (a) Advances. Each Advance under the Revolving Loan Commitment and, if applicable, the Incremental Facility Commitments, from the Lenders hereunder made on or after the Agreement Date, shall be made pro rata on the basis of the respective Commitment Ratios of the Lenders. On the Agreement Date, each Advance from the Lenders under the Term Loan A Commitment or the Term Loan B Commitment shall be made pro rata on the basis of the respective Commitment Ratios of the Lenders.

            (b) Payments. Each payment and prepayment of principal of the Loans, and, except as provided in each of Section 2.2(e) and Article 10 hereof, each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans in excess of its ratable share of the applicable Loans under its applicable Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the portion of the applicable Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            Section 2.12 Capital Adequacy. If after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder with respect to the Loans and the Revolving Loan Commitment (or, if applicable, Incremental Facility Commitments) to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, upon the earlier of demand by such Lender or the Maturity Date, the Borrower shall promptly pay to such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) Business Day after the date of demand or the Maturity Date, as applicable, until payment in full thereof at the Default Rate. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate such Lender for any amount under this subsection arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than ninety (90) days prior to the date on which such Lender submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Lender could not reasonably have known that the resulting reduction in return might arise. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct absent manifest error.

            Section 2.13 Lender Tax Forms. On or prior to the Agreement Date, and prior to the date on which any Person becomes a Lender hereunder, and from time to time thereafter if required by Applicable Law due to a change in circumstances or if reasonably requested by the Borrower or the Administrative Agent (unless such Lender is unable to do so by reasons of change in Applicable
Law), each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with (i) an accurate and duly completed United States Internal Revenue Service Form W-8BEN, W-8ECI or Form W-9, as the case may be, or other applicable or successor form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such Lender's entitlement to full exemption from United States withholding tax with respect to all payments to be made to such Lender hereunder or under any Note or other Loan Document, or, (ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN, W-8ECI or Form W-9 pursuant to clause (i) above, (A) an accurate and duly completed United States Internal Revenue Service Form W-8BEN, W-8ECI, or other applicable or successor form, certificate or document prescribed by the United States Internal Revenue Service certifying to such Lender's foreign status and (B) a certificate certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to all payments hereunder or under any Note or other Loan Document. In the event that the Borrower withholds a portion of any payment hereunder or under any Note or other Loan Document in accordance with this Section 2.13, the Borrower shall provide evidence that such taxes of any nature whatsoever in respect of this Agreement, any Loan or Note or other Loan Document shall have been paid to the appropriate taxing authorities by delivery to the Lender on whose account such payment was made of the official tax receipts or notarized copies of such receipts within thirty (30) days after payment of such tax. If the Borrower fails to make any such payment when due, the Borrower shall indemnify the Lenders for any incremental taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described above (other than if such failure is due to a change in Applicable Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification with respect to withholding taxes imposed by the United States and the Borrower shall be allowed to deduct from payments to such Lender hereunder and under any Note or other Loan Document, the amount of any such withholding taxes paid by the Borrower.

            Section 2.14 Letters of Credit.

            (a) Subject to the terms and conditions hereof, the Issuing Bank, on behalf of the Lenders, and in reliance on the agreements of the Lenders set forth in Section 2.14(d) hereof, hereby agrees to issue one or more Letters of Credit in a face amount not to exceed the Available Letter of Credit Commitment determined immediately prior to giving effect to the issuance thereof; provided, however, that the Issuing Bank shall not issue any Letter of Credit unless the conditions precedent to the issuance thereof set forth in Section 3.4 hereof have been satisfied, and shall have no obligation to issue any Letter of Credit if any Default then exists or would be caused thereby or if, after giving effect to such issuance, the Available Revolving Loan Commitment or the Available Letter of Credit Commitment would be less than zero; and provided further, however, that at no time shall the total Letter of Credit Obligations outstanding hereunder exceed $50,000,000.00. Each Letter of Credit shall (i) be denominated in Dollars, and (ii) expire no later than the earlier to occur of
(A) the fifth (5th) Business Day prior to the Revolving Loan Maturity Date or
(B) one (1) year after its date of issuance (but may contain provisions for automatic renewal; provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal). Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Bank shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank to exceed any limits imposed by, any Applicable Law. If a Letter of Credit provides that it is automatically renewable unless notice is given by the Issuing Bank that it will not be renewed, the Issuing Bank shall not be bound to give a notice of non-renewal unless directed to do so by the Required Lenders at least sixty-five (65) days prior to the then scheduled expiration date of such Letter of Credit. The Existing Letters of Credit shall be deemed to be Letters of Credit issued and outstanding under this Agreement on and after the Agreement Date.

            (b) The Borrower may from time to time request the issuance of, and be provided with by the Issuing Bank, Letters of Credit. The Borrower shall execute and deliver to the Administrative Agent and the Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by the Issuing Bank, not later than 12:00 noon (Charlotte, North Carolina time) on the fifth (5th) Business Day preceding the date on which the requested Letter of Credit is to be issued, or such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Section 3.4 hereof, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent following the issuance thereof. The Borrower shall pay or reimburse the Issuing Bank for normal and customary costs and expenses incurred by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

            (c) At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrower and each Lender, by telephone or telecopy, of the amount of the draw and, in the case of each Lender, such Lender's portion of such draw amount as calculated in accordance with its Revolving Loan Commitment Ratio.

            (d) The Borrower hereby agrees to immediately reimburse the Issuing Bank for amounts paid by the Issuing Bank in respect of draws under a Letter of Credit issued at the Borrower's request. In order to facilitate such repayment, the Borrower hereby irrevocably requests the Lenders having a Revolving Loan Commitment, and such Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Section 3.4 hereof with respect to conditions precedent to Advances hereunder), with respect to any drawing under a Letter of Credit prior to the occurrence of an event described in Sections 8.1(g) or (h) hereof, to make an Advance (which Advance may be a LIBOR Advance if the Borrower so requests in a timely manner or may be Converted to a LIBOR Advance as provided in this Agreement) to the Borrower on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Lender having a Revolving Loan Commitment shall pay its share of such Advance by paying its portion of such Advance to the Administrative Agent in accordance with Article 2 hereof and its Revolving Loan Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default (other than with respect to an event described in Sections 8.1 (g) or (h) hereof) then exists or would be caused thereby. If at any time that any Letters of Credit are outstanding, any of the events described in Sections 8.1 (g) or (h) hereof shall have occurred and be continuing, then each Lender having a Revolving Loan Commitment shall, automatically upon the occurrence of any such event and without any action on the part of the Issuing Bank, the Borrower, the Administrative Agent or such Lender, be deemed to have purchased an undivided participation in the face amount of all Letters of Credit then outstanding in an amount equal to such Lender's Revolving Loan Commitment Ratio of such Letters of Credit, and each Lender having a Revolving Loan Commitment shall, notwithstanding such Default or Event of Default, upon a drawing under any Letter of Credit, immediately pay to the Administrative Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Lender's participation in such drawn amount (and the Issuing Bank shall deliver to such Lender a loan participation certificate dated the date of the occurrence of such event and in the amount of such Lender's Revolving Loan Commitment Ratio). The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section 2.14(d) shall be subject to the terms and conditions of
Article 2 hereof. The obligation of each Lender having a Revolving Loan Commitment to make payments to the Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.14 shall be absolute and unconditional and no such Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason. The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders having a Revolving Loan Commitment to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, at the Federal Funds Rate.

            (e) The Borrower agrees that any action taken or omitted to be taken by the Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of the Issuing Bank, shall be binding on the Borrower as between the Borrower and the Issuing Bank, and shall not result in any liability of the Issuing Bank to the Borrower. The obligation of the Borrower to reimburse the Lenders for Advances made to reimburse the Issuing Bank for draws under the Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of any Loan
Document;

                  (ii) any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

                  (iii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

                  (iv) the existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting) or any Lender

(other than the defense of payment to such Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement or any other Loan Document, or any unrelated transaction;

                  (v) any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (vi) the insolvency of any Person issuing any documents in connection with any Letter of Credit;

                  (vii) any breach of any agreement between the Borrower and any beneficiary or transferee of any Letter of Credit, provided that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

                  (viii) any irregularity in the transaction with respect to which any Letter of Credit is issued, including, without limitation, any fraud by the beneficiary or any transferee of such Letter of Credit, provided that the same shall not be the result of the gross negligence or willful misconduct of the Issuing Bank;

                  (ix) any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code, provided that the same shall not be the result of the gross negligence or willful misconduct of the Issuing Bank;

                  (x) any act, error, neglect, default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank, provided that the same shall not have constituted the gross negligence or willful misconduct of the Issuing Bank;

                  (xi) any other circumstances arising from causes beyond the control of the Issuing Bank;

                  (xii) payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank; and

                  (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct of the Issuing Bank.

            (f) If any change in Applicable Law, any change in the interpretation or administration thereof, or any change in compliance with Applicable Law by the Issuing Bank or any Lender as a result of any official request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against Letters of Credit issued by the Issuing Bank or against participations by any other Lender in the Letters of Credit or (ii) impose on the Issuing Bank or any other Lender any other condition regarding any Letter of Credit or any participation therein, and the result of any of the foregoing in the reasonable determination of the Issuing Bank or such Lender, as the case may be, is to increase the cost to the Issuing Bank or such Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, as the case may be, by an amount (which amount shall be reasonably determined) deemed by the Issuing Bank or such Lender to be material, and the designation of a different lending office will not avoid the need for additional compensation, then, on request by the Issuing Bank or such Lender, the Borrower shall pay, within ten (10) days after demand, the Issuing Bank or such Lender, as the case may be, such additional amount or amounts as the Issuing Bank or such Lender, as the case may be, so determines will compensate it for such increased costs. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate such Lender for any amount under this subsection arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than ninety (90) days prior to the date on which such Lender submits such request and
(ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Lender could not have known that the resulting reduction in return might arise. A certificate of the Issuing Bank or such Lender setting forth the amount, and in reasonable detail the basis for the Issuing Bank or such Lender's determination of such amount, to be paid to the Issuing Bank or such Lender by the Borrower as a result of any event referred to in this Section 2.14(f) shall, absent manifest error, be conclusive.

            (g) Each Lender having a Revolving Loan Commitment shall be responsible for its pro rata share (based on such Lender's Revolving Loan Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including, without limitation, reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrower's or any guarantor's obligations to reimburse or otherwise. In the event the Borrower shall fail to pay such expenses of the Issuing Bank within ten (10) days after demand for payment by the Issuing Bank, each Lender having a Revolving Loan Commitment shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender's Revolving Loan Commitment Ratio) of such expenses within five (5) days from the date of the Issuing Bank's notice to the Lenders having a Revolving Loan Commitment of the Borrower's failure to pay; provided, however, that if the Borrower or any guarantor shall thereafter pay such expense, the Issuing Bank will repay to each Lender having a Revolving Loan Commitment Ratio the amounts received from such Lender hereunder.

            (h) The Borrower agrees that each Advance by the Lenders having a Revolving Loan Commitment to reimburse the Issuing Bank for draws under any Letter of Credit, shall, for all purposes hereunder, be deemed to be an Advance under the Revolving Loan Commitment to the Borrower and shall be payable and bear interest in accordance with all other Revolving Loans to the Borrower.

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

            (i) The Borrower will indemnify and hold harmless the Lead Arranger, the Administrative Agent, the Issuing Bank and each other Lender and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees, but excluding taxes) which may be imposed on, incurred by or asserted against the Administrative Agent, the Issuing Bank or any such other Lender in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrower shall not be liable to the Administrative Agent, the Issuing Bank or any such Lender for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Lead Arranger, the Administrative Agent, the Issuing Bank or such Lender, as the case may be, as determined by a non-appealable judicial order. This Section 2.14(i) shall survive termination of this Agreement.

            Section 2.15 Incremental Facility Loans.

                  (a) Subject to the terms and conditions of this Agreement, the Borrower may request the Incremental Facility Commitment; provided, that (i) the Borrower may not request the Incremental Facility Commitment or an Incremental Facility Advance after the occurrence and during the continuance of a Default, including, without limitation, any Default that would result after giving effect to any Incremental Facility Advance; (ii) the Borrower may request only seven
(7) Incremental Facility Commitments (although such commitments may be from more than one Lender) and must request a minimum Incremental Facility Commitment of $25,000,000.00, or if less, the remaining amount permitted pursuant to this
Section 2.15 after giving effect to any prior Incremental Facility Commitments or Incremental Facility Loans and (iii) the sum of (A) all outstanding Incremental Facility Commitments, plus (B) all outstanding Incremental Facility Loans, shall not exceed $400,000,000.00. The maturity date for the Incremental Facility Loans shall be no earlier than six (6) calendar months after the later of (i) the Term Loan A Maturity Date or (ii) Term Loan B Maturity Date (or, if no Term Loans are outstanding, the Incremental Facility Maturity Date of the most recently funded Incremental Facility Loan outstanding at such time) and the weighted average life of each Incremental Facility Loan shall be longer than the weighted average life of the longer of the Term Loan A or the Term Loan B (or, if no Term Loans are outstanding, the most recently funded Incremental Facility Loan outstanding at such time). The decision of any Lender to make an Incremental Facility Commitment to the Borrower shall be at such Lender's sole discretion and shall be made in writing. The Incremental Facility Commitment (x) must be in the form of a term loan facility, (y) must not require principal repayment earlier, or in an amount larger (or percentage greater), than those set forth in the repayment schedule for the Term Loans as set forth in Section 2.7(b) hereof (or, if no Term Loans are outstanding, the repayment schedule set forth in the Notice of Incremental Facility Commitment for the most recently funded Incremental Facility Loan outstanding at such time) and (z) must not contain any terms and conditions more restrictive than those set forth herein and therein. Each Lender shall have the right, but not the obligation, to participate in any Incremental Facility Commitment on a pro rata basis. The Borrower may, at its own expense, solicit Incremental Facility Commitments from third party financial institutions reasonably acceptable to the Administrative Agent. Any

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

such financial institution (if not already a Lender hereunder) shall become a party to this Agreement as a Lender, pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

            (b) Prior to the effectiveness of the Incremental Facility Commitment, the Borrower shall (i) deliver to the Administrative Agent and the Lenders a Notice of Incremental Facility Commitment in substantially the form of Exhibit M attached hereto; and (ii) provide revised projections to the Administrative Agent and the Lenders, which shall be in form and substance reasonably satisfactory to the Administrative Agent and which shall demonstrate the Borrower's ability to timely repay such Incremental Facility Commitment and any Incremental Facility Loans thereunder and to comply with the covenants contained in Sections 7.8, 7.9, 7.10 and 7.11.

            (c) No Incremental Facility Commitment shall by itself result in any reduction of the Commitment or of the Commitment Ratio of the Lender making such Incremental Facility Commitment.

            (d) Incremental Facility Loans shall bear interest at the Base Rate or LIBOR, in each case, plus an interest rate margin based on prevailing market conditions at such time and as agreed upon between the Borrower and the Lenders holding such Incremental Facility Commitments. At the option of the Borrower, Incremental Facility Loans may (i) rank pari passu with the Loans and other Obligations outstanding hereunder immediately prior to incurrence of such Incremental Facility Loans, including without limitation, for the purposes of Sections 2.9, 2.11 and 8.3 and with respect to Collateral securing such Loans and other Obligations (in which case the Incremental Facility Loans shall be governed by this Agreement and the other Loan Documents) or (ii) be secured by a second priority Lien on the Collateral securing the Loans and other Obligations outstanding hereunder immediately prior to incurrence of such Incremental Facility Loans, subject to a customary intercreditor agreement and such additional Loan Documents, in each case, as are reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent. Subject to Section 2.15(a) hereof, Incremental Facility Loans shall be repaid as agreed to by the Borrower and each Lender making such Incremental Facility Loans.

            (e) Incremental Facility Advances shall be requested by the Borrower pursuant to a request (which shall be in substantially the form of a Request for Advance) delivered in the same manner as a Request for Advance, but shall be funded pro rata only by those Lenders holding the Incremental Facility Commitment.

            Section 2.16 Increases to the Revolving Loan Commitment.

      (a) Subject to the terms and conditions of this Agreement, the Borrower may request increases to the Revolving Loan Commitment; provided that (i) the Borrower may not request any increase to the Revolving Loan Commitment after the occurrence and during the continuance of a Default, including, without limitation, any Default that would result after giving effect to any increase to the Revolving Loan Commitment; (ii) the Borrower may request only four (4) increases to the Revolving Loan Commitment (although such increases to the Revolving Loan Commitment may be from more than one Lender) and must request a minimum increase to the Revolving Loan Commitment of $25,000,000.00, or if less, the remaining amount permitted pursuant to this Section 2.16 after giving effect to any prior increases to the Revolving Loan Commitment; and (iii) the aggregate amount of increases to the Revolving Loan Commitment shall not exceed $100,000,000.00. The decision of any Lender to commit to an increase in the Revolving Loan Commitment shall be at such Lender's sole discretion and shall be made in writing. Each Lender shall have the right, but not the obligation, to participate in any increase in the Revolving Loan Commitment on a pro rata basis. The Borrower may, at its own expense, solicit additional Revolving Loan Commitments from third party financial institutions reasonably acceptable to the Administrative Agent and the Borrower. Any such financial institution (if not already a Lender hereunder) shall become a party to this Agreement as a Lender, pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

      (b) Prior to the effectiveness of any increase to the Revolving Loan Commitment, the Borrower shall deliver to the Administrative Agent and the Lenders a Notice of Revolving Increase.

      (c) Each increase in the Revolving Loan Commitment and all Revolving Loans made in connection with such increase in the Revolving Loan Commitment (i) shall be subject to the terms applicable to the Revolving Loan Commitment and Revolving Loans in this Agreement (including, without limitation, the terms applicable to pricing and maturity pursuant to Section 2.7(b) hereof); (ii) shall for all purposes be Loans and Obligations hereunder and under the Loan Documents; (iii) shall be represented by a replacement Revolving Loan Note which shall be exchanged for the Revolving Loan Note of any Lender committing to an increase in the Revolving Loan Commitment; and (iv) shall rank pari passu with the other Loans for purposes of Sections 2.9 and 8.2 hereof.

      (d) The outstanding Revolving Loans, Revolving Loan Commitment Ratios and each Lender's share of the Letter of Credit Obligations will be reallocated by the Administrative Agent on the effective date of any increase in the Revolving Loan Commitment among the Lenders in accordance with their revised Revolving Loan Commitment Ratios.

                                    ARTICLE 3

                              Conditions Precedent

            Section 3.1 Conditions Precedent to Effectiveness of Agreement. The obligation of the Lenders to undertake the Commitments and the effectiveness of this Agreement are subject to the prior or contemporaneous fulfillment of each of the following conditions:

            (a) The Administrative Agent and the Lenders shall have received each of the following:

                  (i) this Agreement duly executed;

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

                  (ii) duly executed Notes in favor of each Lender requesting a Note;

                  (iii) duly executed Reaffirmation Agreement;

                  (iv) the loan certificate of the Borrower dated as of the Agreement Date, in substantially the form attached hereto as Exhibit J-1, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the Articles of Incorporation of the Borrower as in effect on the Agreement Date, (B) a true, complete and correct copy of the By-laws of the Borrower as in effect on the Agreement Date, (C) certificates of good standing for the Borrower issued by the Secretary of State or similar state official for the state of incorporation of the Borrower and, to the extent requested by the Administrative Agent, for each state in which the Borrower is required to qualify to do business, (D) a true, complete and correct copy of the corporate resolutions of the Borrower authorizing the Borrower to execute, deliver and perform this Agreement and the other Loan Documents and (E) a true, complete and correct copy of any shareholders' agreements or voting agreements in effect with respect to the Ownership Interests of the Borrower;

                  (v) a loan certificate of each Restricted Subsidiary of the Borrower (including all License Subs existing as of the Agreement Date) dated as of the Agreement Date, in substantially the form attached hereto as Exhibit J-2, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the Articles or Certificate of Incorporation or Formation of such Person as in effect on the Agreement Date, (B) a true, complete and correct copy of the By-laws or Operating Agreement of such Person as in effect on the Agreement Date, (C) certificates of good standing for such Person issued by the Secretary of State or similar state official for the state of incorporation or formation of such Person and, to the extent requested by the Administrative Agent, for each state in which such Person is required to qualify to do business, (D) a true, complete and correct copy of the resolutions of such Person (or another appropriate Person) authorizing such Person to execute, deliver and perform the Loan Documents to which it is a party and (E) a true, complete and correct copy of any shareholders' agreements or voting agreements in effect with respect to the Ownership Interests of such Person;

                  (vi) copies of insurance binders or certificates covering the assets of the Borrower and its Restricted Subsidiaries, and otherwise meeting the requirements of Section 5.5 hereof;

                  (vii) legal opinions of (A) Proskauer Rose, LLP, corporate counsel to the Borrower and its Restricted Subsidiaries, (B) FCC counsel to the Borrower and its Restricted Subsidiaries, and (C) such other legal opinions as may be reasonably requested by the Administrative Agent, in each case, addressed to each Lender and the Administrative Agent and dated as of the Agreement Date which shall be in form and substance acceptable to the Administrative Agent;

                  (viii) duly executed Certificate of Financial Condition for the Borrower and its Restricted Subsidiaries on a consolidated basis as to the financial condition, solvency, pro forma covenant compliance and related matters in form and substance reasonably satisfactory to the Administrative Agent;

                  (ix) copies of (A) the unaudited financial statements of the Borrower and its Restricted Subsidiaries for the fiscal period ended September 30, 2005, certified by the chief financial officer of the Borrower, and (B) audited financial statements of the Borrower and its Subsidiaries on a consolidated basis, for fiscal year 2004;

                  (x) projected financial statements and calculations of the Borrower and its Restricted Subsidiaries covering the term of this Agreement, in form and substance satisfactory to the Administrative Agent and the Lenders, specifically demonstrating (x) the Borrower's pro forma compliance with Sections 7.8, 7.9, 7.10 and 7.11 hereof and (y) the Borrower's ability to meet its repayment obligations hereunder through the Maturity Date; provided that any updates or modifications to the projected financial statements of the Borrower and its Restricted Subsidiaries previously received by the Administrative Agent shall be in form and substance reasonably satisfactory to the Administrative Agent;

                  (xi) updated Uniform Commercial Code Lien and tax Lien search results with respect to the Borrower and its Restricted Subsidiaries;

                  (xii) evidence reasonably satisfactory to the Administrative Agent and the Lenders that there exists no Indebtedness for borrowed money of the Borrower or its Restricted Subsidiaries (other than Indebtedness permitted under Section 7.1 hereof) and no Liens existing except for Permitted Liens and delivery to the Administrative Agent of pay-off letters and other documents requested by the Administrative Agent in form and substance satisfactory to it evidencing repayment, termination, reconveyance and release of such Indebtedness or Liens;

                  (xiii) delivery to the Administrative Agent of all possessory collateral, including, without limitation, any pledged notes or pledged stock, together with the undated stock powers or note powers endorsed in blank, as applicable;

                  (xiv) all such other documents as the Administrative Agent may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

            (b) The Administrative Agent and the Lenders shall have received evidence satisfactory to them that all Necessary Authorizations to the (i) execution, delivery and performance of this Agreement and the other Loan Documents, and (ii) granting of Liens in all Operating Agreements and other material contracts and leases of the Borrower and its Restricted Subsidiaries, each of which shall be in form and substance satisfactory to the Administrative Agent, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, overtly threatened reversal or cancellation.

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

            (c) The Borrower shall certify to the Administrative Agent and the Lenders that each of the representations and warranties in Article 4 hereof and each other Loan Document are true and correct as of the Agreement Date and that no Default or Event of Default then exists or is continuing.

            (d) (i) There shall not exist as of the Agreement Date any action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrower, overtly threatened against or in any manner relating adversely to, the Borrower, any of its Restricted Subsidiaries, any of their respective properties or the transactions contemplated hereby and (ii) no event shall have occurred and no condition exist, in each case, which, in the reasonable judgment of the Required Lenders, has had or could be expected to have a Materially Adverse Effect.

            (e) The Borrower shall have paid to the Administrative Agent for the account of itself and each Lender the fees, expenses and other amounts due as set forth in the fee letter dated August 19, 2005.

            Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make, Convert or Continue each Advance on or after the Agreement Date is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

            (a) All of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Restricted Subsidiaries), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance (except to the extent previously fulfilled in accordance with the terms hereof and to the extent relating specifically to a specific prior date), shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties, and no Default hereunder shall then exist or be caused thereby.

            (b) With respect to Advances which, if funded, would increase the aggregate principal amount of the Loans outstanding hereunder, the Administrative Agent shall have received a duly executed Request for Advance.

            (c) The Administrative Agent and the Lenders shall have received all such other certificates, reports, statements, opinions of counsel (if such Advance is in connection with an Acquisition) or other documents as the Administrative Agent or any Lender may reasonably request.

            (d) With respect to any Advance relating to any Acquisition or the formation of any Restricted Subsidiary which is permitted hereunder, the Administrative Agent and the Lenders shall have received certified documents and instruments relating to such Acquisition or such formation of a new Restricted Subsidiary as are described in Section 5.13 hereof or otherwise required herein.

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

            (e) No event shall have occurred and no condition exist, in each case, which, in the reasonable judgment of the Required Lenders, has had or could be expected to have a Materially Adverse Effect.

            (f) On the date of such Advance, after giving effect to the Advance requested, the Borrower shall be in compliance on a pro forma basis with the covenants set forth in Sections 7.8, 7.9, 7.10 and 7.11 hereof and that no Default or Event of Default shall be caused hereunder by such Advance.

      The acceptance of proceeds of any Advance which would increase the aggregate principal amount of Loans outstanding shall be deemed to be a representation and warranty by the Borrower as to compliance with this Section
3.2 on the date any such Loan is made.

            Section 3.3 Conditions Precedent to Term Loan A. The obligation of the Lenders to make the Term Loan A hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such issuance:

            (a) The Administrative Agent and the Lenders shall have received all legal opinions provided in connection with the Station WSAZ Acquisition, including, without limitation, legal opinions from FCC counsel to the Borrower and its Restricted Subsidiaries, addressed to the Lenders and the Administrative Agent or accompanied by written consents permitting the Lenders and the Administrative Agent to rely on such opinions.

            (b) The Administrative Agent shall have received copies of (i) the unaudited financial statements of Station WSAZ for the fiscal years ended February 29, 2004 and February 28, 2005, in form and substance reasonably satisfactory to the Administrative Agent, (ii) unaudited financial statements for Station WSAZ for each interim quarterly period ended at least forty-five
(45) days prior to the Agreement Date and (iii) unaudited financial statements for Station WSAZ for each interim monthly period ended at least fifteen (15) days prior to the Agreement Date.

            (c) The Administrative Agent shall have received (i) a pro forma balance sheet for the Borrower and its Restricted Subsidiaries after giving effect to both the Station WSAZ Acquisition and to this Agreement, and (ii) evidence satisfactory to the Administrative Agent and the Lenders that, after giving effect to the Station WSAZ Acquisition and any Advances made in connection with the Station WSAZ Acquisition, the Borrower shall be in compliance on a pro forma basis with the covenants set forth in Sections 7.8, 7.9, 7.10 and 7.11 hereof and that no Default or Event of Default shall be caused hereunder or under any other Loan Document.

            (d) The Administrative Agent and the Lenders shall have received evidence satisfactory to them that all Necessary Authorizations to the consummation of the Station WSAZ Acquisition are in form and substance reasonably satisfactory to the Administrative Agent, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation.

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

            (e) The Administrative Agent shall have received satisfactory evidence that none of the Station WSAZ Acquisition Documents were altered, amended or otherwise changed or supplemented, in each case in any respect, or any condition therein waived without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).

            (f) The Station WSAZ Acquisition shall have been consummated in accordance with the terms of the Station WSAZ Acquisition Documents and in compliance with all Applicable Laws.

            (g) No injunction, order or claim exists that would materially adversely impact the Station WSAZ Acquisition.

            Section 3.4 Conditions Precedent to Issuance of Letters of Credit.

The obligation of the Issuing Bank to issue each Letter of Credit hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such issuance:

            (a) All of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Restricted Subsidiaries), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance (except to the extent previously fulfilled in accordance with the terms hereof and to the extent relating specifically to a specific prior date), shall be true and correct at such time in all material respects, both before and after giving effect to the issuance of the Letter of Credit, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties, and no Default hereunder shall then exist or be caused thereby.

            (b) The Administrative Agent shall have received a duly executed Request for Issuance of Letter of Credit.

            (c) The Administrative Agent and the Lenders shall have received all such other certificates, reports, statements, opinions of counsel (if such Letter of Credit is in connection with an Acquisition) or other documents as the Administrative Agent or any Lender may reasonably request.

            (d) No event shall have occurred and no condition exist, in each case, which, in the reasonable judgment of the Required Lenders, has had or could be expected to have a Materially Adverse Effect.

            (e) On the date of issuance of such Letter of Credit, after giving effect to the Letter of Credit requested, the Borrower shall be in compliance on a pro forma basis with the covenants set forth in Sections 7.8, 7.9, 7.10 and
7.11 of this Agreement and that no Default or Event of Default shall be caused hereunder by such Letter of Credit.

                                    ARTICLE 4

                         Representations and Warranties

            Section 4.1 Representations and Warranties. The Borrower hereby represents and warrants, upon the Agreement Date, in favor of the Administrative Agent and each Lender, that:

            (a) Organization; Ownership; Power; Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. Each Restricted Subsidiary of the Borrower is a Person duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and has the power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Borrower and its Restricted Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except where failure to be so qualified, in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.

            (b) Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, and the Borrower has the corporate power and has taken all necessary corporate action to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower, in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (the "Bankruptcy Exception").

            (c) Restricted Subsidiaries: Authorization; Enforceability. The Borrower's Restricted Subsidiaries, and the Borrower's direct and indirect ownership thereof, in each case as of the Agreement Date, are as set forth on
Schedule 4 attached hereto, and the Borrower has the unrestricted right to vote the issued and outstanding Ownership Interests of the Restricted Subsidiaries shown thereon; such Ownership Interests of such Restricted Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Restricted Subsidiary of the Borrower has the power and has taken all necessary action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Restricted Subsidiary of the Borrower is party is a legal, valid and binding obligation of such Restricted Subsidiary enforceable against such Restricted Subsidiary in accordance with its terms, subject, as

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

enforcement of remedies, to the Bankruptcy Exception. The Borrower's Ownership Interest in each of its Restricted Subsidiaries represents a direct or indirect controlling interest of such Restricted Subsidiary for purposes of directing or causing the direction of the management and policies of each Restricted Subsidiary.

            (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and by the Borrower and its Restricted Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting the Borrower or any of its Restricted Subsidiaries, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or partnership agreements or operating agreements or trust agreements, as the case may be, as amended, of the Borrower or of any of its Restricted Subsidiaries, or under any material Operating Agreement, or any other material indenture, agreement, or other instrument, to which the Borrower or any of its Restricted Subsidiaries is a party or by which any of them or their respective properties may be bound, including, without limitation, the Subordinated Note Indenture, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Restricted Subsidiaries, except for Permitted Liens.

            (e) Business. The Borrower, together with its Restricted Subsidiaries, is engaged only in the Permitted Businesses.

            (f) Licenses; Operating Agreements.

                  (i) Each of the Borrower and its Restricted Subsidiaries has all requisite power and authority, material Operating Agreements and Licenses to own and operate its properties and to carry on its businesses as now conducted and as proposed to be conducted. Schedule 3 annexed hereto, as it may be supplemented, correctly describes each of the Stations and each such Permitted Business and sets forth all of the material Operating Agreements and Licenses of the Borrower and its Restricted Subsidiaries and correctly sets forth the termination date, if any, of each such Operating Agreements and License. A true, correct and complete copy of each material Operating Agreement and License set forth in Schedule 3 has been made available to the Administrative Agent. Each material Operating Agreement and License was duly and validly issued pursuant to procedures which comply in all material respects with all requirements of Applicable Law. As of the Agreement Date and at all times thereafter, the Borrower and its Restricted Subsidiaries have the right to use all material Licenses required in the ordinary course of business for all Stations and any Permitted Business, and each such License is in full force and effect. Each of the Borrower and it Restricted Subsidiaries has taken all material actions and performed all of its material obligations that are necessary to maintain all material Licenses without adverse modification or impairment. Except as shown on
Schedule 3, no event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of or any order of forfeiture with respect to, any material License or (ii) materially

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

and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Borrower or any of its Restricted Subsidiaries thereunder. Except as set forth on Schedule 3, each FCC License is held by a License Sub. Except as set forth in Schedule 3, none of the FCC Licenses requires that any present stockholder, director, officer or employee of the Borrower or any of its Restricted Subsidiaries remain a stockholder or employee of such Person, or that any transfer of control of such Person must be approved by any public or governmental body other than the FCC.

                  (ii) Except as shown on Schedule 3, neither the Borrower nor any of its Restricted Subsidiaries is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the radio or television industries generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of the Licenses of any such Person. Neither the Borrower nor any of its Restricted Subsidiaries has any reason to believe that any material Licenses listed and described in Schedule 3 will not be renewed in the ordinary course. Each of the Borrower and its Restricted Subsidiaries, as applicable, (a) has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communication Act or pursuant to FCC Regulations or requests of any regulatory body having jurisdiction over any of its Licenses, (b) has submitted to the FCC on a timely basis all required equal employment opportunity reports, and (c) is in compliance in all material respects with the Communications Act, including all FCC Regulations relating to the broadcast of television signals, all FCC Regulations concerning the limits on the duration of advertising in children's programming and the record keeping obligations relating to such advertising, the Children's Television Act and all FCC Regulations promulgated thereunder and all equal employment opportunity-related FCC Regulations. The Borrower and its Restricted Subsidiaries maintain appropriate public files at the Stations and at any other Permitted Business in a manner that complies in all material respects with all FCC Regulations.

                  (iii) The Ownership Reports filed by the Borrower and its Restricted Subsidiaries with the FCC are true, correct and complete in all material respects and there have been no material changes in the ownership of the Borrower or any Restricted Subsidiary of the Borrower since the filing of such Ownership Reports other than as described in information filed with the FCC and made available for examination by the Administrative Agent.

            (g) Compliance with Law. The Borrower and its Restricted Subsidiaries are in compliance with all Applicable Law, except where the failure to be in compliance would not individually or in the aggregate have a Materially Adverse Effect.

            (h) Title to Assets. The Borrower and its Restricted Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of their respective material assets. None of the properties or assets of the Borrower or any of its Restricted Subsidiaries is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of its Restricted Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its

Restricted Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of its Restricted Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

            (i) Litigation. Except as set forth on Schedule 5 hereto, there is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrower, overtly threatened against or in any other manner relating adversely to, the Borrower or any of its Restricted Subsidiaries or any of their respective properties, including, without limitation, the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body which could reasonably be expected to have a Materially Adverse Effect. No action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to the Borrower or any of its Restricted Subsidiaries, would have a Materially Adverse Effect.

            (j) Taxes. All federal, state and other material tax returns of the Borrower, each of its Restricted Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or by any of its Restricted Subsidiaries or imposed upon the Borrower or any of its Restricted Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (A) the payment of which the Borrower or any of its Restricted Subsidiaries is diligently contesting in good faith by appropriate proceedings, (B) for which adequate reserves have been provided on the books of the Borrower or the Restricted Subsidiary of the Borrower involved, and (C) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Borrower and each of its Restricted Subsidiaries in respect of taxes are, in the reasonable judgment of the Borrower, adequate.

            (k) Financial Statements; Projections.

                  (i) The Borrower has furnished or caused to be furnished to the Administrative Agent and the Lenders a Form 10-K for the Borrower and its Restricted Subsidiaries on a consolidated basis for the fiscal year ended December 31, 2004 and unaudited financial statements for the quarter ended September 30, 2005 which, together with other financial statements furnished to the Lenders subsequent to the Agreement Date have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrower and its Restricted Subsidiaries on a consolidated and consolidating basis, as the case may be, on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end and audit adjustments). None of the Borrower or any of its Restricted Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements most recently delivered on the Agreement Date or pursuant to Section 6.1, 6.2 or 6.3 hereof, and there are no material unrealized losses of the Borrower and its Restricted Subsidiaries taken as a whole and no material anticipated losses of the Borrower and its Restricted Subsidiaries taken as a whole other than those which have been previously disclosed in writing to the Administrative Agent and the Lenders and identified as such.

                  (ii) The Borrower has delivered to the Administrative Agent and the Lenders projections for fiscal years 2005 through 2012 (which projections include the effect of the Station WSAZ Acquisition). Such projections were prepared by the Borrower in good faith on the basis of assumptions the Borrower believes were reasonable in light of the conditions existing at the time of preparation thereof and remain reasonable as of the date hereof, and as of the date hereof no facts which are known to the Borrower which the Borrower believes would cause a material adverse change in such projections. It is acknowledged and understood that the projections as they relate to future events are not to be viewed as representations and warranties that such events will occur and actual results may differ significantly from the projected results.

            (l) No Material Adverse Change. There has occurred no event since December 31, 2004 which has or which could reasonably be expected to have a Materially Adverse Effect.

            (m) ERISA. The Borrower and each of its Subsidiaries and each of their respective Plans are in material compliance with ERISA and the Code, and neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any material accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. Neither the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any material liability to PBGC (other than premium payments) in connection with any such Plan. Except as set forth in the Borrower's annual report on Form 10-K for fiscal year ended December 31, 2004, the present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) based on the actuarial assumptions used for funding purposes as set forth in Financial Accounting Standards Board SFAS No. 87 ("FASB 87") using the methodology under FASB 87 to calculate the accumulated benefit obligation, did not exceed as of the most recent Pension Plan actuarial valuation date the then current fair market value of the assets of such Pension Plan. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to a material tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, is or has been obligated to make any payment to a Multiemployer Plan.

            (n) Compliance with Regulations T, U and X. Neither the Borrower nor any of its Restricted Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any of its Restricted Subsidiaries owns or presently intends to acquire, any "margin security" or "margin stock" (the "margin stock") as defined in Regulations T, U, and X (12 C.F.R. Parts 220, 221 and 224) of the Board of Governors of the Federal Reserve System (the "Fed Regulations") which would result in any violation of the Fed Regulations. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations, in each case which would result in any violation of the Fed Regulations. The Borrower has not taken, caused or authorized to be taken, and will not take any action which might cause this Agreement to violate any Fed Regulation or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrower will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of the applicable Federal Reserve Forms referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, reasonably requested by the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of any Fed Regulation.

            (o) Investment Company Act. Neither the Borrower nor any of its Restricted Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Restricted Subsidiaries of this Agreement and the Loan Documents violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

            (p) Governmental Regulation. Neither the Borrower nor any of its Restricted Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document. Neither the Borrower nor any of its Restricted Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document, other than filing of appropriate Uniform Commercial Code financing statements and mortgages.

            (q) Absence of Default, Etc. The Borrower and its Restricted Subsidiaries are in material compliance in all respects with all of the provisions of their respective partnership agreements, operating agreements, certificates or articles of incorporation and by-laws, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes,
(i) a Default or (ii) a material

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default by the Borrower or any of its Restricted Subsidiaries under any indenture, agreement or other instrument relating to Indebtedness of the Borrower or any of its Restricted Subsidiaries in the amount of $5,000,000.00 or more in the aggregate, any material license, or any judgment, decree or order to which the Borrower or any of its Restricted Subsidiaries is a party or by which the Borrower or any of its Restricted Subsidiaries or any of their respective properties may be bound or affected.

            (r) Accuracy and Completeness of Information. All material information, reports, prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries and furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders, taken as a whole, were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable and attainable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

            (s) Agreements with Affiliates. Except for agreements or arrangements with Affiliates wherein the Borrower or one or more of its Restricted Subsidiaries provides services to such Affiliates for fair consideration or which are set forth on Schedule 6 attached hereto, neither the Borrower nor any of its Restricted Subsidiaries has (i) any written agreements or binding arrangements of any kind with any Affiliate or (ii) any management or consulting agreements of any kind with any Affiliate.

            (t) Payment of Wages. The Borrower and each of its Restricted Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and to the knowledge of the Borrower and each of its Restricted Subsidiaries, such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees.

            (u) Priority. The Security Interest is a valid and perfected first priority security interest (subject to Permitted Liens) in the Collateral in favor of the Administrative Agent, for the benefit of itself and the Lenders, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by the Bankruptcy Exception (insofar as it relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Restricted Subsidiaries, as the case may be).

            (v) Indebtedness. Except as described on Schedule 7 attached hereto none of the Borrower nor any of its Restricted Subsidiaries has outstanding, as of the Agreement Date,

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and after giving effect to the initial Advances hereunder on the Agreement Date, any Indebtedness.

            (w) Solvency. As of the Agreement Date and after giving effect to the transactions contemplated by the Loan Documents (i) the property of the Borrower, at a fair valuation, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrower will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 4.1(w), "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

            (x) Patents, Trademarks, Franchises, etc. The Borrower and each of its Restricted Subsidiaries owns, possesses, or has the right to use all necessary patents, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights and franchises, and rights with respect thereof, necessary to conduct its respective business as now conducted, without known conflict with any patent, trademark, trade name, service mark, franchise, or copyright of any other Person, and in each case, subject to no mortgage, pledge, Lien, lease, encumbrance, charge, security interest, title retention agreement or option, other than Permitted Liens. All such patents, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and franchises are listed as of the Agreement Date on Schedule 8 attached hereto and are in full force and effect, the holder thereof is in full compliance in all material respects with all of the provisions thereof, and no such asset or agreement is subject to any pending or, to the Borrower's knowledge, threatened attack or revocation.

            (y) Collective Bargaining. None of the employees of the Borrower or any of its Restricted Subsidiaries is a party to any collective bargaining agreement with the Borrower or any of its Restricted Subsidiaries except as set forth on Schedule 9 attached hereto, and, to the knowledge of the Borrower and its officers, there are no material grievances, disputes, or controversies with any union or any other organization of the employees of the Borrower or any of its Restricted Subsidiaries or threats of strikes, work stoppages, or any asserted pending demands for collective bargaining by any union or other organization except as set forth on Schedule 9 attached hereto.

            (z) Environmental Protection.

                  (i) Except as set forth in Schedule 10 attached hereto, neither the Borrower nor any of its Restricted Subsidiaries nor any of their respective Real Property or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (A) any Environmental Law, (B) any Environmental Claim or (C) any Hazardous Materials Activity;

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

                  (ii) Neither the Borrower nor any of its Restricted Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9604) or any comparable state law.

                  (iii) There are no and, to the Borrower's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect;

                  (iv) Neither the Borrower nor any of its Restricted Subsidiaries, nor, to the Borrower's knowledge, any predecessor of the Borrower or any of its Restricted Subsidiaries has filed any notice under any Environmental Law indicating past or present Release of Hazardous Materials on any Real Property, and neither the Borrower nor any of its Restricted Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste (other than hazardous waste generated in the ordinary course of business, and which is not reasonably likely to materially adversely affect the Real Property or have a Materially Adverse Effect), as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

                  (v) Compliance with all current requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Materially Adverse Effect.

      Notwithstanding anything in this Section 4.1(z) to the contrary, to the knowledge of Borrower or any of its Restricted Subsidiaries, no event or condition has occurred or is occurring with respect to the Borrower or any of its Restricted Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or could reasonably be expected to have a Materially Adverse Effect.

            (aa) OFAC. None of the Borrower, any Restricted Subsidiary of the Borrower or any Affiliate of the Borrower: (i) is a Sanctioned Person, (ii) has a substantial portion of its assets in Sanctioned Entities, or (iii) derives a substantial portion of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

            Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and any other Loan Document shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Agreement Date and on the date of the making, Continuation or Conversion of each Advance or issuance of Letter of Credit, except to the extent relating specifically to the Agreement Date or

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

an earlier date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making, Continuation or Conversion of any Advance under this Agreement.

                                    ARTICLE 5

                                General Covenants

      So long as any of the Obligations is outstanding and unpaid (other than contingent indemnity and expense reimbursement obligations for which no claim has been made) or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

            Section 5.1 Preservation of Existence and Similar Matters. Except as permitted under Section 7.4 hereof, the Borrower will, and will cause each of its Restricted Subsidiaries to:

            (a) preserve and maintain its existence, and its material rights, franchises, Licenses and privileges; and

            (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for such failure to so qualify and be so authorized as could not reasonably be expected to have a Materially Adverse Effect.

            Section 5.2 Business; Compliance with Applicable Law. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) engage only in Permitted Businesses, and (b) comply in all material respects with the requirements of all Applicable Law.

            Section 5.3 Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets, and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

            Section 5.4 Accounting Methods and Financial Records. The Borrower will, and will cause each of its Restricted Subsidiaries on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of their respective properties and assets. The Borrower and its Restricted Subsidiaries will maintain a fiscal year ending on December 31st.

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

            Section 5.5 Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to:

            (a) maintain insurance, including, without limitation, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each of its Restricted Subsidiaries as is prudent for similarly situated companies engaged in the television broadcast industry or same industry as any other Permitted Business, as applicable, and as is reasonably acceptable to the Administrative Agent;

            (b) keep their respective assets insured by insurers on terms and in a manner reasonably acceptable to the Administrative Agent against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for companies in similarly situated industries and reasonably satisfactory to the Administrative Agent, all premiums thereon to be paid by the Borrower and its Restricted Subsidiaries; and

            (c) require that each insurance policy provide for at least thirty
(30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Administrative Agent as additional named lender loss payee and, as appropriate, additional insured, to the extent of the Obligations.

      In addition to the foregoing, in the event that any insurer distributes insurance proceeds, a condemnation award, or any other disbursement in connection with any of the foregoing insurance policies, the Administrative Agent is authorized to collect such distribution and, if received by the Borrower or any of its Restricted Subsidiaries, such distribution shall be paid over to the Administrative Agent; provided that all such proceeds shall be paid over to the Borrower unless an Event of Default has occurred and is continuing. Any such distribution shall be applied to prepay the Loans as set forth in
Section 2.7(b)(iii) hereof.

            Section 5.6 Payment of Taxes and Claims. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; provided, however, except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Restricted Subsidiaries to, timely file all information returns required by federal, state or local tax authorities.

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            Section 5.7 Compliance with ERISA.

            (a) The Borrower will, and will cause its Subsidiaries to, make all contributions to any Plan when such contributions are due and not incur any "accumulated funding deficiency" within the meaning of Section 412(a) of the Code, whether or not waived, and will otherwise comply with the requirements of the Code and ERISA with respect to the operation of all Plans, except to the extent that the failure to so comply could not have a Materially Adverse Effect.

            (b) The Borrower will furnish to Administrative Agent (i) within thirty (30) days after any officer of the Borrower obtains knowledge that a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any material Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries, that any Reportable Event has occurred with respect to any Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan or to appoint a trustee to administer any Plan, a statement setting forth the details as to such prohibited transaction, Reportable Event or termination or appointment proceedings and the action which it (or any other Plan sponsor if other than the Borrower) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) promptly after receipt thereof, a copy of any notice the Borrower, any of its Subsidiaries or any of its ERISA Affiliates or the sponsor of any Plan receives from PBGC, or the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan, (iii) promptly upon the Administrative Agent's or any Lender's request therefor, any annual report required to be filed pursuant to ERISA in connection with each Plan maintained by the Borrower or any of its ERISA Affiliates, including the Subsidiaries, and (iv) promptly upon the Administrative Agent's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent.

            (c) The Borrower will promptly notify the Administrative Agent of any excise taxes which have been assessed or which the Borrower, any of its Subsidiaries or any of its ERISA Affiliates has reason to believe may be assessed against the Borrower, any of its Subsidiaries or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labor with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

            (d) Within the time required for notice to the PBGC under Section 302(f)(4)(A) of ERISA, the Borrower will notify the Administrative Agent of any Lien arising under Section 302(f) of ERISA in favor of any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

            (e) The Borrower will not, and will not permit any of its Subsidiaries or any of its ERISA Affiliates to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Borrower, any of its Subsidiaries, or any of its ERISA Affiliates to any tax, penalty, or other liabilities which could have a Materially Adverse Effect:

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

                        (i) engage in any transaction in connection with which the Borrower, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

                        (ii) terminate any Plan in a manner, or take any other action, which could result in any liability of the Borrower, any of its Subsidiaries or any ERISA Affiliate to the PBGC;

                        (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, with respect to any Plan; or

                        (iv) permit the present value of all benefit liabilities under all Plans which are subject to Title IV of ERISA to exceed the present value of the assets of such Plans allocable to such benefit liabilities (within the meaning of Section 4041 of ERISA), except as may be permitted under actuarial funding standards adopted in accordance with Section 412 of the Code.

            Section 5.8 Visits and Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit representatives of the Administrative Agent and any of the Lenders, prior to the occurrence of an Event of Default upon reasonable prior notice and at any time upon the occurrence and during the continuance of an Event of Default, to (i) visit and inspect the properties of the Borrower or any of its Restricted Subsidiaries during business hours, (ii) inspect and make extracts from and copies of their respective books and records, and (iii) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. The Borrower and each of its Restricted Subsidiaries will also permit representatives of the Administrative Agent and any of the Lenders to discuss with their respective accountants the Borrower's and its Restricted Subsidiaries' businesses, assets, liabilities, financial positions, results of operations and business prospects.

            Section 5.9 Payment of Indebtedness; Loans. Subject to any provisions herein or in any other Loan Document, the Borrower will, and will cause each of its Restricted Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

            Section 5.10 Use of Proceeds. The Borrower will use the aggregate proceeds of all Advances under the Loans directly or indirectly: (a) to finance a portion of the total consideration payable by the Borrower in connection with the Station WSAZ Acquisition; (b) to refinance Indebtedness under the Prior Loan Agreement; (c) to the extent permitted hereunder, for working capital needs, Capital Expenditures, Acquisitions, Investments, Restricted Payments, Restricted Purchases and other general corporate purposes of the Borrower and its Restricted

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

Subsidiaries which do not otherwise conflict with this Section 5.10 (including, without limitation, the payment of the fees and expenses incurred in connection with the execution and delivery of this Agreement the refinancing of the Prior Loan Agreement and the Station WSAZ Acquisition); and (d) to refinance the Loans made hereunder. No proceeds of Advances hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying, any margin stock which would result in the violation of the Fed Regulations.

            Section 5.11 Indemnity. The Borrower, for itself and on behalf of each of its Restricted Subsidiaries, agrees to indemnify and hold harmless the Lead Arranger, each Lender, the Administrative Agent, and each of their respective affiliates, employees, representatives, shareholders, officers, directors, agents, trustees and advisors (any of the foregoing shall be an "Indemnitee") from and against any and all claims, obligations, judgments, suits, liabilities, losses, damages, penalties, actions, reasonable attorneys' fees and expenses and demands by any party, including, without limitation, the costs of investigating and defending such claims, whether or not the Borrower, any Restricted Subsidiary of the Borrower or the Person seeking indemnification is the prevailing party: (a) resulting from any breach or alleged breach by the Borrower or any Restricted Subsidiary of the Borrower of any representation or warranty made under any Loan Document; or (b) otherwise arising out of (i) the Commitments, the Loans or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder in any fashion by the Borrower or the performance of their respective obligations under the Loan Documents by the Borrower or any of its Restricted Subsidiaries, (ii) allegations of any participation by the Lenders and the Administrative Agent, or any of them, in the affairs of the Borrower or any of its Restricted Subsidiaries, or allegations that any of them has any joint liability with the Borrower or any of its Restricted Subsidiaries for any reason, (iii) any claims against the Lenders and the Administrative Agent, or any of them, by any shareholder or other investor in or lender to the Borrower or any of its Restricted Subsidiaries, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Commitments or otherwise under this Agreement; (c) in connection with taxes (not including federal or state income or franchise taxes or other taxes based solely upon the revenues or income of such Persons), fees and other charges payable in connection with the Loans, or the execution, delivery and enforcement of this Agreement, the Security Documents, the other Loan Documents and any amendments thereto or waivers of any of the provisions thereof or (d) any claim (including, without limitation, any civil penalties or fines assessed by OFAC), unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order. The obligations of the Borrower under this
Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which the Borrower might otherwise have in connection with any warranties or similar obligations of the Borrower in any other Loan Document.

            Section 5.12 Interest Rate Hedging. Within ninety (90) days immediately following the Agreement Date, and at all times until December 15, 2006, the Borrower shall maintain one (1) or more Interest Rate Hedge Agreements, or otherwise fix the interest rate, with respect to the Borrower's interest obligations on an aggregate principal amount of not less than forty percent (40%) of Total Indebtedness outstanding (but excluding Indebtedness consisting of

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

the outstanding Revolving Loan Commitment) from time to time as determined in a manner reasonably satisfactory to the Administrative Agent. Such Interest Rate Hedge Agreements shall provide interest rate protection in conformity with International Swap Dealers Association standards. All Interest Rate Hedge Obligations of the Borrower pursuant to any Interest Rate Hedge Agreement permitted hereunder and all Liens granted to secure such Obligations shall rank pari passu with all other Obligations and Liens securing such other Obligations; and any Interest Rate Hedge Agreement between the Borrower and any other Person shall be unsecured.

            Section 5.13 Covenants Regarding Formation of Restricted Subsidiaries and Acquisitions; Partnership, Restricted Subsidiaries. At the time or within ten (10) days of (i) any Acquisition permitted hereunder, (ii) the purchase by the Borrower or any of its Restricted Subsidiaries of any interests in any Restricted Subsidiary of the Borrower, or (iii) the formation of any new Restricted Subsidiary of the Borrower or any of its Restricted Subsidiaries which is permitted under this Agreement, the Borrower will, and will cause its Restricted Subsidiaries, as appropriate, to: (a) provide to the Administrative Agent an executed supplement to the Subsidiary Security Agreement for any new Restricted Subsidiary, which shall authorize the filing of appropriate Uniform Commercial Code financing statements, as well as an executed Subsidiary Guaranty for such new Restricted Subsidiary, which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Restricted Subsidiary, substantially in the form of Exhibit J-2 attached hereto, together with appropriate attachments; (b) pledge to the Administrative Agent all of the Ownership Interests of such Restricted Subsidiary or Person which is acquired or formed, beneficially owned by the Borrower or any of its Restricted Subsidiaries, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower Pledge Agreement, or a new Subsidiary Pledge Agreement and execute and deliver to the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent, is appropriate; and (c) provide to the Administrative Agent all other documentation, including one or more opinions of counsel, which are satisfactory to the Administrative Agent and which in its opinion is appropriate with respect to such Acquisition. Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a "Loan Document" for purposes of this Agreement.

            Section 5.14 Payment of Wages. The Borrower will, and will cause each of its Restricted Subsidiaries to, at all times comply in all material respects, with the material requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

            Section 5.15 Further Assurances. The Borrower will promptly cure, or cause to be cured, defects in the execution and delivery of the Loan Documents (including this Agreement), resulting from any acts or failure to act by the Borrower or any of the its Restricted Subsidiaries or any employee or officer thereof. The Borrower, at its expense, will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower and its Restricted Subsidiaries in the Loan Documents, including, without limitation, this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

            Section 5.16 License Subs. At the time of any Acquisition permitted hereunder, the Borrower shall cause each of the FCC Licenses being acquired by the Borrower or any of its Restricted Subsidiaries to be transferred to one or more License Subs, each of which License Subs shall have as its sole asset or assets the FCC Licenses of the Borrower or any of its Restricted Subsidiaries and a management agreement with the Borrower and such of its Restricted Subsidiaries subject to such FCC License or FCC Licenses, such that from and after such applicable date neither the Borrower nor its Restricted Subsidiaries (other than License Subs) shall hold any FCC Licenses other than through one or more duly created and existing License Subs. The Borrower shall not permit the License Subs to have any business activities, operations, assets, Indebtedness, Guaranties or Liens (other than holding FCC Licenses and owning the Ownership Interests of other License Subs, and other than pursuant to a Subsidiary Guaranty and Subsidiary Security Agreement issued in connection herewith or any agreement referred to in the preceding sentence). Promptly after the transfer of the FCC Licenses to the License Subs, the Borrower shall provide to the Administrative Agent copies of any required consents to such transfer from the FCC and any other governmental authority, together with a certificate of an Authorized Signatory stating that all Necessary Authorizations relating to such transfer have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation.

            Section 5.17 Maintenance of Network Affiliations; Operating Agreements. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain a network affiliation with ABC, CBS, NBC, FOX, UPN, Warner Brothers, PAX or other network reasonably satisfactory to the Required Lenders at all times for each Station. The Borrower will, and will cause each of its Restricted Subsidiaries to maintain, and not breach or violate, any and all Operating Agreements and other material contracts and rights necessary to operate the Stations and any other Permitted Business in all material respects.

            Section 5.18 Ownership Reports. The Borrower will file Ownership Reports for any Station acquired after the Agreement Date (reflecting such Acquisition by the Borrower) with the FCC within thirty (30) days after the date of the consummation of such Acquisition.

            Section 5.19 Environmental Compliance and Indemnity.

            (a) The Borrower will, and will cause each of its Restricted Subsidiaries to, comply in all material respects with all applicable Environmental Laws, including, without limitation, all applicable Environmental Laws in jurisdictions in which the Borrower or any of its Restricted Subsidiaries owns or operates a facility or site, arranges for disposal or treatment of Hazardous Materials, accepts for transport any Hazardous Materials, or holds any interest in real property. Neither the Borrower nor any of its Restricted Subsidiaries shall cause or allow the release of Hazardous Materials, solid waste or other wastes on, under or to any Real Property in which the Borrower or such Restricted Subsidiary holds any interest or performs any of its

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operations, in material violation of any applicable Environmental Law. The
Borrower shall notify the Lenders promptly after its receipt of notice thereof, of any Environmental Claim which the Borrower receives involving any potential or actual material liability of the Borrower or any of its Restricted Subsidiaries arising in connection with any noncompliance with or violation of the requirements of any Environmental Law or a material Release or threatened Release of any Hazardous Materials, into the environment in violation of applicable Environmental Law. The Borrower shall promptly notify the Lenders (i) of any material Release of Hazardous Material on, under or from the Real Property in which the Borrower or any of its Restricted Subsidiaries holds or has held an interest, upon the Borrower's learning thereof by receipt of notice that the Borrower or any of its Restricted Subsidiaries is or may be liable to any Person as a result of such Release or that the Borrower or such Restricted Subsidiary has been identified as potentially responsible for, or is subject to investigation by any governmental authority relating to, such Release, and (ii) of the commencement or overt threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws.

            (b) If the Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Law by, or any liability arising thereunder of, the Borrower or any of its Restricted Subsidiaries or related to any real property owned, leased or operated by the Borrower or any of its Restricted Subsidiaries, which violation or liability could reasonably be expected to have a Materially Adverse Effect, then the Borrower shall, upon request from the Administrative Agent, provide the Administrative Agent with such reports, certificates, engineering studies or other written material or data as the Administrative Agent reasonably may require so as to reasonably satisfy the Administrative Agent that the Borrower or such Restricted Subsidiary is in material compliance with all applicable Environmental Laws.

            (c) The Borrower shall defend, indemnify and hold the Administrative Agent and the Lenders and their respective officers, directors, shareholders, employees, agents, affiliates, successors and assigns harmless from and against all costs, expenses, claims, demands, damages, penalties and liabilities of every kind or nature whatsoever incurred by them (including, without limitation, reasonable attorney fees and expenses) arising out of, resulting from or relating to (i) the noncompliance of the Borrower, any of its Restricted Subsidiaries or any property owned or leased by the Borrower or any of its Restricted Subsidiaries with any applicable Environmental Law, or (ii) any investigatory or remedial action involving the Borrower, any of its Restricted Subsidiaries or any property owned or leased by the Borrower or any of its Restricted Subsidiaries and required by Environmental Laws or by order of any governmental authority having jurisdiction under any Environmental Laws, or
(iii) any injury to any Person whatsoever or damage to any property arising out of, in connection with or in any way relating to the breach of any of the environmental warranties or covenants in this Agreement or any facts or circumstances that cause any of the environmental representations or warranties contained in this Agreement to cease to be true, or (iv) the existence, treatment, storage, Release, generation, transportation, removal, manufacture or other handling of any Hazardous Material on or affecting any property owned or leased by the Borrower or any of its Restricted Subsidiaries, or (v) the presence of any asbestos-containing material or underground storage tanks, whether in use or closed, under or on any property owned or leased by the Borrower or any of its Restricted Subsidiaries; provided, however, that the foregoing indemnity shall not apply to any such costs, expenses, claims, demands, damages, penalties or liabilities that are determined in a final non-

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appealable order of a court of competent jurisdiction to have arisen directly out of the gross negligence or willful misconduct of the indemnified person.

                                    ARTICLE 6

                              Information Covenants

      So long as any of the Obligations is outstanding and unpaid (other than contingent indemnity and expense reimbursement obligations for which no claim has been made) or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to the Administrative Agent (with, for the reports required under Sections 6.1, 6.2, 6.3 and 6.4 hereof, sufficient copies for each Lender):

            Section 6.1 Quarterly Financial Statements and Information. Within fifty (50) days (or five (5) days following such shorter period as required by Applicable Law) after the last day of each of the first three (3) quarters of each fiscal year of the Borrower (a) (i) the balance sheets and the related statements of operations of the Borrower and its Subsidiaries on a consolidated basis and (ii) the balance sheets and the related statements of operations of the Borrower on a consolidating basis with its Restricted Subsidiaries and Unrestricted Subsidiaries, in each case, as at the end of such quarter and as of the end of the preceding fiscal year and (b) the related statements of cash flows of the Borrower on a consolidated basis with its Subsidiaries for such quarter and for the elapsed portion of the year ended with the last day of such quarter, each of which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period and shall be certified by the chief financial officer, chief accounting officer or controller of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower on a consolidated and consolidating basis with its Subsidiaries, Restricted Subsidiaries or Unrestricted Subsidiaries, as applicable, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments; and

            Section 6.2 Annual Financial Statements and Information. Within ninety-five (95) days (or five (5) days following such shorter period as required by Applicable Law) after the end of each fiscal year of the Borrower:

      (a) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of operations for such fiscal year and for the previous fiscal year, the related audited consolidated statements of cash flow and members' equity for such fiscal year and for the previous fiscal year, each of which shall be accompanied by an opinion of independent certified public accountants of recognized national standing acceptable to the Administrative Agent (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of the audit); and

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      (b) the unaudited consolidating balance sheet of the Borrower and its
Restricted Subsidiaries and Unrestricted Subsidiaries as of the end of such fiscal year and the related unaudited consolidating statements of operations for such fiscal year and for the previous fiscal year, the related unaudited consolidating statement of members' equity for such fiscal year and for the previous fiscal year, each of which shall set forth in comparative form such figures as at the end of and for such fiscal year and appropriate prior period and shall be certified by the chief financial officer, chief accounting officer or controller of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower on a consolidated and consolidating basis with its Restricted Subsidiaries and Unrestricted Subsidiaries, as applicable, as at the end of such period and the results of operations for such period, subject only to the absence of footnotes, normal year-end and audit adjustments.

            Section 6.3 Monthly Financial Information. Within thirty (30) days after the end of each of the first two (2) months in any quarter; within fifty
(50) days after the end of the last month of each of the first three (3) fiscal quarters in any fiscal year, and within ninety-five (95) days after the end of the last month of each fiscal year, the Borrower shall furnish unaudited statements of income and expense for each Station, and each other Permitted Business and for the Unrestricted Subsidiaries, which shall contain a comparison with budget or projections for such period and a comparison to the comparable period for the prior year, and which shall be certified by the chief financial officer, chief accounting officer or controller of the Borrower.

            Section 6.4 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2, a certificate of the president, chief financial officer, chief accounting officer or controller of the Borrower as to its financial performance, in substantially the form attached hereto as Exhibit K (each, a "Performance Certificate"):

            (a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish (i) any adjustment to the Applicable Margins, as provided for in
Section 2.3(f) and (ii) whether or not the Borrower was in compliance with the requirements of Sections 7.8, 7.9, 7.10 and 7.11 hereof;

            (b) stating that, to his or her knowledge, no Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default; and

            (c) containing a list of all Acquisitions, Investments (other than Cash Equivalents), Restricted Payments, Restricted Purchases and Asset Sales, in each case, which exceed $1,000,000.00 per transaction or series of related transactions, for the four (4) quarter period then ended or most recently ended, together with the total amount for each of the foregoing categories.

            Section 6.5 Copies of Other Reports.

            (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower,

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including, without limitation, any management report submitted to the board of directors of the Borrower prepared in connection with the annual audit referred to in Section 6.2 hereof.

            (b) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any of its Restricted Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

            (c) Annually, certificates of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year, together with, upon request, copies of any new or replacement insurance policies obtained during such year.

            (d) Within sixty (60) days of the beginning of each fiscal year, the annual budget for the Borrower and its Restricted Subsidiaries on a quarter by quarter basis.

            (e) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its security holders or by any Restricted Subsidiary to its security holders other than the Borrower or another Restricted Subsidiary, (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Borrower or any of its Restricted Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by the Borrower or any of its Restricted Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Restricted Subsidiaries, (iv) any material non-routine correspondence or official notices received by the Borrower, or any of its Restricted Subsidiaries from the FCC or other communications regulatory authority, and (v) all material information filed by the Borrower or any of its Restricted Subsidiaries with the FCC (including all Ownership Reports and amendments or supplements to any Ownership Report).

            (f) Promptly upon (i) receipt of notice of (A) any forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any material License held by the Borrower or any of its Restricted Subsidiaries, or any notice of default or forfeiture with respect to any such License, or (B) any refusal by any governmental agency or authority (including the FCC) to renew or extend any such License, a certificate specifying the nature of such event, the period of existence thereof, and what action the Borrower and its Restricted Subsidiaries are taking and propose to take with respect thereto, and (ii) any Acquisition of any Station, a written notice setting forth with respect to such Station all of the data required to be set forth in Schedule 3 with respect to such Stations and the Licenses required in connection with the ownership and operation of such Station (it being understood that such written notice shall be deemed to supplement Schedule 3 attached hereto for all purposes of this Agreement).

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            Section 6.6 Notice of Litigation and Other Matters. Notice
specifying the nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days after the occurrence of any of the following events becomes known to the Borrower:

            (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against the Borrower or any Restricted Subsidiary, or, to the extent known to the Borrower, which could reasonably be expected to have a Materially Adverse Effect;

            (b) any material adverse change with respect to the business, assets, liabilities, financial position, annual budget, results of operations, business prospects or projections of the Borrower and its Restricted Subsidiaries, taken as a whole, other than changes in the ordinary course of business which have not had and would not reasonably be expected to have a Materially Adverse Effect and other than changes in the industry in which the Borrower or any of its Restricted Subsidiaries operate which would not reasonably be expected to have a Materially Adverse Effect;

            (c) any Default or the occurrence or non-occurrence of any event (i) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any of its Restricted Subsidiaries under any material agreement other than this Agreement and the other Loan Documents to which the Borrower or any Restricted Subsidiary is party or by which any of their respective properties may be bound, including, without limitation, the Subordinated Note Indenture or any License, Operating Agreement or other material contract, or (ii) which could have a Materially Adverse Effect, giving in each case a description thereof and specifying the action proposed to be taken with respect thereto;

            (d) the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or overtly threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan or any action taken by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower to withdraw or partially withdraw from any Plan or to terminate any Plan; and

            (e) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(m) of this Agreement.

                                    ARTICLE 7

                               Negative Covenants

      So long as any of the Obligations is outstanding and unpaid (other than contingent indemnity and expense reimbursement obligations for which no claim has been made) or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders, or such greater

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number of Lenders as may be expressly provided herein, shall otherwise give their prior consent in writing:

            Section 7.1 Indebtedness of the Borrower and its Restricted Subsidiaries. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

      (a) the Obligations (excluding Interest Rate Hedge Obligations permitted pursuant to Section 7.1(b)) and any Incremental Facility Loans permitted hereunder;

      (b) Indebtedness incurred in connection with any Interest Rate Hedge Agreement (i) with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent or (ii) required pursuant to Section 5.12; provided that any counterparty that is a Lender shall be deemed satisfactory to the Administrative Agent;

      (c) (i) Subordinated Indebtedness incurred pursuant to the terms of the Subordinated Note Indenture as in effect on the Agreement Date; and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, any refinancings, refundings, renewals or extensions thereof; provided that such refinancing, refunding, renewal or extension shall be (A) with the proceeds of Subordinated Indebtedness having subordination terms at least as favorable to the Lenders as Subordinated Indebtedness being refinanced, refunded, renewed or extended, (B) no more restrictive on the Borrower and its Subsidiaries than the Subordinated Indebtedness being refinanced, refunded, renewed or extended and (C) in an amount not greater than the amount outstanding at the time of such refinancing, refunding, renewal or extension plus an amount equal to a reasonable premium or other reasonable amount paid, and fees (including prepayment fees) and expenses reasonably incurred, in connection with such refinancing, refunding, renewal or extension and (ii) other Subordinated Indebtedness incurred on terms and conditions satisfactory to the Administrative Agent (provided that any Subordinated Indebtedness incurred on terms and conditions substantially similar to the Subordinated Note Indenture or a permitted refinance of such Subordinated Note Indenture shall be deemed satisfactory to the Administrative Agent); provided, in each case, the Net Proceeds (Indebtedness) of such Subordinated Indebtedness are applied pursuant to Section 2.7(b)(v), other than the Net Proceeds (Indebtedness) of any Subordinated Indebtedness incurred to pay all or a portion of the purchase price in connection with an Acquisition or to consummate an Investment, in each case as permitted pursuant to Section 7.6; provided that (i) the Administrative Agent has received prior written notice of the incurrence of such Subordinated Indebtedness at the time of any notice required pursuant to Section 7.6, (ii) such Subordinated Indebtedness is incurred not more than 60 days prior to the consummation of such Acquisition or Investment and (iii) no Default or Event of Default has occurred and is continuing at the time of such incurrence or would exist after giving effect thereto; and

      (d) other Indebtedness including, without limitation, Indebtedness existing on the Agreement Date and set forth on Schedule 7; provided that (i) with respect to any Indebtedness, incurred after the Agreement Date (A) the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Sections 7.8, 7.9, 7.10 and 7.11

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both before and after giving effect to the incurrence of such Indebtedness, (B)
no Default or Event of Default has occurred and is continuing both before and after giving effect to the incurrence of such Indebtedness, (C) the Administrative Agent shall have approved the terms and conditions for each incurrence of Indebtedness in excess of $25,000,000.00 (provided that any Indebtedness incurred to refinance, replace, renew or extend the Indebtedness existing on the Agreement Date that is on terms and conditions substantially similar to the Indebtedness being refinanced, replaced, renewed or extended shall be deemed satisfactory to the Administrative Agent) and (ii) in the case of any Indebtedness permitted pursuant to this Section 7.1(d), no such Indebtedness shall be to or on behalf of any Unrestricted Subsidiary or shall be a Guaranty of any Indebtedness of any Unrestricted Subsidiary.

                  Section 7.2 Limitation on Liens. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to undertake, covenant or agree with any third party that it will not create, assume, incur or permit to exist any Lien in the favor the Administrative Agent or the Lenders securing the Obligations on any of its assets or properties, whether now owned or hereafter acquired, except for Permitted Liens.

                  Section 7.3 Amendment and Waiver. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the provisions of its articles or certificate of incorporation, or its partnership agreement or its by-laws, as appropriate, any License or Operating Agreement or any of the documents evidencing Subordinated Indebtedness, in each case, in any respect materially adverse to the Administrative Agent or any Lender or any of their rights or claims under any of the Loan Documents.

                  Section 7.4 Liquidation, Merger or Disposition of Assets.

                  (a) Disposition of Assets. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Sale; provided, however, that the Borrower and its Restricted Subsidiaries, or any of them, may make Asset Sales if such Asset Sales (i) are in the ordinary course of business of assets held for resale in the ordinary course of business or the trade in or replacement of assets in the ordinary course of business, (ii) (A) do not exceed, for any transaction or series of related transactions, $6,000,000.00 per fiscal year and (B) the proceeds of such Asset Sales are applied pursuant to
Section 2.7(b)(iii) hereof, (iii) the sale or discount without recourse by the Borrower or any Subsidiary thereof of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, (iv) leases, subleases or licenses granted by the Borrower or any of its Restricted Subsidiaries to third Persons in the ordinary course of business that do not interfere in any material respect with the business of the Borrower or any of its Restricted Subsidiaries or (v) arise on account of the disposition of any Interest Rate Hedge Agreement.

                  (b) Liquidation or Merger. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time liquidate or dissolve itself (or suffer any liquidation

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or dissolution) or otherwise wind up, or enter into any merger, other than (so long as no Default exists or would be caused thereby): (i) a merger or consolidation among the Borrower and one or more of its Restricted Subsidiaries, provided the Borrower is the surviving corporation, or (ii) a merger solely between or among two or more Restricted Subsidiaries of the Borrower, or (iii) in connection with an Acquisition permitted hereunder effected by a merger in which the Borrower or, in a merger in which the Borrower is not a party, a Restricted Subsidiary of the Borrower is the surviving corporation or the surviving corporation becomes a Restricted Subsidiary of the Borrower.

                  (c) Unrestricted Subsidiaries. Notwithstanding the foregoing provisions of this Section 7.4, the Ownership Interests of any Unrestricted Subsidiary may be sold, transferred (including, without limitation, through a dividend permitted pursuant to Section 7.7(d)), liquidated, wound up or dissolved, or may sell, lease, transfer or otherwise dispose of any or all of its assets; provided that any such sale or disposition (i) is made at fair market value and the Administrative Agent shall have received a copy of any fairness opinion delivered in connection therewith and (ii) approved by the Board of Directors of the Borrower.

                  Section 7.5 Limitation on Guaranties. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than: (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business; (b) as may be contained in any Loan Document; (c) Guaranties of Indebtedness incurred as permitted pursuant to Section 7.1 hereof and the Borrower provides to the Administrative Agent and the Lenders calculations in form and substance reasonably satisfactory to the Administrative Agent, specifically demonstrating compliance with Sections 7.8, 7.9, 7.10 and 7.11 hereof after giving effect to such Guaranty; or (d) Guaranties existing on the Agreement Date and identified on Schedule 13.

                  Section 7.6 Investments and Acquisitions. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly make any Acquisition or Investment; provided, however, that so long as no Default or Event of Default exists or would be caused thereby the Borrower and its Restricted Subsidiaries may:

                  (a) make Investments in Cash Equivalents;

                  (b) make Investments in Restricted Subsidiaries;

                  (c) make Acquisitions subject to satisfaction of the following conditions:

                        (i) such Acquisition is in a Permitted Business;

                        (ii) the Borrower complies with Section 5.13 and 5.16 hereof; and

                        (iii) for any Acquisition with aggregate consideration (including all cash payments, equity issuances and Indebtedness in connection therewith) in excess of $10,000,000:

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                                    (A) the Borrower shall have given to the
                  Administrative Agent written notice of such Acquisition at least fifteen (15) days prior to executing any binding commitment with respect thereto, which notice shall state the additional amounts, if any, of Liens to be incurred in connection therewith, and the structure of the transaction shall be in form and substance reasonably acceptable to the Administrative Agent;

                                    (B) the Borrower shall have provided to the
                  Administrative Agent five (5) days prior to the consummation of the proposed Acquisition the agreement governing such Acquisition (and all related documents and instruments to the extent reasonably requested by the Administrative Agent); and

                                    (C) the Borrower shall have provided to the
                  Administrative Agent and the Lenders within ten (10) days prior to the consummation of the proposed Acquisition an acquisition report signed by an executive officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, which shall include, without limitation,
                  (X) financial calculations specifically demonstrating the Borrower's pro forma compliance with Sections 7.8, 7.9, 7.10 and 7.11 hereof after giving effect to such Acquisition and
                  (Y) financial projections for the Borrower for a five (5) year period after the closing of such Acquisition after giving effect to such Acquisition, including, without limitation, a statement of sources and uses of funds for such Acquisition showing, among other things, the sources of financing for such Acquisition, and demonstrating Borrower's ability to meet its repayment obligations hereunder through the Maturity Date;

                  (d) consummate the Station WSAZ Acquisition and such other Acquisitions as may be approved from time to time by the Required Lenders in their sole discretion;

                  (e) make Investments in the form of Interest Rate Hedge Agreements permitted pursuant to Section 7.1;

                  (f) make deposits, prepayments and other credits to suppliers, lessors and landlords made in the ordinary course of business;

                  (g) make advances by the Borrower or any Restricted Subsidiary to employees for moving and travel expenses and similar expenses in an aggregate amount not to exceed $500,000 at any one time; and

                  (h) make other Investments in joint ventures or similar business arrangements; provided, that on or prior to the consummation of any such Investment or series of related Investments in excess of $5,000,000, the Borrower shall provide to the Administrative Agent, (i) in form and substance satisfactory to the Administrative Agent, financial calculations specifically demonstrating the Borrower's pro forma compliance with Sections 7.8, 7.9, 7.10 and 7.11 hereof after giving effect to such Investment, (ii) in form and substance reasonably satisfactory to the

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Administrative Agent, financial projections for the Borrower for a five (5) year period after the closing of such Investment after giving effect to such Investment, including, without limitation, a statement of sources and uses of funds for such Investment showing, among other things, the sources of financing for such Investment, and demonstrating Borrower's ability to meet its repayment obligations hereunder through the Maturity Date, (iii) certification that no Default or Event of Default exists or will be caused by such Investment and (iv) copies of the documentation governing such Investment.

                  Section 7.7 Restricted Payments; Restricted Purchases. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase; provided, however, that:

                  (a) any Restricted Subsidiary of the Borrower may make Restricted Payments to the Borrower or to a wholly-owned Restricted Subsidiary of the Borrower;

                  (b) the Borrower may purchase subordinated notes in the open market issued under the Subordinated Note Indenture so long as no Default or Event of Default exists at the time of making such purchase or would exist after giving effect thereto;

                  (c) the Borrower may make payments of current interest on the senior subordinated notes issued pursuant to and in accordance with the Subordinated Note Indenture;

                  (d) the Borrower may make payments of Indebtedness solely by issuance of the capital stock of Borrower;

                  (e) so long as no Default or Event of Default has occurred and is continuing or would result after giving effect to such repurchase, the Borrower or any of its Restricted Subsidiaries may repurchase capital stock from an employee of the Borrower or such Restricted Subsidiaries in an aggregate amount not to exceed $2,000,000 in any fiscal year;

                  (f) the Borrower may make Restricted Payments in the form of dividends of the Ownership Interests of the Unrestricted Subsidiaries; and

                  (g) the Borrower and its Restricted Subsidiaries may make Restricted Payments and Restricted Purchases, provided that (i) the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Sections 7.8, 7.9, 7.10 and 7.11 after giving effect to such Restricted Payment or Restricted Purchase, (ii) no Default or Event of Default exists at the time of making such Restricted Payment or Restricted Purchase or would exist after giving effect thereto, and (iii) if requested by the Administrative Agent, the Borrower shall deliver financial projections to the Administrative Agent, in form and substance satisfactory thereto, demonstrating pro forma compliance with the financial covenants for such period as reasonably requested by the Administrative Agent.

                  Section 7.8 Senior Secured Leverage Ratio. At all times, the Borrower shall not permit its Senior Secured Leverage Ratio to exceed the ratios set forth below during the periods indicated.

               Period                                              Senior Secured Leverage Ratio
Agreement Date through June 29, 2006                                         6.25 : 1:00

June 30, 2006 through December 30, 2006                                      6.00 : 1.00

December 31, 2006 through June 29, 2008                                      5.50 : 1.00

June 30, 2008 through December 30, 2008                                      5.25 : 1.00

December 31, 2008 and thereafter                                             5.00 : 1.00

                  Section 7.9 Interest Coverage Ratio. At all times, the Borrower shall not permit its Interest Coverage Ratio to be less than the ratio set forth below during the periods indicated.

                  Period                                               Interest Coverage Ratio
Agreement Date through December 31, 2007                                     1.75 : 1.00

January 1, 2008 through December 31, 2008                                    2.00 : 1.00

January 1, 2009 and thereafter                                               2.25 : 1.00

                  Section 7.10 Fixed Charge Coverage Ratio. At all times, the Borrower shall not permit its Fixed Charge Coverage Ratio to be less than 1.10:1.00.

                  Section 7.11 Leverage Ratio. At all times, the Borrower shall not permit its Leverage Ratio to exceed the ratios set forth below during the periods indicated.

                Period                                                      Leverage Ratio
Agreement Date through June 29, 2006                                         8.75 : 1.00

June 30, 2006 through December 30, 2006                                      8.25 : 1.00

December 31, 2006 through June 29, 2008                                      7.50 : 1.00

June 30, 2008 through December 30, 2008                                      6.50 : 1.00

December 31, 2008 and thereafter                                             6.00 : 1.00

                  Section 7.12 Affiliate Transactions. Except as specifically provided herein and as may be described on Schedule 6 attached hereto, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate on terms no less advantageous to the Borrower or such Restricted Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

                  Section 7.13 Real Estate. Neither the Borrower nor any of its Restricted Subsidiaries shall purchase any real estate or enter into any sale-leaseback transaction except (a) as contemplated in an Acquisition permitted under Section 7.6 hereof and (b) real estate purchases useful in connection with the Borrower's business made in the ordinary course of business.

                  Section 7.14 ERISA Liabilities. The Borrower shall not, and shall cause each of its ERISA Affiliates not to enter into any Multiemployer Plan.

                  Section 7.15 No Limitation on Upstream Dividends by Restricted Subsidiaries. The Borrower shall not permit any Restricted Subsidiary to enter into or agree, or otherwise become subject (other than pursuant to Applicable
Law), to any agreement, contract or other arrangement with any Person pursuant to the terms of which (a) such Restricted Subsidiary is or would be prohibited from or limited in declaring or paying any cash dividends or distributions on any class of its Ownership Interests owned directly or indirectly by the Borrower or from making any other distribution on account of any class of any such Ownership Interests (herein referred to as "Upstream Dividends") or (b) the declaration or payment of Upstream Dividends by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary, on an annual or cumulative or other basis, is or would be otherwise limited or restricted.

                  Section 7.16 Nature of Business. The Borrower shall not, and shall cause each of its Restricted Subsidiaries not to alter in any material respect the character or conduct of the business conducted by the Borrower and its Restricted Subsidiaries as of the Agreement Date.

                                    ARTICLE 8

                                     Default

                  Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                  (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

                  (b) The Borrower shall default in the payment of: (i) any interest on the Loans or fees or other amounts payable to the Lenders and the Administrative Agent under any of the Loan Documents, or any of them, when due, and such Default shall not be cured by payment in full within three (3) Business Days from the due date; or (ii) any principal on the Loans when due;

                  (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Sections 5.2(a), 5.10, 5.13, 5.16 or 6.6(c) hereof or in Article 7 hereof;

                  (d) The Borrower shall default in the performance or observance of any agreement or covenant contained in Article 6 (other than Section 6.6(c)) hereof, and such default shall not be cured within a period of ten (10) days from the occurrence of such Default;

                  (e) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty (30) days from the occurrence of such Default;

                  (f) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 hereof) by the Borrower, any of its Restricted Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the occurrence of such Default;

                  (g) There shall be entered and remain unstayed a decree or order for relief in respect of the Borrower or any of its Restricted Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any of its Restricted Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower, or any of its Restricted Subsidiaries; or an involuntary petition shall be filed against the Borrower or any of its Restricted Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days;

                  (h) The Borrower or any of its Restricted Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Borrower or any of its Restricted Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of its Restricted Subsidiaries or of any substantial part of their respective properties, or the Borrower or any of its Restricted Subsidiaries shall fail generally to pay their respective debts as they become due or shall be adjudicated insolvent; the Borrower shall suspend or discontinue its business; the Borrower or any of its Restricted Subsidiaries shall have concealed, removed any of its property with the intent to hinder or defraud its creditors or shall have made a fraudulent or preferential transfer under any applicable fraudulent conveyance or bankruptcy law, or the Borrower or any of its Restricted Subsidiaries shall take any action in furtherance of any such action;

                  (i) A judgment not covered by insurance or indemnification, where the indemnifying party has agreed to indemnify and is financially able to do so, shall be entered by any court against the Borrower or any of its Restricted Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $10,000,000.00, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of its Restricted Subsidiaries which, together with all other such property of the Borrower or any of its Restricted Subsidiaries subject to other such process, exceeds in value $10,000,000.00 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged or removed to bond;

                  (j) Except as could not reasonably be expected to have a Materially Adverse Effect:

                  there shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate, or to which the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate has any liabilities, or any trust created thereunder; or

                  a trustee shall be appointed by a United States District Court to administer any such Plan; or

                  the PBGC shall institute proceedings to terminate any such Plan; or

                  the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any such Plan; or

                  any Plan or trust created under any Plan of the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or
         Section 4975 of the Code;

                  (k) There shall occur (i) any default under any instrument, document or agreement relating to any Indebtedness of the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount exceeding $15,000,000.00; (ii) any event or condition the occurrence of which would permit such acceleration of such Indebtedness, or which, as a result of a failure to comply with the terms thereof, would make such Indebtedness otherwise due and payable, and which event or condition has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder; or (iii) any material default under any Interest Rate Hedge Agreement which would permit the obligation of the Borrower to make payments to the counterparty thereunder to be then due and payable;

                  (l) Any Loan Document or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any of its Restricted Subsidiaries or by any governmental authority having jurisdiction over the Borrower or any of its Restricted Subsidiaries seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of its Restricted Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

                  (m) Any Security Document shall for any reason, fail or cease (except by reason of lapse of time) to create a valid and perfected and first-priority Lien on or Security Interest in any portion of the Collateral purported to be covered thereby other than as a result of the action or inaction of the Administrative Agent or the Lenders, subject only to Permitted Liens;

                  (n) (i) Any Person (or group of Persons) is or becomes the "beneficial owner" (within the meaning of Rules 13d-3 and 13d-5 under the federal Securities Exchange Act of 1934, as amended), directly or indirectly, of a percentage of the voting Ownership Interests of the Borrower greater than thirty-five percent (35%), other than any Permitted Holder; or (ii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Borrower was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (iii) except as permitted pursuant to this Agreement, the Borrower shall cease or fail to own, directly or indirectly, beneficial and legal title to all of the issued and outstanding Ownership Interests of each of its Restricted Subsidiaries or any Restricted Subsidiary of the Borrower shall cease to be a wholly-owned Restricted Subsidiary of the Borrower;

                  (o) Any material License shall be cancelled, terminated, rescinded, revoked, suspended, impaired, otherwise finally denied renewal, or otherwise modified in any material adverse respect, or shall be renewed on terms that materially and adversely affect the economic or commercial value or usefulness thereof; or any material License shall cease to be in full force and effect; or the grant of any material License shall have been stayed, vacated or reversed, or modified in any material adverse respect by judicial or administrative proceedings; or any administrative law judge or other representative of the FCC shall have issued an initial decision in any non-comparative material License renewal, material License revocation or any comparative (multiple applicant) proceeding to the effect that any material License should be revoked or not be renewed; or any other proceeding shall have been instituted by the FCC or shall have been commenced before any court, the FCC or any other regulatory body that could reasonably be expected to result in (i) cancellation, termination, rescission, revocation, material impairment, suspension or denial of renewal of a material License, (ii) a modification of a material License in a material adverse respect or a renewal thereof on terms that materially and adversely affect the economic or commercial value or usefulness thereof or (iii) the forfeiture (within the meaning of 47 C.F.R. Section 1.80 of the FCC Regulations) or other materially adverse effect on or with respect to any material License that would result in a Materially Adverse Effect on the Borrower as a result of the failure by the Borrower or any Restricted Subsidiary thereof to comply with any FCC Regulation regarding digital television broadcasting;

                  (p) Any Operating Agreement or any other agreement which is necessary to the operation of a Station or any other Permitted Business shall be revoked or terminated or materially, adversely modified and not replaced by a substitute reasonably acceptable to the Required Lenders within thirty (30) days of such revocation, termination or modification;

                  (q) The Borrower's on-the-air broadcast operations at any Station shall be interrupted at any time for more than forty-eight (48) hours, whether or not consecutive, during any period of five (5) consecutive days, and such interruption could reasonably be expected to have a Materially Adverse Effect; or

                  (r) The Borrower shall fail to comply with any agreement or instrument governing or evidencing any Subordinated Indebtedness or any separate subordination agreement, and the Administrative Agent shall have determined that such failure to comply could reasonably be expected to have a material adverse effect on the Borrower or any of its Restricted Subsidiaries or on its ability to perform its obligations hereunder or under any of the Loan Documents or on the rights and remedies of the Administrative Agent and the Lenders hereunder or under the Loan Documents.

                  Section 8.2 Remedies.

                  (a) If an Event of Default specified in Section 8.1 hereof (other than an Event of Default under Section 8.1(g) or (h) hereof) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Required Lenders subject to Section 9.9 hereof, shall (i) (A) terminate the Commitments, and/or (B) declare the principal of and interest on the Loans and all other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, to the extent permitted by Applicable Law, anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, and the Commitments shall thereupon forthwith terminate and
(ii) require the Borrower to, and the Borrower shall thereupon, deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent, the Lenders and the Issuing Bank and grants to them a security interest in, all such cash as security for the Obligations.

                  (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(g) or (h) hereof, all principal, interest and other amounts due hereunder, and all other Obligations (other than Interest Rate Hedge Obligations), shall thereupon and concurrently therewith become due and payable and the Commitments shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, and the Borrower shall thereupon, deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter to be drawn on all outstanding Letters of Credit, all without any action by the Administrative Agent, the Lenders, the Required Lenders and the Issuing Bank, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, to the extent permitted by Applicable Law, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding, and the Borrower hereby pledges to the Administrative Agent, the Lenders and the Issuing Bank and grants to them a security interest in, all such cash as security for the Obligations.

                  (c) Upon acceleration of the Obligations (other than Interest Rate Hedge Obligations), as provided in subsection (a) or (b) of this Section 8.2, the Administrative Agent and the Lenders shall have all of the post-default rights granted to them, or any of them, as applicable under the Loan Documents and under Applicable Law.

                  (d) Upon acceleration of the Obligations (other than Interest Rate Hedge Obligations), as provided in subsection (a) or (b) of this Section 8.2, the Administrative Agent shall have the right (but not the obligation) upon the request of the Lenders to operate the business of the Borrower and its Restricted Subsidiaries in accordance with the terms of the Licenses and pursuant to the terms and subject to any limitations contained in the Security Documents and, within guidelines established by the Required Lenders, to make any and all payments and expenditures necessary or desirable in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and of any necessary withholding taxes to state or federal authorities. In the event the Required Lenders fail to agree upon the guidelines referred to in the preceding sentence within six (6) Business Days after the Administrative Agent has begun to operate the business of the Borrower, the Administrative Agent may, after giving three (3) days' prior written notice to the Lenders of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of such business. Such payments and expenditures in excess of receipts shall constitute Advances under this Agreement, not in excess of the amount of the Commitments. Advances made pursuant to this Section 8.2(d) shall bear interest as provided in Section 2.3(d) hereof and shall be payable on demand. The making of one or more Advances under this Section 8.2(d) shall not create any obligation on the part of the Lenders to make any additional Advances hereunder. No exercise by the Administrative Agent of the rights granted to it under this Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Administrative Agent and the Lenders, or any of them, under this Agreement or at law. The Borrower hereby irrevocably appoints the Administrative Agent as agent for the Lenders, the true and lawful attorney of the Borrower, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the operation of the Borrower's business in the exercise of the Administrative Agent's and the Lenders' rights under this Section 8.2(d).

Such power of attorney is coupled with an interest and is irrevocable. The rights of the Administrative Agent under this Section 8.2(d) shall be subject to its prior compliance with Applicable Law to the extent applicable to the exercise of such rights.

                  (e) Upon acceleration of the Obligations (other than Interest Rate Hedge Obligations), as provided in subsection (a) or (b) of this Section 8.2, the Administrative Agent, upon request of the Required Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Restricted Subsidiaries, and the Borrower, for itself and on behalf of its Restricted Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any Restricted Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders, in connection therewith. The rights of the Administrative Agent under this Section 8.2(e) shall be subject to its prior compliance with Applicable Law to the extent applicable to the exercise of such rights.

                  (f) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.

                  Section 8.3 Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to the Administrative Agent and the Lenders or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: first, to the Administrative Agent's reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 11.2(b) and (c) hereof; second, to the Lenders, the Issuing Bank or the Administrative Agent on a pro rata basis, based on all such amounts then due and payable for any fees and expenses hereunder or under any of the other Loan Documents then due and payable; third, to the Lenders pro rata, to the payment of any unpaid interest which may have accrued on the Obligations; fourth, to the Lenders on a pro rata basis, based on the Loans and Letter of Credit Obligations then outstanding until all Loans and Letter of Credit Obligations have been paid in full (and, for purposes of this clause, Interest Rate Hedge Obligations shall be paid to the counterparty thereof on a pro rata basis with the Loans); provided that the portion of such payment allocated to any outstanding undrawn Letters of Credit shall be deposited as set forth in Section 8.2(a) or (b) hereof; fifth, to the Lenders on a pro rata basis, based on the Loans outstanding to the payment of any other unpaid Obligations; sixth, to damages incurred by the Administrative Agent, the Issuing Bank and the Lenders, or any of them, by reason of any breach hereof or of any other Loan Document (on a pro rata basis, based on all such amounts then due and payable); and seventh, to the Borrower or as otherwise required by law.

                                    ARTICLE 9

                            The Administrative Agent

                  Section 9.1 Appointment and Authority. Each of the Lenders and the Issuing Bank hereby irrevocably appoints Wachovia to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any Restricted Subsidiary shall have rights as a third party beneficiary of any of such provisions.

                  Section 9.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Restricted Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

                  Section 9.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

                  (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

                  (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

                  (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.5(g) and Section 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent

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

jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  Section 9.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  Section 9.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Section 9.6 Resignation of Administrative Agent.

      (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such

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bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, in consultation with the Borrower (provided that no such consultation shall be required if an Event of Default has occurred and is continuing), on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 5.11 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

      (b) Any resignation by Wachovia as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

            Section 9.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or

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based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

            Section 9.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agent, documentation agents, co-agents, book manager, lead manager, arranger, Lead Arranger or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

            Section 9.9 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios and Incremental Facility Commitment Ratios, from and against any and all liabilities, obligations, losses (other than the loss of principal and interest hereunder in the event of a bankruptcy or out-of-court "work-out" of the Loans), damages, penalties, actions, judgments, suits, costs, expenses (including reasonable fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

            Section 9.10 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

            (a) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of itself and the Lenders, under any Loan Document (i) upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder, the termination of the Lenders' Commitments and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.5(g), if approved, authorized or ratified in writing by the Required Lenders; and

            (b) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Collateral that is permitted by clause (n) of the definition of "Permitted Liens";

            (c) to release any Restricted Subsidiary from its obligations under the Subsidiary Guaranty if such Restricted Subsidiary ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and

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            (d) to negotiate and enter into any necessary and customary intercreditor agreements with the holders of any senior Indebtedness issued pursuant to the terms of Section 2.15.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Restricted Subsidiary from its obligations under the Subsidiary Guaranty pursuant to this Section.

            Section 9.11 Release of Unrestricted Subsidiaries. In connection with this Agreement, the Lenders (a) agree that each of the Unrestricted Subsidiaries are released from their respective obligations under the Loan Documents and (b) authorize the Administrative Agent to deliver and file such releases, terminations and other documents deemed necessary or desirable by the Administrative Agent to evidence such release.

                                   ARTICLE 10

                Change in Circumstances Affecting LIBOR Advances

            Section 10.1 LIBOR Basis Determination Inadequate or Unfair. If with respect to any proposed LIBOR Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in Dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist (which notice shall be promptly given following the Administrative Agent's knowledge of the termination of any such circumstance), the obligations of any affected Lender to make its portion of such LIBOR Advances shall be suspended.

            Section 10.2 Illegality. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its portion of LIBOR Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of such Lender's portion of each affected LIBOR Advance, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such affected LIBOR Advances if such Lender may lawfully continue to

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maintain and fund its portion of such LIBOR Advance to such day or (b)
immediately if such Lender may not lawfully continue to fund and maintain its portion of such affected LIBOR Advances to such day. Concurrently with repaying such portion of each affected LIBOR Advance, the Borrower may borrow a Base Rate Advance from such Lender, whether or not it would have been entitled to effect such borrowing and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the affected Loan held by such Lender shall equal the outstanding principal amount of such Loan or Loans immediately prior to such repayment.

            Section 10.3 Increased Costs.

            (a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement
Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make its portion of LIBOR Advances, or its portion of existing Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its portion of LIBOR Advances or in respect of any other amounts due under this Agreement, in respect of its portion of LIBOR Advances or its obligation to make its portion of LIBOR Advances (except for changes in the rate or method of calculation of tax on the revenues or net income of such Lender); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable LIBOR Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make its portion of such LIBOR Advances or its portion of existing Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any of its portion of LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement with respect thereto, then, within thirty (30) days after demand by such Lender, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole reasonable judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender.

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            (b) Any Lender claiming compensation under this Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate such Lender for any amount under this subsection arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than ninety (90) days prior to the date on which such Lender submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Lender could not reasonably have known that the resulting reduction in return might arise. In determining such amount, such Lender may use any reasonable and customary averaging and attribution methods. If any Lender demands compensation under this
Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full such Lender's portion of the then outstanding LIBOR Advances, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such portion of LIBOR Advances the Borrower may, whether or not then entitled to make such borrowing, borrow a Base Rate Advance, or a LIBOR Advance not so affected, from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Loan or Loans held by such Lender shall equal the outstanding principal amount of such Loan or Loans immediately prior to such prepayment.

            Section 10.4 Effect On Other Advances. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 hereof suspending the obligation of any Lender to make its portion of any type of LIBOR Advance, or requiring such Lender's portion of LIBOR Advances to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Lender as its portion of LIBOR Advances shall, unless otherwise notified by the Borrower, be made instead as Base Rate Advances.

            Section 10.5 Claims for Increased Costs and Taxes. In the event that any Lender (a) shall decline to make LIBOR Advances pursuant to Sections 10.1 and 10.2 hereof, (b) shall have notified the Borrower that it is entitled to claim compensation pursuant to Sections 10.3, 2.12 or 2.14(f) hereof, (c) is unable to complete the form required or subject to withholding as provided in
Section 2.13 hereof or (d) has failed to consent to a proposed amendment, waiver, discharge or termination which, pursuant to the terms of Section 11.12 or any other provision of any Loan Document, requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent (each such lender being an "Affected Lender"), the Borrower at its own cost and expense may designate a replacement lender (a "Replacement Lender") to assume the Commitment and the obligations of any such Affected Lender hereunder, and to purchase the outstanding Loans of such Affected Lender and such Affected Lender's rights hereunder and with respect thereto, and within ten (10) Business Days of such designation the Affected Lender shall (a) sell to such Replacement Lender, without recourse upon, warranty by or expense to such Affected Lender, by way of an Assignment and Assumption Agreement substantially in the form of Exhibit A attached hereto, for a purchase price equal to (unless such Lender agrees to a lesser amount) the outstanding principal amount of

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the Loans of such Affected Lender, plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Lender hereunder, and (b) assign the Commitment of such Affected Lender and upon such assumption and purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a "Lender" for purposes of this Agreement and such Affected Lender shall cease to be a "Lender" for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of the Commitment).

                                   ARTICLE 11

                                  Miscellaneous

            Section 11.1 Notices.

            (a) Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for next day delivery, or when sent on a Business Day prior to 5:00 p.m. (Charlotte, North Carolina time) by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section
11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i) If to the Borrower, to it at:

                          Gray Television, Inc.
                          4370 Peachtree Road, N.E.
                          Atlanta, Georgia  30319
                          Attention: James C. Ryan
                          Telecopy: (404) 261-9607

                          with a copy to:

                          Proskauer Rose, LLP
                          1585 Broadway
                          New York, New York  10036-8299
                          Attention: Robert Kane
                          Telephone: (212) 969-3241
                          Telecopy: (212) 969-2900

                  (ii) If to the Administrative Agent, to it at:

                           Wachovia Bank, National Association
                           Charlotte Plaza, CP-8

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                           201 South College Street
                           Charlotte, North Carolina 28288-0680
                           Attention: Syndication Agency Services
                           Telephone: (704) 374-2698
                           Telecopy: (704) 383-0288

                           with a copy to:

                           Wachovia Bank, National Association
                           Portfolio Management
                           301 South College Street, 15th Floor
                           Charlotte, North Carolina  28288-0760
                           Attention: Joe Mynatt
                           Telephone: (704) 383-9270
                           Telecopy: (704) 383-6647

                  (iii) If to the Lenders, to them at the addresses set forth in the Register.

The failure to provide copies shall not affect the validity of the notice given to the primary recipient.

            (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

            Section 11.2 Expenses. The Borrower and its Restricted Subsidiaries will promptly pay, or reimburse:

            (a) all reasonable out-of-pocket expenses of the Administrative Agent and the Lead Arranger in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents and any amendment or waiver with respect thereto, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent and the Lead Arranger and the reasonable costs and expenses associated with the syndication of this facility; and

            (b) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders of enforcement under this Agreement or the other Loan Documents and all reasonable out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Loans, which in each case shall include reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Lenders.

            Section 11.3 Waivers. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the

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Administrative Agent, the Required Lenders, or the Lenders, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a Request for Advance. In the event the Lenders decide to fund a Request for Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further Request for Advance or preclude the Lenders or the Administrative Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Lenders, or the Required Lenders, shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of this Agreement or any other Loan Document in the future.

            Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and each of the Lenders are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender or Administrative Agent, to or for the credit or the account of the Borrower or any of its Restricted Subsidiaries, against and on account of the obligations and liabilities of the Borrower to the Lenders and the Administrative Agent, including, without limitation, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether (a) any Lender or Administrative Agent shall have made any demand hereunder or (b) any Lender or Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof and although such obligations and liabilities or any of them shall be contingent or unmatured. Upon direction by the Administrative Agent with the consent of all of the Lenders each Lender holding deposits of the Borrower or any of its Restricted Subsidiaries shall exercise its set-off rights as so directed.

      Section 11.5 Successors and Assigns; Participations.

            (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any Restricted Subsidiary may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this
Section 11.5, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 11.5 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section
11.5 (and any other attempted assignment or transfer by any party hereto shall be null and void).

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Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 11.5 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees (such Person, a "Purchasing Lender") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

                  (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless (A) such assignment is made to an existing Lender, to an Affiliate thereof, or (with respect to any Term Loan) to an Approved Fund, in which case no minimum amount shall apply, or (B) each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day; provided further that all simultaneous assignments to any proposed assignee and any Approved Funds that are Affiliates of such assignee shall be aggregated and treated as a single assignment for purposes of determining compliance with the minimum assignment amount specified in this paragraph;

                  (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

                  (iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent and the Issuing Bank (each such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender with a Revolving Credit Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.10, 2.12 and 2.13 and Article X with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

            (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Restricted Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

      Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section
11.12 that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 2.12 and Article X, 10.1, 10.2, 10.3, 10.4 and
10.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent

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permitted by law, each Participant also shall be entitled to the benefits of
Section 11.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

            (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.10, 2.12, 10.3 and 10.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that is organized under the laws of a jurisdiction outside the United States shall not be entitled to the benefits of Section 10.3 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.5(e) as though it were a Lender.

            (f) Disclosure of Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document (or any Interest Rate Hedge Agreement with a Lender or the Administrative Agent) or any action or proceeding relating to this Agreement or any other Loan Document (or any Interest Rate Hedge Agreement with a Lender or the Administrative Agent) or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Purchasing Lender, proposed Purchasing Lender, Participant or proposed Participant, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding the Borrower and its Subsidiaries, the Loans and Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or (j) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent's or any Lender's regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates. For purposes of

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this Section, "Information" means all information received from the Borrower or its Subsidiaries relating to the Borrower or its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or its Subsidiaries; provided that, in the case of information received from the Borrower or its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            (g) Certain Pledges or Assignments. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement or any other Loan Document to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            Section 11.6 Accounting Principles. All references in this Agreement to GAAP shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All references to the financial statements of the Borrower and to its Total Indebtedness, Senior Secured Indebtedness and Fixed Charges, and other such terms shall be deemed to refer to such items of the Borrower and its Restricted Subsidiaries, on a fully consolidated basis.

            Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts (including by virtue of an Authorization), each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or an Authorization shall be effective as delivery of a manually executed counterpart of this Agreement and delivery of or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of such other document or instrument, as applicable.

            Section 11.8 Governing Law. This Agreement, and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York applicable to agreements made to be performed in New York. If any action or proceeding shall be brought by the Administrative Agent or any Lender hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or any other Loan Document, the Borrower hereby consents and will, and the Borrower will cause each Restricted Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting in the county of New York on the date of this Agreement. The Borrower, for itself and on behalf of its Restricted Subsidiaries, hereby agrees that, to the extent permitted by Applicable Law, service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the address given in Section 11.1 hereof and that personal service of process shall not be required. Nothing

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herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

            Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 11.10 Interest.

            (a) In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender, in writing, that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Administrative Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

            (b) Notwithstanding the use by the Lenders of the Base Rate and the LIBOR as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

            Section 11.11 Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

            Section 11.12 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Required Lenders or the Administrative Agent at the direction of the Required Lenders and, in the case of an amendment, by the Borrower, except that in the event of (a) any increase in the amount of any Commitment or any increase in any Lender's Commitment Ratio, (b) any waiver, delay, extension or extensions in the terms or events of repayment of the Loans or any mandatory reductions in any Commitment provided in
Section 2.7(b) hereof, (c) any reduction in principal, interest or fees due hereunder or postponement of the payment thereof (including, without limitation, any postponement or extension of the Maturity Date) without a corresponding payment by the Borrower (other than with respect to the Default Rate as provided in Section 2.3(d) hereof), (d) any release of any material portion of the Collateral for the Loans, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case such release shall require no further approval by the Lenders), (e) any waiver of any Default due to the failure by the Borrower to pay

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any sum due to any of the Lenders hereunder, (f) any release of any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders) or (g) any amendment of this
Section 11.12, the definition of Required Lenders or of any Section or definition herein to the extent that such Section or definition requires action by all Lenders, any such amendment or waiver or consent may be made only by an instrument in writing signed by each of the Lenders directly affected thereby and the Administrative Agent and, in the case of an amendment, by the Borrower. Any amendment to Section 2.9(d), Section 2.11 or Section 8.3 may be made only by an instrument in writing signed by each of the Lenders directly affected thereby, the Administrative Agent and the Borrower. Any amendment to any provision hereunder governing the rights, obligations or liabilities of the Administrative Agent may be made only by an instrument in writing signed by the Administrative Agent and by each of the Lenders. No term or provision of any Security Document may be amended or waived orally, but only by an instrument in writing signed by the Administrative Agent with the direction of the Required Lenders and, in the case of an amendment, by such of the Borrower and the Borrower's Restricted Subsidiaries as are party thereto; provided, however, that the written consent of all of the Lenders shall be required with respect to any amendment to or waiver of the provisions of any Security Document which would have the effect of (i) releasing any material portion of the Collateral for the Loans, other than in connection with any merger, sale or other disposition otherwise permitted hereunder (which shall require no further approval by the Lenders) or (ii) releasing any guarantor from all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders). Notwithstanding anything in this Agreement to the contrary, (x) no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Loan or the issuance of a Letter of Credit shall be effective unless the Required Revolving Lenders shall have concurred with such waiver or modification and (y) each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 11.12) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Sections 2.15 or 2.16 of this Agreement (including, without limitation, as applicable, (1) to permit the Incremental Facility Commitments and Incremental Facility Loans to share ratably in the benefits of this Agreement and the other Loan Documents, (2) to permit the Incremental Facility Commitments and the Incremental Facility Loans to be structured as second lien credit facilities, and (3) to include the Lenders with an Incremental Facility Commitment or outstanding Incremental Facility Loans in any determination of Required Lenders); provided that no amendment or modification shall result in any increase in the amount of any Lender's Commitment or any increase in any Lender's Commitment Ratio, in each case, without the written consent of such affected Lender.

            Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

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            Section 11.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Lender to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

            Section 11.15 Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

            Section 11.16 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (a) shall be deemed to have been relied upon by the Administrative Agent and each of the Lenders notwithstanding any investigation heretofore or hereafter made by them, and (b) shall survive the execution and delivery of the Loan Documents and shall continue in full force and effect so long as any Obligation is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 2.14, 5.11, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all Obligations.

            Section 11.17 Senior Indebtedness. The Obligations are secured by the Security Documents and are intended by the parties hereto to be in parity with the Interest Rate Hedge Agreements and senior in right of payment to all other Indebtedness of the Borrower.

            Section 11.18 Obligations Several. The obligations of the Administrative Agent and each of the Lenders hereunder are several, not joint.

            Section 11.19 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XI and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

            Section 11.20 Term of Agreement. This Agreement shall remain in effect from the Agreement Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender's Commitments unless the Administrative Agent has received written notice prior to such release from the holder of any Interest Rate Hedge Obligations that such Interest Rate Hedge Obligation remains outstanding. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

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            Section 11.21 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

            Section 11.22 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            Section 11.23 Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Prior Loan Agreement effective from and after the Agreement Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Prior Loan Agreement based on any facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Agreement Date, (a) the credit facilities described in the Prior Loan Agreement shall be amended and supplemented by the facilities described herein, (b) all Revolving Loans outstanding as of such date under the Prior Loan Agreement shall be deemed to be Revolving Loans outstanding hereunder and the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Revolving Loans, together with any Revolving Loans funded hereunder on the Agreement Date, reflect the Revolving Loan Commitments of the Lenders hereunder, (c) the Term Loans outstanding as of such date under the Prior Loan Agreement shall be converted to Term Loan B hereunder or repaid and the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of the Term Loans on the Agreement Date reflect the Term Loan B Commitments of the Lenders hereunder and (d) all Letters of Credit outstanding as of such date under the Prior Loan Agreement shall be deemed to be Letters of Credit outstanding hereunder, in each case, without further action by any Person.

            Section 11.24 USA Patriot Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower which information includes the name and address of each Borrower and other information that will allow such Lender to identify such Borrower in accordance with such Act.

                                   ARTICLE 12

                              Waiver of Jury Trial

            Section 12.1 Waiver of Jury Trial. The Borrower, for itself and on behalf of each of its Restricted Subsidiaries and the Administrative Agent and the Lenders hereby agree, to the extent permitted by law, to waive and hereby waive the right to a trial by jury in any court and in any action or proceeding of any type in which the Borrower, any of the Borrower's Restricted Subsidiaries, any of the Lenders, the Administrative Agent or any of their respective successors or assigns is a party, as to all matters and things arising directly or indirectly out of

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this Agreement, any of the Notes or the other Loan Documents and the relations among the parties listed in this Section 12.1 in connection therewith. Except as prohibited by law, each party to this Agreement waives any rights it may have to claim or recover in any litigation referred to in this Section, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each party to this Agreement (a) certifies that neither any representative, agent or attorney of the Administrative Agent or any Lender has represented, expressly or otherwise, that the Administrative Agent or any Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that it has been induced to enter into this Agreement and each other Loan Document by, among other things, the mutual waivers and certifications in this Section. The provisions of this Section have been fully disclosed by and to the parties and the provisions shall be subject to no exceptions. No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed by their duly authorized officers, all as of the day and year first above written.

                              BORROWER:

                              GRAY TELEVISION, INC.

                              By: /s/ James C. Ryan
                                  ----------------------------------------------
                                  Name: James C. Ryan
                                  Title:Senior Vice President & Chief Financial
                                        Officer

                              ADMINISTRATIVE AGENT AND LENDERS:

                              WACHOVIA BANK, NATIONAL ASSOCIATION, as
                              Administrative Agent, as an Issuing Bank and as a Lender, on behalf of itself and the other Lenders party to the Loan Agreement pursuant to the Authorizations

                              By: /s/ Arthur D. Burns
                                  ----------------------------------------------
                                  Name:  Arthur D. Burns
                                  Title: Vice President